Exhibit 10.1

Execution Version

______________________________________________________________________________

CREDIT AGREEMENT

Dated as of May 1, 2024

_____________________________________________________________________________

THE ONE GROUP, LLC,

as the Borrower,

THE ONE GROUP HOSPITALITY, INC.,

as Holdings,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

and

THE LENDERS AND ISSUING BANKS PARTY HERETO FROM TIME TO TIME,

and

DEUTSCHE BANK SECURITIES INC. and

HPS INVESTMENT PARTNERS, LLC,

as Lead Arrangers

i

SCHEDULES

1.01D	—	Guarantors
1.01E	—	Material Real Property
2.01(a)	—	Initial Term Commitments
2.01(b)	—	Revolving Commitments
5.06	—	Litigation
5.10	—	Compliance with ERISA
5.19	—	Labor Relations
5.20	—	Material Contracts
5.24	—	Farm Product Account Payable
6.12	—	Post-Closing Covenants
7.01(b)	—	Existing Liens
7.02	—	Existing Investments
7.03(c)	—	Surviving Indebtedness
7.07	—	Transactions with Affiliates
7.10	—	Negative Pledges
10.02	—	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	—	Committed Loan Notice
B	—	Term Note
C	—	Revolving Credit Note
D	—	Compliance Certificate
E	—	Assignment and Assumption
F	—	Guaranty
G	—	[Reserved]
H	—	Security Agreement
I	—	[Reserved]
J	—	[Reserved]
K	—	[Reserved]
L	—	United States Tax Compliance Certificate
M	—	Solvency Certificate
N	—	Letter of Credit Reports

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May 1, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among THE ONE GROUP, LLC, a Delaware limited liability company (the “Borrower”), THE ONE GROUP HOSPITALITY, INC., a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties hereto as lenders (the “Lenders”), the Issuing Banks party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent for the Lenders and Issuing Banks and as collateral agent for the Secured Parties, as the context may require (in such capacities, including any successor or supplemental agent thereto appointed in accordance with Sections 9.09 or 9.13, respectively, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, on the Closing Date, the Borrower intends to directly acquire all of the issued and outstanding share capital of Safflower Holdings Corp., a Delaware corporation (the “Target”), from Safflower Holdings LLC, a Delaware limited liability company (the “Seller”) pursuant to and in accordance with the requirements of the Stock Purchase Agreement, dated as of March 26, 2024 (as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of April 29, 2024 and together with all exhibits, schedules and other disclosure letters thereto, collectively, the “Acquisition Agreement”), by and among the Borrower, the Target and the Seller (the “Closing Date Acquisition”).  After giving effect to the Closing Date Acquisition and the other Transactions (as defined below), the Target will become a wholly-owned direct or indirect Subsidiary of the Borrower;

WHEREAS, on the Closing Date, the Borrower will refinance and replace in full that certain (a) Credit and Guaranty Agreement dated as of October 4, 2019, by and among The ONE Group Hospitality, Inc., as holdings, The ONE Group, LLC, as borrower, certain Subsidiaries from time to time party thereto, the lenders party thereto from time to time party thereto, Goldman Sachs Specialty Lending Group, L.P., as administrative agent, and Goldman Sachs Bank USA, as collateral agent, and as amended, restated, amended and restated, supplemented or modified prior to the Closing Date (the “Existing Credit Agreement”), and release all guarantees and security in respect thereof and (b) Credit Agreement, dated June 28, 2018, by and among Ally Bank, Seller, the Target, each of the subsidiaries of Target party thereto, and the lenders party thereto (as refinanced through and including the Fifth Amendment to Credit Agreement dated as of February 9, 2023, the “Target Existing Credit Agreement”) shall have been refinanced, repaid, redeemed and/or terminated in its entirety and all commitments to lend and guarantees and security granted in connection therewith shall have been terminated and/or released or customary arrangements shall have been made for such termination and/or release.  The refinancings and releases of the Existing Credit Agreement and the Target Existing Credit Agreement contemplated in this paragraph are collectively referred to as the “Closing Date Refinancing”;

WHEREAS, in connection with the foregoing, the Borrower has requested the Lenders to make available to the Borrower (a) a $40,000,000 senior secured revolving credit facility, up to $10,000,000 of which will be available in the form of letters of credit, and (b) a $350,000,000 senior secured term loan facility (the “Term Facility”), the proceeds of which will be used to pay (i) the cash consideration for the Closing Date Acquisition, (ii) fees, premiums, costs, expenses and other transaction costs incurred in connection with the Transactions and (iii) for the Closing Date Refinancing; and

WHEREAS, the Lenders have indicated their willingness to make Loans, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Administrative Agent” has the meaning specified in the introductory paragraph hereof. Any reference to the “Administrative Agent” in this Agreement shall mean DBNY in its capacity as administrative agent for the Lenders and/or DBNY in its capacity as collateral agent for the Secured Parties, as the context may require.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided, that solely for the purposes of Section 7.07, “Control” shall also include the possession, directly or indirectly, of Voting Stock of the Borrower entitled to exercise more than 5% of the total voting power of all outstanding Voting Stock of the Borrower (including any right to acquire Voting Stock that is not then outstanding of which such person or group is deemed the beneficial owner).  “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliate Transaction” has the meaning set forth in Section 7.07.

“Affiliated Lender” means, collectively, (i) the Borrower and any Affiliate thereof and (ii) any Person that holds any Holdings Preferred Stock and any Affiliate thereof (excluding (x) any HPS Lender and (y) any Person that, together with such Person’s Affiliate and Approved Funds, collectively owns, directly or indirectly, no more than 7% of all the issued and outstanding Holdings Preferred Stock).

“Affiliated Lender Percentage” means 25%.

“Affiliate Transaction” has the meaning set forth in Section 7.07.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Administrative Agent, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means the Term Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Agreement Currency” has the meaning specified in Section 10.17.

“Anti-Corruption Laws” means all laws, rules, and regulations concerning or relating to bribery or corruption, including, without limitation, the FCPA.

“Anti-Money Laundering Laws” means all laws, rules, and regulations concerning or relating to the prevention of money laundering or terrorism financing, including, without limitation, the USA PATRIOT Act.

“Applicable Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Required Lenders and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations and (b) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank junior in priority to the Liens securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Required Lenders and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term SOFR Loans or Base Rate Loans, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Term Commitment of any Class, the percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is the amount of such Lender’s Term Commitment of such Class at such time and the denominator of which is the aggregate amount of all Term Commitments of such Class of all Lenders, (b) with respect to any Lender with a Revolving Commitment of any Class, the percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is the amount of such Lender’s Revolving Commitment of such Class at such time and the denominator of which is the aggregate amount of all

Revolving Commitments of such Class of all Lenders and (c) with respect to the Loans of any Class, a percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means, as of any date of determination, a percentage per annum equal to:

(a)in the case of Initial Term Loans, (i) for Initial Term Loans that are Term SOFR Loans, 6.50% and (ii) for Initial Term Loans that are Base Rate Loans, 5.50%; and

(b)in the case of Revolving Credit Loans, (i) initially, for Term SOFR Loans, 6.00% per annum, and (y) with respect to Base Rate Loans, 5.00% per annum and (ii) after the first delivery of a Compliance Certificate after the Closing Date pursuant to Section 6.02, in connection with Revolving Credit Loans, the percentages per annum set forth in the table below, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02;

Level	Consolidated Total Net Leverage Ratio	Term SOFR Loans	Base Rate Loans
I	> 1.25:1.00	6.00%	5.00%
II	< 1.25:1.00 and >0.50:1.00	5.75%	4.75%
III	≤ 0.50: 1.00	5.50%	4.50%

Any increase or decrease in the Applicable Rate pursuant to clause (b)(ii) above resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided that, if a Compliance Certificate is not delivered within the time frame set forth in Section 6.02, the Applicable Rate set forth in “Level I” shall apply commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the delivery of such Compliance Certificate.

“Applicable Unused Fee Rate” means, with respect to the Revolving Commitments, a rate per annum equal to 0.50% per annum.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel but excludes all allocated costs of in-house counsel.

“Audited Financial Statements” means (a) the audited consolidated balance sheet of the Group Companies (as defined in the Acquisition Agreement) and the related statement of operations, statement of stockholder’s equity and statement of cash flows, including the notes related thereto, for the fiscal years ended on March 26, 2023 and March 27, 2022 and (b) audited consolidated balance sheets and the related audited statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal years of the Borrower ended December 31, 2021 and December 31, 2022 and each subsequent fiscal year of the Borrower, ended at least 90 days before the Closing Date.

“Availability Triggering Event” shall occur at any time that Unused Revolving Commitments are less than 65.0% of the total Revolving Commitments. Once occurred, an Availability Triggering Event shall be deemed to be continuing until such time as the Unused Revolving Commitments are greater than or equal to 65.0% of the total Revolving Commitments for a period of at least 30 consecutive days.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a)the Cumulative Retained Excess Cash Flow Amount at such time; plus

(b)100% of the aggregate net cash proceeds Not Otherwise Applied received by the Borrower after the Closing Date through and including the Available Amount Reference Time from the issue or sale of Equity Interests of the Borrower or any Parent Entity (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock); plus

(c)100% of the aggregate amount of contributions to the capital of the Borrower received in cash after the Closing Date through and including the Available Amount Reference Time (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount); plus

(d)the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Borrower or any Subsidiary thereof issued after the Closing Date through and including the Available Amount Reference Time (other than Indebtedness or Disqualified Stock issued to the Borrower or a Subsidiary) which has been converted into or exchanged for Equity Interests in the Borrower or any Parent Entity (other than Disqualified Stock); plus

(e)100% of the aggregate amount received by the Borrower or any Subsidiary after the Closing Date through and including the Available Amount Reference Time in cash received by the Borrower or any Subsidiary from the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of Restricted Investments or Permitted Investments made by the Borrower and its Subsidiaries and from repurchases and redemptions of such Restricted Investments or Permitted Investments from the Borrower and its Subsidiaries by any Person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 7.02(i)); plus

(f)the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time to the extent Not Otherwise Applied; minus

(g)the aggregate amount of (i) any Investments made pursuant to Section 7.02(aa) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment or the sale, transfer, lease or other disposition of any such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(t) and (iii) any payments made pursuant to Section 7.08(a)(iii), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

It is understood and agreed that the proceeds of the Holding Preferred Stock issued on or about the Closing Date shall not increase the Available Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of: (a) the Federal Funds Rate in effect on such date plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) Term SOFR plus 1.00%;

provided that if the Base Rate determined in accordance with either of the foregoing clauses (a), (b) or (c) of this definition would otherwise be less than (i) with respect to the Initial Term Loans, 2.00% per annum, the Base Rate shall be deemed 2.00% per annum for purposes of this Agreement, and (ii) with respect to the Revolving Credit Loans, 1.00% per annum, the Base Rate shall be deemed 1.00% per annum for purposes of this Agreement.

The “prime rate” shall mean (i) the rate per annum quoted as the “Prime Rate” in the print edition of the Wall Street Journal, Money Rates section for United States Dollar loans in the United States for such day or (ii) if such rate is not quoted, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).  The “prime rate” is not necessarily the lowest rate that the Administrative Agent is charging any corporate customer.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III:  International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or managing member of such Person) or any duly authorized committee thereof.

“Borrower” has the meaning specified in the introductory paragraph hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Canadian Defined Benefit Plans” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Pension Plan” means a pension plan or plan that is subject to applicable pension benefits legislation in any jurisdiction of Canada and that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Loan Party or any Subsidiary thereof.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and the Subsidiaries and (b) Finance Lease Obligations incurred by the Borrower and the Subsidiaries during such period.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks and the Lenders, as collateral for Letter of Credit Outstandings or obligations of Lenders to fund participations in respect of any of the foregoing (as the context may require), cash or deposit account balances or, if the Administrative Agent, the relevant Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) such Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States, United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time: (i) any Person (other than any Permitted Holder) or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of (x) 30% or more on a fully diluted basis of (1) the voting interests in the Equity Interests of Holdings and/or (2) the economic interests in the Equity Interests of Holdings, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Holdings; or (ii) Holdings shall cease to beneficially own and control, directly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of the Borrower.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Term Commitments, Revolving Commitments or Loans, (b) when used with respect to Term Commitments, refers to whether such Term Commitments are Initial Term Commitments, Term Commitments in respect of any Incremental Term Loans or Term Commitments in respect of any Extended Term Loans, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Extended Term Loans, Incremental Term Loans or Revolving Credit Loans.  Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Term Commitments in respect thereof) shall be construed to be in different Classes.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Guaranty Agreement” means that certain Guaranty dated as of the Closing Date by and between the Guarantors party thereto and the Administrative Agent.

“Closing Date Acquisition” has the meaning specified in the preliminary statements to this Agreement.

“Closing Date Refinancing” has the meaning specified in the preliminary statements to this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document; provided, that, (x) the Collateral shall not in any event include (i) any Excluded Property or (ii) any property excluded as Collateral pursuant to any Collateral Document to the extent such exclusion is consistent with the Collateral and Guarantee Requirement and (y) all capitalized terms used in this definition of Collateral that are not otherwise defined in this Agreement shall have the meaning assigned to them in the UCC.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)all payment Obligations shall have been unconditionally guaranteed, jointly and severally, by Holdings and each Subsidiary (other than any Excluded Subsidiary) including, as of the Closing Date, those that are listed on Schedule 1.01D hereto (each, a “Guarantor”);

(b)(i) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iv), or thereafter pursuant to Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto (in each case, in a form approved by the Administrative Agent and the Borrower in their reasonable discretion without the further consent of any other party hereto so long as the form thereof is consistent with the requirements in this Collateral and Guarantee Requirement), in each case duly executed by the Borrower and each applicable Subsidiary of the Borrower that is required to be a Guarantor pursuant to clause (a) above from time to time and such Collateral Documents, taken as a whole and together with the other documents, instruments and actions described in this Collateral and Guarantee Requirement but subject to the limitations set forth herein (including limitations with respect to Excluded Property), shall grant Liens in favor of the Administrative Agent on substantially all Collateral in order to secure the Obligations;

(c)(i) the Loan Parties shall have taken all actions reasonably necessary and delivered to the Administrative Agent or such other applicable Person all documents, UCC financing statements, filings with the United States Copyright Office and the United States Patent and Trademark Office covering Collateral that consists of intellectual property, other filings, instruments, Equity Interests and related transfer powers (as more fully set forth herein), in each case, pursuant to the terms of the applicable Collateral Document that are necessary to perfect the Liens described in the Collateral and (ii) such Liens shall be perfected on a first-priority basis (subject to Permitted Liens); provided, further, that, except with respect to any Foreign Subsidiary that is not an Excluded Subsidiary, no filings shall be required to be made other than, for the purposes of perfection, pursuant to the UCC with the office of the secretary of state (or similar filing office) of the relevant State(s) or, solely with respect to intellectual property constituting Collateral, with the applicable United States governmental offices;

(d)in furtherance of and not in limitation of clauses (b) and (c) above but subject to the proviso in clause (c) above, all outstanding Equity Interests, in each case, directly owned by the Loan Parties and all intercompany Indebtedness owing to any Loan Party, in each case constituting Collateral and other than property excluded from the Collateral and Guarantee Requirement pursuant to this Collateral and Guarantee Requirement definition, shall have been pledged in favor of the Administrative Agent pursuant to and to the extent required under the applicable Collateral Document, the Administrative Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any such notes or other instruments, together with stock powers, note powers or other instruments of transfer (if applicable) with respect thereto endorsed in blank (collectively, the “Pledged Collateral”); and

(e)with respect to any Material Real Property constituting Collateral owned by any Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement, within 120 days (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Administrative

Agent any applicable Mortgages, Mortgage Supporting Documents, joinders, amendments, Flood Certificate Documents and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, granting a first priority, perfected Lien (subject to Permitted Liens) in such owned Material Real Property of such Subsidiary (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the Fair Market Value of the property at the time the Mortgage is entered into), in each case, securing the Obligations of such Subsidiary.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(i)Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement (including perfection actions applicable thereto) and guarantees required to be provided pursuant to the Collateral and Guarantee Requirement shall, in each case, be subject to exceptions and limitations (including materiality thresholds and qualifiers) set forth in the Collateral Documents.

(ii)The Collateral and Guarantee Requirement shall not apply to any Excluded Property.

(iii)The execution and delivery of a deposit account control agreement, a securities account control agreement or other control agreements shall not be required with respect to any deposit account, securities account, commodities account or other asset specifically requiring perfection through control agreements or any other means of perfection by “control” (as such term is used under the UCC).

(iv)Except with respect to any Foreign Subsidiary that is not an Excluded Subsidiary, no actions in any jurisdiction other than the United States of America (including any state thereof and the District of Columbia) shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States of America or to perfect such security interests, including non-U.S. intellectual property (it being understood that there shall be no security agreements, pledge agreements or other security instruments governed by the laws of a non-U.S. jurisdiction).

(v)The Administrative Agent may grant extensions of time for the granting and perfection of security interests where it reasonably determines, in consultation with the Borrower, that such grant or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

(vi)(A) The Obligations of the Loan Parties shall not in any event be secured by the Collateral of any Excluded Subsidiary and (B) in no event shall any Excluded Subsidiary be required to become a Loan Party.

(vii)In no event shall the Collateral consist of any real property other than Material Real Property.

(viii)The Collateral Documents shall include customary provisions relating to Excluded Swap Obligations.

(ix)The Collateral and Guarantee Requirement shall be subject to the limitations set forth in the final paragraph of Section 4.01 with respect to Collateral granted on the Closing Date.

(x)The Las Vegas Management Agreement shall constitute Collateral.

“Collateral Documents” means, collectively, the Closing Date Guaranty Agreement, Security Agreement, Intellectual Property Security Agreements, the Perfection Certificate, any Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(a)(iii), Section 6.10 or Section 6.12, any other Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or a Subsidiary in the ordinary course of business of the Borrower or such Subsidiary.

“Commitment Letter” means that certain Commitment Letter, dated as of March 26, 2024, by and among the Borrower, DBNY, Deutsche Bank Securities Inc., HPS Investment Partners, LLC and HG Vora Capital Management, LLC.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to the other, (c) a continuation of Term SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) or (d) a Revolving Credit Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning set forth in Section 10.02(g).

“Company Competitor” means any Person that is a bona fide competitor of the Borrower or any of its Subsidiaries.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18 and other technical, administrative or operational matters) that the Administrative Agent determines may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” means with respect to any Person and any specified Subsidiaries of such Person, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP; provided that, as it applies to the Borrower and the Subsidiaries, it shall refer to the consolidation principles used with respect to the Borrower and the Subsidiaries and it shall mean the Borrower and the Subsidiaries.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person (and with respect to the Borrower and Subsidiaries, such Persons on a Consolidated basis) for such period for the most recently ended Test Period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) means fees, premiums, expenses and other transaction costs payable or otherwise borne by Holdings and/or its Subsidiaries in connection with the Transactions to the extent incurred on or prior to (or within 60 days following) the Closing Date, excluding integration expenses and severance costs; plus

(5) any premiums, expenses or other transaction costs (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment or amendment of Indebtedness (including a refinancing thereof) (whether or not successful or meeting the dollar amount thresholds specified herein), including such fees, expenses or charges related to the issuance of Indebtedness and any amendment or other modification of Indebtedness; plus

(6) non-cash compensation expense, including deferred compensation, and any other non-cash losses, charges and expenses, including write-offs or write-downs (but not including any write-off or write-down of inventory or accounts receivable (which, for the avoidance of doubt, shall not include customary LIFO expense adjustments)), the non-cash impact of acquisition method accounting and, if applicable, including the excess of rent expense over actual cash rent paid during the relevant period due to the use of straight line rent for GAAP purposes (provided that, (x) to the extent any non-cash charge represents an accrual of or reserve for potential cash items in any future period, (i) the Borrower may determine not to add back such non-cash charge in the current period or (ii) to the extent the Borrower determines to add back such non-cash charge, the cash payable in respect thereof in such future period shall be subtracted from Consolidated EBITDA and (y) any non-cash charge or expense representing the amortization of any prepaid cash item that was paid and not expensed in a prior period shall not be added back); plus

(7) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such cash receipts or netting arrangement were deducted in the calculation of Consolidated EBITDA for any previous period and not added back; plus

(8) in the case of any fiscal quarter, the amount of any tax credits related to taxes paid in respect to tip income in accordance with the Federal Insurance Contributions Act (any such tax credits, “FICA Tax Credits”) for such fiscal quarter, recorded based on the Borrower’s forecast for such fiscal quarter in a manner consistent with the forecast methodology described by the Borrower to the Lead Arrangers prior to the Closing Date; provided that (i) the aggregate amount added to Consolidated EBITDA pursuant to this clause (8) for any Test Period shall not exceed the actual amount expensed in accordance with GAAP for calculation of Consolidated Net Income of the Borrower, (ii) the amount specified in this clause (8) shall be described in reasonable detail and certified by a Responsible Officer in the Compliance Certificate delivered with respect to the applicable Test Period and (iii) it is understood that such forecast and amount of any tax credits shall be reconciled from time to time with an annual true-up based on the actual tax credit recorded in the Borrower’s tax return as set forth in the proviso at the end of this definition of Consolidated EBITDA (it being understood that the amount specified in this clause (8) shall be described in reasonable detail and certified by a Responsible Officer in the Compliance Certificate delivered with respect to the applicable Test Period); plus

(9) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or in connection with the rollover, acceleration or payout of equity interests held by management, to the extent that such charges, costs, expenses, accruals or reserves are funded with cash proceeds contributed to the capital of Holdings (and concurrently contributed to the Borrower) or the net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of Holdings (and concurrently contributed to the Borrower) solely to the extent that such net cash proceeds are excluded from the calculation of the amount described in clause (b) of the definition of Available Amount; plus

(10) the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period; plus

(11) the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions that have been taken prior to end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period) and expected to be realized within 12 months of the end of such period, net of the amount of actual benefits realized during such period from such actions; provided that (a) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (b) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (11) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period, (c) such adjustments may be incremental to (but not duplicative of) other pro forma adjustments made and (d) for any period, the sum of (i) the aggregate amount added to Consolidated EBITDA pursuant to this clause (11) for such period, (ii) the aggregate amount added to Consolidated EBITDA pursuant to clauses (12), (20) and (22) below for such period and (iii) the aggregate amount excluded from Consolidated Net Income pursuant to clause (1)(b) of the definition thereof for such period, shall not exceed the Shared Cap for such period; plus

(12) restructuring and similar costs and charges (including severance, relocation costs, costs related to entry into new markets, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of operations and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), costs incurred in connection with strategic initiatives, transition costs, and operating expense reductions) and costs and expenses relating to achieving pro forma “run rate” cost savings, pro forma adjustments, operating expense reductions and synergies described in the preceding clause (11); provided that, for any period, the sum of (i) the aggregate amount added to Consolidated EBITDA pursuant to this clause (12) for such period, (ii) the aggregate amount added to Consolidated EBITDA pursuant to clause (11) above and clauses (20) and (22) below for such period and (iii) the aggregate amount excluded from Consolidated Net Income pursuant to clause (1)(b) of the definition thereof for such period, shall not exceed the Shared Cap for such period; plus

(13) severance costs incurred in connection with the Transactions so long as such costs were incurred on or prior to July 29, 2024 (it being understood that no amounts may be added to Consolidated EBITDA pursuant to this clause (13) for any fiscal quarter ending after September 30, 2024);

(14) Public Company Costs; plus

(15) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and the Subsidiaries; plus

(16) unrealized net losses resulting from changes in the Fair Market Value of any Hedging Obligations and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing expenses written off and premiums paid); plus

(17) [reserved];

(18) [reserved];

(19) the amount of any non-recurring costs, expenses or other charges attributable to opening a new restaurant from the date that is twelve (12) months prior to the date of opening thereof through the date that is three (3) months after the date of opening thereof; provided, that (A) such costs are reasonably identifiable, (B) the amount included in this clause (19) with respect to any individual restaurant or facility shall not exceed $1,000,000 in any period and (C) costs attributable to such restaurant or facility after three (3) months from the date of opening of such restaurant shall not be included in this clause (19); plus

(20) with respect to any new restaurants, an annualization adjustment in respect of the Consolidated EBITDA attributable to any such restaurants opened during the most recent twelve-month period then ended, the numerator of which is twelve (12) months and the denominator of which is the number of months that such location has been operational as of the relevant calculation date; provided that, for any period, the sum of (i) the aggregate amount added to Consolidated EBITDA pursuant to this clause (20) for such period, (ii) the aggregate amount added to Consolidated EBITDA pursuant to clauses (11) and (12) above and clause (22) below for such period and (iii) the aggregate amount excluded from Consolidated Net Income pursuant to clause (1)(b) of the definition thereof for such period, shall not exceed the Shared Cap for such period; plus

(21) the amount of “run-rate” cost savings, operating expense reductions and cost-saving synergies projected by the Borrower in good faith to be realized in connection with the Transactions as a result of actions that have been taken during, or expected to be taken within 12 months of the end of, such period and expected to be realized within 12 months of the end of such period, net of the amount of actual benefits realized during such period from such actions; provided that (a) such cost savings, operating expense reductions and cost-saving synergies are reasonably identifiable and factually supportable, (b) no cost savings, operating expense reductions and cost-saving synergies may be added pursuant to this clause (21) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing Consolidated EBITDA for such period, (c) such adjustments may be incremental to (but not duplicative of) other pro forma adjustments made and (d) the aggregate amount added to Consolidated EBITDA pursuant to this clause (21) in any period shall not exceed the Transaction Synergies Cap for such period; plus

(22) add-backs, exclusions and adjustments of the type identified in quality of earnings report delivered to the Administrative Agent and the Lenders in connection with the Transactions or any other quality of earnings report from a national or regionally recognized firm in respect of any Permitted Acquisition; provided that, for any period, the sum of (i) the aggregate amount added to Consolidated EBITDA pursuant to this clause (22) for such period, (ii) the aggregate amount added to Consolidated EBITDA pursuant to clauses (11), (12) and (20) above for such period and (iii) the aggregate amount excluded from Consolidated Net Income pursuant to clause (1)(b) of the definition thereof for such period, shall not exceed the Shared Cap for such period; plus

(23) earnouts and contingent consideration obligations and adjustments thereof and purchase price adjustments, in each case, to the extent permitted to be incurred at the time of incurrence and permitted to be paid at the time of payment pursuant to the terms hereunder;

less, without duplication, the sum of (i) non-cash income or gain increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains and revenues with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods; plus (ii) any net gain from discontinued operations or net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income;

provided that, notwithstanding the foregoing, for the fiscal quarter in any Test Period in which federal income tax returns are filed with respect to the Borrower and its Subsidiaries with respect to the fiscal year of the Borrower most recently ended (each, a “Specified Fiscal Quarter”), to the extent the aggregate amount of add-backs made pursuant to clause (8) above during the four fiscal quarters occurring in such fiscal year exceeds or falls short of the aggregate amount actual cash federal income tax savings from FICA Tax Credits made by the Borrower and its Subsidiaries in respect of its federal income taxes for such fiscal year, an amount equal to such excess or shortfall shall be deducted or added in the calculation of Consolidated EBITDA for such Specified Fiscal Quarter.

As used herein,

(I) the “Shared Cap” with respect to any Test Period shall be 25.0% of Consolidated EBITDA of the Borrower and its Subsidiaries with respect to any Test Period ending prior to or during the first eight full fiscal quarters following the Closing Date, 20.0% of Consolidated EBITDA of the Borrower and its Subsidiaries with respect to any Test Period ending during the next eight full fiscal quarters thereafter, and 15.0% of Consolidated EBITDA of the Borrower and its Subsidiaries with respect to any Test Period ending thereafter, in each case calculated after giving effect to all applicable addbacks and adjustments except the addbacks and adjustments described in clause (21) above (it being understood and agreed that the percentages of Consolidated EBITDA set forth above shall be calculated before giving effect to such addbacks and adjustments described in clause (21) above); and

(II)the “Transaction Synergies Cap” for any Test Period, shall be the amount specified for such Test Period ending on the last day of the applicable fiscal quarter specified below:

Test Period Ending	Consolidated EBITDA
June 30, 2024	$20,000,000
September 30, 2024	$17,500,000
December 31, 2024	$15,000,000
March 31, 2025	$12,500,000
June 30, 2025	$10,000,000
September 30, 2025	$7,500,000
December 31, 2025	$5,000,000
March 31, 2026	$2,500,000
June 30, 2026 and thereafter	$0

In addition, to the extent not already included in Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA for any period shall include the amount of net cash proceeds received by the Borrower and its Subsidiaries from business interruption insurance for such period.

Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to be as follows (such deemed Consolidated EBITDA, “Deemed EBITDA”): (i) for the Fiscal Quarter ended March 31, 2023, $43,178,000, (ii) for the Fiscal Quarter ended June 30, 2023, $38,893,000, (iii) for the Fiscal Quarter ended September 30, 2023, $30,487,000 and (iv) for the Fiscal Quarter ended December 31, 2023, $40,623,000; provided that the amounts set forth in clauses (11), (12), (20), (21) and (22) of Consolidated EBITDA in respect of any period during which Deemed EBITDA is being used, shall not be duplicative of amounts already addressed and included in Deemed EBITDA as of the Closing Date.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on any property or assets of the Borrower and its Subsidiaries, but excluding any such secured Indebtedness to the extent all such Liens with respect thereto are junior in priority to both the Liens securing the Obligations, as of any date of determination to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the Section 1.09(c).

“Consolidated Interest Expense” means, for any Test Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (b) the portion of rent expense with respect to such period under Finance Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Borrower and its Subsidiaries for the most recently ended Test Period, all as determined on a Consolidated basis in accordance with GAAP, and in each case, excluding (i) any additional cash interest owing pursuant to any registration rights agreement, (ii) accretion or accrual of discounted liabilities, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of a bridge, commitment and other financing fees, (v) interest with respect to Indebtedness of any parent of such Person appearing on the balance sheet of such Person solely by reason of push down accounting and (vi) Swap Contract costs.

“Consolidated Net Income” means, for any Test Period, the aggregate of the Net Income of a Person and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided, however, that:

(1) (a) any after-tax effect of extraordinary, exceptional, nonrecurring or unusual gains shall be excluded and (b) any after-tax effect of extraordinary, exceptional, nonrecurring or unusual losses, charge, accrual or expense or any charges, expenses, accrual or reserves in respect of any restructuring, redundancy or severance expense shall be excluded; provided that, for any Test Period, the sum of (i) the aggregate amount excluded from Consolidated Net Income pursuant to this clause (1)(b) for such Test Period and (ii) the aggregate amount added to Consolidated EBITDA pursuant to this clauses (11), (12), (20) and (22) for such Test Period, shall not exceed the Shared Cap for such Test Period;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) realized upon the sale, abandonment or other disposition of any business or asset other than in the ordinary course of business (as determined in good faith by the Borrower) and from disposed, abandoned, divested and/or discontinued operations shall be excluded;

(4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness and all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness or hedging obligations shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof in respect of such period;

(6) [reserved];

(7) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;

(8) the income (or loss) of any non-consolidated entity during such Test Period in which any other Person has a joint interest shall be excluded, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries during such period;

(9) the income (or loss) of a Subsidiary during such Test Period and accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries shall be excluded;

(10) [reserved];

(11) any non-cash purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development) shall be excluded;

(12) any non-cash impairment charge or asset write-off or write-down in each case, pursuant to GAAP shall be excluded; and

(13) an amount equal to the amount of tax distributions made by the Borrower in respect of such period in accordance with Section 7.06(p) shall be included as though such amounts had been paid as income taxes directly by the Borrower for such period.

“Consolidated Non-cash Charges” means, with respect to the Borrower and its Subsidiaries for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (including non-cash charges resulting from purchase accounting in connection with any acquisition or disposition), but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on property or assets of the Borrower and its Subsidiaries as of any date of determination to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in Section 1.09(c).

“Consolidated Taxes” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, provision for Taxes based on income, profits or capital, including, without limitation, federal, state, local, provincial, foreign, excise, franchise, property and similar taxes and foreign withholding taxes and foreign unreimbursed value added Taxes (including, in each case, penalties and interest related to such Taxes or arising from Tax examinations) and, without duplication, an amount equal to the amount paid pursuant to any tax sharing arrangements and tax distributions made in accordance with Section 7.06(p).

“Consolidated Total Debt” means, as of any date of determination, (x) the aggregate principal amount of Indebtedness, including, without limitation, Finance Lease Obligations, of the Borrower and its Subsidiaries outstanding on such date minus (y) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (including cash restricted in favor of the lenders under any credit facility), which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on or about such date; provided that Consolidated Total Debt shall not include Preferred Stock or Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended Test Period on or prior to such date, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in Section 1.09(c).

“Consolidated Working Capital” means, at any date, the excess of (x) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption

“total current assets” (or any like caption) on a Consolidated balance sheet of the Borrower and the Subsidiaries at such date over (y) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a Consolidated balance sheet of the Borrower and the Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Revolving Credit Loans and Letter of Credit Outstandings to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Finance Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of the Borrower in an aggregate principal amount not greater than the aggregate amount of substantially concurrent cash contributions (other than Excluded Contributions) made to the capital of Holdings (and immediately contributed to the Borrower) after the Closing Date to the extent Not Otherwise Applied.

“Control” has the meaning specified in the definition of “Affiliate.”

“Corresponding Loan Amount” has the meaning assigned to it in Section 9.16(c).

“Credit Extension” means a Borrowing.

“Critical Assets” means any IP Rights and any other assets owned by any Loan Party that individually or in the aggregate are material to the business of the Borrower and its Subsidiaries, taken as a whole, as determined by the Borrower in good faith.

“Cumulative Retained Excess Cash Flow Amount” means, at any time, an amount, in the aggregate, determined on a cumulative basis (but not less than zero in any period) equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Daily Simple SOFR” means, with respect to any applicable determination date means the SOFR published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“DBNY” has the meaning specified in the introductory paragraph hereof.

“Debt Fund Affiliate” means an Affiliate of a Company Competitor that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which neither such Company Competitor nor any other Affiliate of such Company Competitor (other than other Debt Fund Affiliates) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Debt Fund Affiliate’s investment decisions; provided that each Disqualified Lender described in clause (a) of the definition of Disqualified Lenders and each Affiliate thereof shall be deemed not to be Debt Fund Affiliates.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Term SOFR Loans may not be converted to, or continued as, Term SOFR Loans, pursuant thereto) and (ii) with respect to any other amount, including interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Term SOFR Loans that are Revolving Credit Loans plus two percent (2%) per annum.

“Defaulting Lender” means any Lender that (a) has failed or refused (in writing), within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it or (ii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the Section 2.16(c)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory that is the subject of any comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and the non-government controlled Zaporizhzhia and Kherson regions of Ukraine).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any Subsidiary in connection with a Disposition pursuant to Section 7.05(v) that is designated as Designated Non-cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.

“Designated Preferred Stock” means Preferred Stock of the Borrower or any Parent Entity, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries to the extent funded by the Borrower and its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to a Responsible Officer’s certificate, on or prior to the issuance date thereof, the cash proceeds of which are excluded from the calculation of Available Amount.

“DBNY” has the meaning assigned to such term in the Preliminary Statements to this Agreement.

“DB Lender” means DBNY.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Borrower shall not be deemed to have such a financial interest solely by reason of such member’s holding Equity Interests or similar rights in the Borrower.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Lease-Back Transaction and any sale or issuance of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disqualified Lenders” means, unless otherwise consented to by the Borrower in writing, (a) those Persons identified by the Borrower to the Lenders in writing prior to the date of the Commitment Letter as being “Disqualified Lenders”, (b) those Persons identified by the Borrower to the Lenders in writing prior to the date of the Commitment Letter as being “Company Competitors”, (c) Company Competitors identified by the Borrower to the Administrative Agent by name in writing from time to time after the Closing Date and (d) any Affiliates of the foregoing that are readily identifiable by virtue of their names or that are identified in writing by the Borrower to the Administrative Agent from time to time, but excluding Debt Fund Affiliates.  Notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions thereof relating to Disqualified Lenders.  Without limiting the generality of the foregoing, the Administrative Agent shall not (1) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (2) have any liability with respect to or arising out of any assignment or participation of Loans or commitments, or disclosure of confidential information, to any Disqualified Lender; provided that (i) any permitted updates to the list of Disqualified Lenders will not become effective until one Business Day after such update has been provided to the Administrative Agent and (ii) no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Term Commitments and Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time such Equity Interests are issued, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control, asset sale or acceleration of material indebtedness so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or acceleration of material indebtedness shall be subject to the prior or concurrent repayment in full of the Loans and all other Obligations (other than obligations under Secured Hedge Agreements) that are accrued and payable), or

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof,

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time such Equity Interests are issued (other than as a result of a change of control, asset sale or acceleration of material indebtedness so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or acceleration of material indebtedness shall be subject to the prior or concurrent repayment in full of the Loans and all other Obligations (other than obligations under Secured Hedge Agreements) that are accrued and payable), or

(4) has a mandatory cash dividend payment;

provided, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock shall not be deemed to be Disqualified Stock.  For the avoidance of doubt, it is understood and agreed that the Holdings Preferred Stock issued on the Closing Date is not Disqualified Stock.

“Divested Properties” means the stores required to be divested, transferred or otherwise sold by the Borrower or its Subsidiaries in connection with an acquisition or Investment pursuant to an agreement with or order issued by the Department of Justice, the Federal Trade Commission or any similar regulatory authority; provided that the Divested Properties shall not constitute all or substantially all of the properties or assets of the Borrower and its Subsidiaries.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) Term SOFR (or other applicable similar rate) with an Interest Period of one month and (B) the Term SOFR “floor,” if any, with respect thereto as of such date, (ii) the Applicable Rate (or other applicable margin) as of such date for Initial Term Loans that are Term SOFR Loans (or other loans that accrue interest by reference to a similar reference rate), (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount) and (iv) all other fees, including structuring fees, ticking fees, commitment fees, amendment fees, arranger fees or similar fees, in each case, payable to, or shared generally by, all lenders or holders of such Indebtedness.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Environmental Notice” means a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Release of Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Equity Interests” means equity securities, ordinary shares, preference shares, deferred shares, other similar shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Indebtedness that is convertible into Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan, (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA, (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (i) the occurrence of a non-exempt prohibited transaction with respect to any Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.

“Erroneous Payment” has the meaning assigned to it in Section 9.16(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.16(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)the sum, without duplication, of:

(i)Consolidated Net Income for such period;

(ii)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii)decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and the Subsidiaries completed during such period or the application of purchase accounting);

(iv)an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v)cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over

(b)the sum, without duplication, of:

(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;

(ii)without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, in each case, to the extent funded by Internally Generated Cash;

(iii)the aggregate amount of all principal payments of Indebtedness of the Borrower and the Subsidiaries (including (A) payments of the principal component of

Finance Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07 and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments in respect of the Revolving Credit Facility) made during such period, in each case, to the extent funded by Internally Generated Cash;

(iv)an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v)increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and the Subsidiaries completed during such period or the application of purchase accounting);

(vi)cash payments by the Borrower and the Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);

(vii)without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.02 (other than Section 7.02(a), (d), (n) and (z)), in each case, to the extent funded by Internally Generated Cash;

(viii)the amount of Restricted Payments paid in cash during such period pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Borrower or a Subsidiary), (b), (f), (g), (k), (q) and (t)), in each case, to the extent funded by Internally Generated Cash;

(ix)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, in each case, to the extent funded by Internally Generated Cash;

(x)the aggregate amount of expenditures actually made by the Borrower and the Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were funded by Internally Generated Cash;

(xi)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required or committed to be paid in cash by the Borrower or any Subsidiary, including pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Subsidiaries (other than revolving loans); provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(xii)the amount of cash Taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(xiii)cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

Notwithstanding the foregoing, that to the extent Excess Cash Flow is reduced by the purchase price of any real property acquired after the Closing Date (which purchase is funded with Internally Generated Cash) and a Sale and Lease-Back Transaction is subsequently consummated with respect to such real property, the amount of Net Cash Proceeds in respect of such Sale and Lease-Back Transaction shall be added back to the calculation of Excess Cash Flow (in the applicable period or in any subsequent period) upon the receipt of such Net Cash Proceeds.

“Excess Cash Flow Period” means each fiscal year of the Borrower commencing with and including the fiscal year ending December 31, 2024, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) and for which any prepayments required by Section 2.05(b)(i) (if any) have been made.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Contributions” means the net cash proceeds received by the Borrower after the Closing Date, and Not Otherwise Applied, from:

(1) contributions to its common equity capital, and

(2) the issuance or sale (other than to a Subsidiary of the Borrower or pursuant to the Borrower or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of Holdings (and contributed immediately to the Borrower), in each case designated as Excluded Contributions pursuant to a Responsible Officer’s certificate.

It is understood and agreed that the proceeds of the Holding Preferred Stock issued on or about the Closing Date shall not constitute an Excluded Contribution.

“Excluded Equity” means Equity Interests of (i) any Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom and (ii) any Subsidiary outside the United States (other than any Guarantor designated as such pursuant to the definition of “Guarantors”) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers.

“Excluded Foreign Subsidiary” means, at any date of determination, each Foreign Subsidiary that has been designated by the Borrower in writing to the Administrative Agent as an “Excluded Foreign Subsidiary” for purposes of this Agreement (and not redesignated as provided below); provided that (a) for purposes of this Agreement, at no time shall (i) the Consolidated EBITDA attributable to all Excluded Foreign Subsidiaries for the most recently ended Test Period equal or exceed 5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, or (ii) the Total Assets as of the most recently ended Test Period of all Excluded Foreign Subsidiaries equal or exceed 5% of the Total Assets of the Borrower and the Subsidiaries as of such period, in each case, determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Excluded Foreign Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, (c) if the total assets or gross revenues of all Foreign Subsidiaries so designated by the Borrower as “Excluded Foreign Subsidiaries” (and not redesignated) shall at any time exceed the limits set forth in clause (a) above, then all such Foreign Subsidiaries shall be deemed not Excluded Foreign Subsidiaries unless and until the Borrower shall redesignate one or more Excluded Foreign Subsidiaries as not being an Excluded Subsidiary, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Excluded Foreign Subsidiaries” do not exceed such limits and (d) the Borrower shall not designate any Subsidiary as an Excluded Foreign Subsidiary if such Subsidiary owns Material Real Property; provided further that the Borrower may designate and re-designate a Subsidiary as an Excluded Foreign Subsidiary at any time, subject to the terms set forth in this definition.

“Excluded Property” means (i)(a) any fee-owned real property that has a Fair Market Value of less than $2,000,000 (and together with all other such Excluded Property under this clause (i)(a), less than $5,000,000 in aggregate) and (b) any Leasehold Properties, (ii) (A) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement and (C) commercial tort claims expected to result in a recovery of less than an amount set forth in the Security Agreement, (iii) assets for so long as a pledge thereof or a security interest therein is prohibited by applicable Laws or any permitted contractual obligation binding on such assets on the Closing Date (or, if later, the date such asset or right was acquired by the Borrower or the applicable Guarantor (or the date the owner of such asset or right became a Subsidiary) to the extent not entered into in contemplation of such acquisition), or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law, (iv) margin stock, (v) any lease, license or other agreements, or any property subject to a purchase money security interest, Finance Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Finance Lease Obligation, or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (vi) assets for which a pledge thereof or a security interest therein would result in a material adverse tax consequence as reasonably determined by the Borrower (in consultation with the Administrative Agent), (ix) any assets not otherwise excluded by this definition for which the Borrower and the Administrative Agent have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (x) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law and (xi) Excluded Equity; provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (b) any Subsidiary acquired pursuant to a Permitted Acquisition that, at the time of such Permitted Acquisition, has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition and each Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that each such Subsidiary shall cease to be an Excluded Subsidiary under this clause (b) if such secured Indebtedness is repaid or becomes unsecured, if such Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (c) any Immaterial Subsidiary, (d) captive insurance companies, (e) not-for-profit Subsidiaries, (f) [reserved], (g) any bona fide Joint Venture, (h) Excluded Foreign Subsidiaries, (i) any FSHCO and any Subsidiary of a FSHCO where the provision of a pledge or guarantee by, or in respect of, such FSHCO or Subsidiary would result in material adverse tax consequences to the Borrower (as reasonably determined by the Borrower and the Administrative Agent), and (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Borrower as a Guarantor pursuant to the definition of “Guarantors”; provided that notwithstanding the foregoing provision, no Subsidiary of the Borrower shall be an “Excluded Subsidiary” if such Subsidiary is an obligor under any Junior Debt Document or if such Subsidiary otherwise guarantees any Indebtedness for borrowed money of any Loan Party.

“Excluded Swap Obligation” means, with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Swap Contract governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Term Commitment or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Term Commitment or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means a Class of Term Loans or Revolving Credit Loans, as applicable.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as determined by the Borrower in its good faith discretion.  Fair Market Value may be (but need not be) conclusively established by resolutions of the Board of Directors of the Borrower setting out such Fair Market Value as determined by the Board of Directors in good faith.

“Farm Products” means all grapes, vines, agricultural products and other farm products (as defined in the Uniform Commercial Code) of the Loan Parties and their Subsidiaries.

“Farm Product Purchase Agreements” mean all agreements to which a Loan Party or any of its Subsidiaries are parties pursuant to which such Loan Party or Subsidiary acquires Farm Products.

“Farm Product Seller” as defined in Section 5.24.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions determined by the Administrative Agent.  If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means, collectively, each fee letter dated March 26, 2024 by and among the Borrower and one or more of the Lead Arrangers.

“FICA Tax Credits” has the meaning assigned to it in the definition of “Consolidated EBITDA.”

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a finance lease on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Financial Covenant” means the financial covenant set forth in Section 7.09.

“Financial Plan” has the meaning specified in Section 6.02(e).

“Fixed Amounts” has the meaning specified in Section 1.09(b).

“Flood Certificate Documents” means, collectively, (i) a life of loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Real Property, delivered to the Administrative Agent, duly executed and acknowledged by the Borrower or appropriate Subsidiary (or, at the Administrative Agent’s election, a duly executed and acknowledged notice provided by the Administrative Agent), and (ii) if any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, (A) flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws or as otherwise reasonably required by the Administrative Agent and Lenders and (B) evidence of such compliance, including evidence of payment, in form and substance reasonably acceptable to the Administrative Agent.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Food Safety Laws” means, collectively, to the extent applicable to the Borrower and its Subsidiaries, (i) the United States Federal Food, Drug, and Cosmetic Act, as amended; (ii) the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Egg Products Inspection Act, the Organic Foods Production Act of 1990, the Food Safety Modernization Act, the Lanham Act, the Food Security Act, PASA and PACA, in each case, as amended; (iii) the Federal Alcohol Administration Act, as amended; (iv) the Federal Trade Commission Act, as amended; and (v) any other applicable federal, state and municipal, domestic and foreign law governing the import, export, procurement, holding, distribution, sale, manufacturing, processing, packing, packaging, safety, purity, taxation, labeling, and/or advertising of food (including state and local food codes and alcohol-related laws) as amended and in effect from time to time or that are similar or analogous to any of the foregoing; and, in respect to all such laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, TTB, FTC, and any other Governmental Authority.

“Food Security Act” means the Food Security Act, 7 U.S.C. § 1631.

“Food Security Act Notices” as defined in Section 5.24.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement that is not subject to U.S. law and is maintained or contributed to or by, or entered into with, the Borrower or any Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of any jurisdiction other than the United States.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to each Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Obligations in respect of Letters of Credit other than Obligations in respect of Letters of Credit as to which such Defaulting Lender’s participation obligation has been reallocated to non-defaulting Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fee” has the meaning set forth in Section 2.09 hereof.

“FSHCO” means any Subsidiary that owns no material assets (directly or through one or more entities treated as flow-through entities for U.S. federal income tax purposes) other than Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“GAAP Consolidated Members” means, with respect to any Person, all other Persons including its Subsidiaries that are required to be Consolidated with such Person in accordance with GAAP.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, or any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Growers’ Lien Laws” means, collectively, state and federal laws of the United States of America applicable to agricultural products purchased on credit from any selling party that create a Lien or imposes a trust upon the agricultural products sold and/or the proceeds of such agricultural products for the benefit of such selling party or a creditor thereof to secure payment for such agricultural products, including without limitation PACA, PASA and the Food Security Act to the extent applicable.

“Guarantee Obligations” or “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”  For avoidance of doubt, the Borrower in its sole discretion may cause any Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that if such Subsidiary is not organized in the United States, (i) the jurisdiction of organization of such Subsidiary shall be reasonably satisfactory to the Administrative Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Administrative Agent, in its capacity as such, to material additional liabilities and (ii) such Subsidiary shall have complied with the Collateral and Guarantee Requirement prior to the becoming a Guarantor.

“Guaranty” means, collectively, (a) the Closing Date Guaranty Agreement substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, materials, substances or wastes of any nature regulated pursuant to any Law relating to the environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is a Lender, the Administrative Agent, a Lead Arranger or an Affiliate of the foregoing (x) at the time it enters into a Secured Hedge Agreement or (y) in the case of any Swap Contract existing on the Closing Date, on the Closing Date.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” has the meaning specified in the introductory paragraph.

“Holdings Preferred Stock” means Preferred Stock issued by Holdings, including the preferred shares issued by Holdings on or about the Closing Date pursuant to the Certificate of Designation of Series A Preferred Stock of Holdings, dated on or about the Closing Date.

“HGV Lender” means any Lender that is Affiliate or Approved Fund of HG Vora Capital Management, LLC or that is a managed fund or separately managed account of HG Vora Capital Management, LLC or any of their respective Affiliates.

“HPS Lender” means any Lender that is an Affiliate or Approved Fund of HPS Investment Partners, LLC or that is a managed fund or separately managed account of HPS Investment Partners, LLC or any of their respective Affiliates.

“Immaterial Subsidiary” means, at any date of determination, each Subsidiary that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below) provided that (a) for purposes of this Agreement, at no time shall (i) any Subsidiary be an Immaterial Subsidiary if the Consolidated EBITDA attributable to such Immaterial Subsidiary for the most recently ended Test Period equals or exceeds 1.0% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, (ii) the Consolidated EBITDA attributable to all Immaterial Subsidiaries for the most recently ended Test Period equals or exceeds 2.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, (iii) any Subsidiary be an Immaterial Subsidiary if the gross revenues of such Immaterial Subsidiary for the most recently ended Test Period equal or exceed 1.0% of the gross revenues of the Borrower and the Subsidiaries for such period or (iv) the gross revenues for the most recently ended Test Period of all Immaterial Subsidiaries equal or exceed 2.5% of the gross revenues of the Borrower and the Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, (c) if the total assets or gross revenues of all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits and (d) the Borrower shall not designate any Subsidiary as an Immaterial Subsidiary if such Subsidiary owns Material Real Property; provided further that the Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).

“Indebtedness” means, with respect to any Person, without duplication: (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), with the amount of letters of credit and bankers’ acceptances being the amount equal to the amount available to be drawn, (c) representing the deferred and unpaid purchase price of any property (except trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Finance Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); (3) to the extent not otherwise included, the principal component of Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; (4) Disqualified Stock and (5) earn outs and similar payment obligations arising out of purchase and sale contracts; provided that obligations under or in respect of Hedging Obligations or any operating lease related to real property among the Borrower, any Subsidiary or any Person that is, directly or indirectly, controlled (as measured by total voting power) by the Borrower (or, in each case, any successor thereof), in each case, shall be deemed not to constitute Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing.

“Individual Proceeds Threshold” has the meaning specified in Section 2.05(b)(ii).

“Information” has the meaning specified in Section 10.08.

“Initial Lender” means, at any time, any Lender that held an Initial Term Commitment, Revolving Commitment or Loan on the Closing Date (and any Affiliate thereof).

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Initial Term Commitments is $350,000,000.

“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.

“Initial Term Loan” means a Loan made pursuant to Section 2.01(a).

“Intellectual Property Security Agreements” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on intellectual property owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Internally Generated Cash” means, with respect to any period, any Cash of Holdings or any Subsidiary generated from the business operations of the Borrower and its Subsidiaries during such period, excluding the proceeds of any Indebtedness, an issuance of Equity Interests or a capital contribution.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P,

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means (i) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than the Borrower or any Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person (other than the Borrower or any Subsidiary Guarantor), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance or capital contributions by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (iv) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  The amount of any Investment of the type described in clauses (i), (ii), (iii), and (iv) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IP Rights” has the meaning specified in Section 5.14.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, any letter of credit application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means DBNY and any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Credit Lender (in its sole and absolute discretion) and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and their respective successors in such capacity (it being agreed that any such other Revolving Credit Lender shall be under no obligation to be an Issuing Bank hereunder); provided that in no event shall any HPS Lender or any HGV Lender be an Issuing Bank.  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.03 with respect to such Letters of Credit).  At any time there is more than one Issuing Bank, any singular references to the Issuing Bank shall mean any Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.

“Joint Venture” means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other Equity Interests is owned, directly or indirectly, by the Borrower and/or one or more of its Subsidiaries and 50% or more of the partnership interests, outstanding voting stock or other Equity Interests is owned, directly or indirectly by Persons who are not Affiliates of the Borrower and/or one of more of its Subsidiaries.

“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt” means Indebtedness for borrowed money incurred by a Loan Party that is (x) subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents, (y) junior in priority to the Liens securing the Obligations or (z) unsecured and, in the case of this clause (z), is in excess of the Threshold Amount.

“Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Las Vegas Management Agreement” means that certain Restaurant Management Agreement, dated as of January 28, 2010, between Nevada Restaurant Venture 1 LLC, as owner, and STK - Las Vegas, LLC, as operator, as amended, restated, amended and restated or otherwise modified from time to time.

“Las Vegas Termination Payments” shall mean any Net Cash Proceeds received by the Borrower and its Subsidiaries as a result of the termination of the Las Vegas Management Agreement.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.  For purposes of Article III, the definition of “Laws” shall include FATCA.

“Lead Arrangers” means, collectively, Deutsche Bank Securities Inc. and HPS Investment Partners in their capacities as lead arrangers and bookrunners with respect to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property.

“Lenders” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Letter of Credit” means letter of credit that (i) is issued by an Issuing Bank pursuant to this Agreement for the account of the Borrower or a Subsidiary, (ii) constitutes a Standby Letter of Credit (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (iii) is in form satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to Section 2.09(b).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Report” means a certificate substantially in the form of Exhibit N or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means $10,000,000, as such amount may be reduced in accordance with the provisions of this Agreement.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, or any other agreement to give a security interest in and any filing of or agreement to give any financing statement under the UCC or equivalent statutes of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Conditionality Provisions” has the meaning specified in the Commitment Letter.

“Limited Condition Transaction” means (x) any acquisition or other similar investment, including by way of merger, by the Borrower or one or more of the Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan (including any Incremental Term Loans or Extended Term Loans) or a Revolving Credit Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Term Notes, (iii) the Revolving Credit Notes, (iv) each Guaranty, (v) the Collateral Documents and (vi) any documents or certificates executed by a Loan Party in favor of Issuing Bank relating to Letters of Credit, in each case as amended in accordance with this Agreement.

“Loan Parties” means, collectively, (i) the Borrower, (ii) Holdings and (iii) the Subsidiary Guarantors.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Loan Parties, taken as a whole, on the value of any material portion of the Collateral, on the enforceability of any Loan Documents, or on the validity or priority of the Administrative Agent’s Liens on any Collateral, (b) impairs the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) otherwise results in a material adverse effect on the ability of the Administrative Agent or any Lender to enforce or collect any Obligations under the Loan Documents or to realize upon any Collateral.

“Material Contract” means with respect to any Loan Party or any Subsidiary of a Loan Party, (a) the Las Vegas Management Agreement; (b) a collective bargaining agreement or other labor or employment-related agreements; (c) an agreement for the purchase or sale of goods or products or performance of services by, to or with any vendor or customer where the annual payments therefor exceed the Threshold Amount; and (d) each other contract, license, or instrument to which such Person is a party (or is otherwise bound) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Foreign Jurisdiction” means, as of any date of determination, any jurisdiction (other than the United States) in which the Borrower and its Subsidiaries have (i) aggregate revenues for the most recently ended Test Period exceeding 5.0% of the total gross revenues of the Borrower and its Subsidiaries for such Test Period or (ii) aggregate total assets at the last day of the most recently ended Test Period exceeding 5.0% of the Total Assets of the Borrower and its Subsidiaries at the last day of such Test Period.

“Material Real Property” means (a) any real property owned by a Loan Party on the Closing Date having a Fair Market Value in excess of $5,000,000, each of which is set forth on Schedule 1.01E and (b) any owned real property acquired by any Loan Party following the Closing Date (or owned by any Person that becomes a Loan Party after the Closing Date) located in the United States with a Fair Market Value in excess of $5,000,000.

“Material Subsidiary” means, at any date of determination, each Subsidiary that is not an Immaterial Subsidiary (but including, in any case, any Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (a) with respect to Initial Term Loans, May 1, 2029, (b) with respect to any Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof, (c) with respect to any Incremental Term Loan the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof or (d) with respect to the Revolving Credit Facility, October 31, 2028 (the “Revolving Commitment Termination Date”); provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“MFN Adjustment” has the meaning specified in Section 2.14(b).

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tender Condition” has the meaning specified in Section 2.17(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Material Real Property, each of the following:

(a)(i) a Mortgagee’s Title Insurance Policy, which shall (A) be in an amount not less than the Fair Market Value of the Material Real Property in form and substance satisfactory to the Administrative Agent, (B) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except for Liens permitted under Section 7.01 and for such defects and encumbrances as may be approved by the Administrative Agent, (C) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (D) contain such endorsements as are reasonably requested by the Administrative Agent to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates, (E) be issued by a nationally-recognized title insurance company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (F) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgagee’s Title Insurance Policy and endorsements reasonably requested by the Administrative Agent;

(b)an ALTA survey by a duly registered and licensed land surveyor for which all necessary fees have been paid, dated within the 120-day period prior to the date of the applicable Mortgage, certified to the Administrative Agent in a manner satisfactory to the Administrative Agent; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the title company and does deliver such certificate to the title company to enable it to issue a title policy (i) removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a new survey for such Material Real Property and (ii) including all endorsements that would otherwise have been included had a new survey been obtained, then a new survey shall not be required;

(c)evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;

(d)customary written opinions, addressed to the Administrative Agent and the Lenders, of local counsel to the Loan Parties in each jurisdiction (i) where a Mortgaged Real Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Real Property is organized, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and due execution, authorization, enforceability, perfection and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and

(e)such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority (subject to Permitted Liens) lien on such parcel of Material Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (i) Liens permitted under Section 7.01 and (ii) such other Liens as the Administrative Agent may reasonably approve.

“Mortgaged Real Property” means the Material Real Property that becomes subject to a Mortgage in accordance with the Collateral and Guarantee Requirement.

“Mortgagee’s Title Insurance Policy” means a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent having the effect of a policy of title insurance).

“Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by any Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)with respect to the Disposition of any asset by the Borrower or any Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes (including, without duplication, any tax distributions in accordance with Section 7.06(p) or pursuant to any Tax sharing arrangements) paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b)(i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Borrower or such Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Income” means, with respect to the Borrower and its Subsidiaries, the net income (loss) of the Borrower and its Subsidiaries, determined in accordance with GAAP.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Extending Lender” has the meaning specified in Section 2.15(c).

“Non-Loan Party” means any Subsidiary that is not a Loan Party.

“Not Otherwise Applied”:  with reference to any amount of proceeds of any transaction, that (a) was not required to be applied to prepay the Term Loans pursuant to Section 2.05(b) and (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, premium and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, premium and fees are allowed claims in such proceeding and (y) all obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, premium, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender or Issuing Bank, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, (i) with respect to the Term Loans, the amount of the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Term Loans, (ii) with respect to the Revolving Commitments, the aggregate principal amount of all outstanding Revolving Credit Loans and (iii) with respect to Letters of Credit, the Letter of Credit Outstandings.

“PACA” means the Perishable Agricultural Commodities Act of 1930, 7 U.S.C., Chapter 20A, § 499a et seq., and all regulations promulgated thereunder.

“PASA” means the Packers and Stockyards Act of 1921, 7 U.S.C., Chapter 9, §181 et seq., and all regulations promulgated thereunder.

“Parent Entity” means any direct or indirect parent of the Borrower.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Recipient” has the meaning assigned to it in Section 9.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) years.

“Perfection Certificate” means, collectively, (a) that certain Perfection Certificate of the Loan Parties dated as of the Closing Date, and (b) each other perfection certificate which shall be delivered by any Loan Party pursuant to the terms hereof.

“Permitted Acquisition” means any acquisition permitted under Section 7.02(c).

“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(y).

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in the business or Related Business Assets or a combination of assets used or useful in the business, Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 7.05.

“Permitted Debt” means Indebtedness of the Borrower and its Subsidiaries that is permitted pursuant to Section 7.03.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests.

“Permitted Holders” means Hill Path Capital LP and any funds, limited partnerships or co-investment vehicles managed or advised by it or Affiliates thereof, other than any portfolio company (collectively, “Hill Path”), solely to the extent that Hill Path holds Holdings Preferred Stock with an aggregate liquidation preference greater than or equal to 7% of the aggregate liquidation preference of the Holdings Preferred Stock held by Hill Path on the Closing Date, after giving effect to the Transactions.

“Permitted Investments” means Investments made by the Borrower and its Subsidiaries that are permitted pursuant to Section 7.02.

“Permitted Liens” means Liens on the assets and property of the Borrower and its Subsidiaries that are permitted pursuant to Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless otherwise permitted under this Agreement, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 2.14, Section 7.03(c), 7.03(r) or 7.03(t), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended and (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (e) there shall be no obligor in respect of such modification, refinancing, refunding, renewal or extension that is not an obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended, (f) such Indebtedness is not secured by any assets that did not secure the Indebtedness that was the subject of such modification, refinancing, refunding, renewal or extension and (g) if such Indebtedness being modified, refinanced, refunded, renewed or extended was initially incurred pursuant to a dollar basket under this Agreement, the principal amount of such refinanced Indebtedness shall count toward the usage under such dollar basket.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Collateral” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Premium” has the meaning specified in Section 2.05(a)(iii).

“Premium (Makewhole)” with respect to any Premium Event, an amount equal to the sum of (a) 2.00% of the principal amount of Initial Term Loans subject to such Premium Event plus (b) an amount equal to the present value on the date of such Premium Event of the amount of interest that would have been paid on the principal amount of such Initial Term Loans subject to such Premium Event for the period from and including the date of such of Premium Event to but excluding the date that is the two year anniversary of the Closing Date (in each case, calculated on the basis of the interest rate with respect to the Initial Term Loans that is in effect on the date of such prepayment and on the basis of actual days elapsed over a year of three hundred sixty (360) days and using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points).

“Premium Event” means (a) any prepayment of the Initial Term Loans pursuant to Section 2.05(a) or 2.05(b)(iii), (b) any amendment to the Initial Term Loans (or any replacement of any Lender pursuant to Section 3.06 in connection therewith) reducing the Effective Yield applicable to the Initial Term Loans or (c) the acceleration of the Initial Term Loans after the occurrence of an Event of Default, including without limitation as a result of any Event of Default described under Section 8.01(f), or (d) any other payment or repayment, whether voluntary or involuntary, as a result of (i) foreclosure and sale of, or collection of, the Collateral as a result of an Event of Default, (ii) sale of the Collateral in any insolvency proceeding, or (iii) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any insolvency proceeding.

“Protected Vendor” means any Person that is afforded the benefit of any Lien or trust upon agricultural or animal products sold to the Company and/or its Subsidiaries and/or any proceeds of such agricultural or animal products under any Growers’ Lien Law.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities (including, but not limited to, costs associated with annual, quarterly and current reports, independent auditor fees, registrar and transfer agent fees, and exchange listing fees), (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests of Holdings (or any parent thereof) that are not Disqualified Stock.

“Real Property” means all now owned and hereafter acquired real property, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Recall” has the meaning specified in Section 5.23.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing Loans” means Incremental Facilities that are designated by a Responsible Officer of the Borrower as “Refinancing Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Loans, (ii) to the extent applicable, the Applicable Intercreditor Agreement is entered into, (iii) any Refinancing Loan does not mature prior to the maturity date of the Term Loans being refinanced, (iv) solely with respect to Refinancing Loans in the form of Term Loans, (x) such Refinancing Loans shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Term Loans so refinanced and (y) the Indebtedness being refinanced cannot be in the form of revolving loans or commitments, (v) such Refinancing Loans have the same guarantors and are secured by the same assets as the Term Loans being refinanced, (vi) the other terms and conditions of such Refinancing Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Term Loans, Term Commitments being refinanced) shall either (x) reflect market terms and conditions at the time of incurrence or issuance or (y) have the same terms and conditions as the Initial Term Loans (other than any terms and conditions that (w) apply only to periods after the then Latest Maturity Date with respect to the Term Loans, (x) are otherwise added for the benefit of the Term Lenders hereunder and (y) are otherwise reasonably satisfactory to the Administrative Agent) and (vii) if such Refinancing Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.

“Refunding Capital Stock” has the meaning specified in Section 7.06(c).

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Related Agreements” means, collectively, (i) the Acquisition Agreement and (ii) the documents governing the Holdings Preferred Stock.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Subsidiary in exchange for assets transferred by the Borrower or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the environment.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means, (i) with respect to any Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (ii) with respect to any request to issue a Letter of Credit (or to amend, renew or extend (other than automatic renewal or extensions) of an outstanding Letter of Credit), a Request for Letter of Credit.

“Request for Letter of Credit” has the meaning assigned to such term in Section 2.03(g).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments and the aggregate unused Revolving Commitments; provided that (i) the unused Term Commitment and unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Affiliated Lenders shall be excluded for purposes of making a determination of Required Lenders and (ii) if, as of such date of determination, (x) the total number of Lenders (treating all Lenders that are Affiliates as a single Lender, and disregarding any Defaulting Lender and any Affiliated Lender) that each hold more than $15,000,000 of Loans and Commitments as of such date is greater than one, shall include at least two Lenders (treating all Lenders that are Affiliates as a single Lender, and disregarding any Defaulting Lender and any Affiliated Lender) that each hold more than $15,000,000 of Loans and Commitments as of such date and (y) (I) the total number of Lenders (treating all Lenders that are Affiliates as a single Lender, and disregarding any Defaulting Lender and any Affiliated Lender) that each hold more than $15,000,000 of Loans and Commitments as of such date is less than or equal to one and (II) the total number of Lenders (treating all Lenders that are Affiliates as a single Lender, and disregarding any Defaulting Lender and any Affiliated Lender) is greater than one, shall include at least two Lenders (treating all Lenders that are Affiliates as a single Lender, and disregarding any Defaulting Lender and any Affiliated Lender).

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the aggregate outstanding amount of (a) the Revolving Commitments or (b) after the termination of Revolving Commitments, the Revolving Credit Exposure; provided that (i) the Revolving Commitment and Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders and (ii) to the extent that the total number of Revolving Credit Lenders (treating all Revolving Credit Lenders that are Affiliates as a single Revolving Credit Lender, and disregarding any Defaulting Lender) is greater than one, shall include at least two Revolving Credit Lenders (treating all Revolving Credit Lenders that are Affiliates as a single Revolving Credit Lender, and disregarding any Defaulting Lender), (iii) solely for purposes of Section 10.01(i), if as of any date of determination the DB Lender and/or any of its Affiliates collectively hold Revolving Commitments in an amount equal to or greater than $5,000,000, then Required Revolving Credit Lenders as of such date shall include the DB Lender and/or such Affiliate, and (iv) for all purposes under this Agreement (except solely with respect to Section 10.01(i)), -if as of any date of determination the DB Lender and/or any of its Affiliates collectively hold Revolving Commitments in an amount equal to or greater than the amount of Revolving Commitments provided by the DB Lender on the Closing Date (the “Minimum DB Revolving Commitment Condition”), then Required Revolving Credit Lenders as of such date shall include the DB Lender and/or such Affiliate; provided, further, that (x) the Minimum DB Revolving Commitment Condition shall be deemed satisfied at all times unless and until (A) the DB Lender has voluntarily assigned all or a portion of its Revolving Commitment in an amount such that the Minimum DB Revolving Commitment Condition is no longer satisfied or (B) the DB Lender and its Affiliates no longer hold any Revolving Commitments and (y) for the avoidance of doubt, the Minimum DB Revolving Commitment Condition shall not cease to apply as a result of any actions by the Borrower or other Lenders reducing the aggregate amount of Revolving Commitments, unless after giving effect to those actions, the DB Lender and its Affiliates no longer hold any Revolving Commitments.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Borrower.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“Retired Capital Stock” has the meaning specified in Section 7.06(c).

“Revolving Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 hereto under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  On the Closing Date, the aggregate amount of the Revolving Commitments is $40,000,000.

“Revolving Commitment Termination Date” has the meaning specified in the definition of “Maturity Date.”

“Revolving Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Revolving Commitments represented by such Revolving Credit Lender’s Revolving Commitment at such time, subject to adjustment as provided herein.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the Issuing Banks to issue Letters of Credit have been terminated or if the Total Revolving Commitments have expired, then the Revolving Commitment Percentage of each Revolving Credit Lender shall be determined based on the Revolving Commitment Percentage of such Revolving Credit Lender most recently in effect, giving effect to any subsequent assignments.  The initial Revolving

Commitment Percentage of each Revolving Credit Lender is set forth opposite such Revolving Credit Lender’s name on Schedule 2.01(b) hereto under the caption “Revolving Commitment Percentage” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable.

“Revolving Credit Borrowing” means the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of Term SOFR Loans, a single Interest Period.

“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its pro rata share of the Letter of Credit Outstandings at such time.

“Revolving Credit Facility” means, at any time, the Total Revolving Commitments of the Revolving Credit Lenders.

“Revolving Credit Lender” means each Lender that (a) has a Revolving Commitment, (b) holds a Revolving Credit Loan, or (c) participates in any Letter of Credit.

“Revolving Credit Loans” means a Loan made pursuant to Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower, substantially in the form of Exhibit C, in favor of a Revolving Credit Lender, evidencing the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“ROFO Provision” has the meaning specified in Section 2.14(d).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with a person (other than the Borrower or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to the Borrower or any of its Subsidiaries of property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such person, or to any other person (other than the Borrower of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property; provided that in connection with any Sale and Lease-Back Transaction (x) the Borrower or any of its Subsidiaries has received cash proceeds in an amount equal to or greater than the Fair Market Value of such property and (y) on terms at least as favorable to the Borrower or such Subsidiary as could be obtained on an arm’s length basis from a non-Affiliate, as determined by the Board of Directors of the Borrower in good faith.

“Sanctioned Person” means (i) any Person identified on any Sanctions-related list of designated or blocked Persons maintained by any Sanctions Authority (including the List of Specially Designated Nationals and Blocked Persons maintained by OFAC and the Entity List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce); (ii) any Person organized or resident in a Designated Jurisdiction; (iii) any Person owned or controlled fifty percent (50%) or more, individually or in the aggregate, by any Person or Persons described in clause (i) or (ii); or (iv) any Person who is otherwise the subject or target of Sanctions.

“Sanctions Authority” means any relevant Governmental Authority of the United States (including OFAC, the U.S. Department of Commerce, and the U.S. Department of State), Canada, the United Nations, the European Union (or any member state thereof), the United Kingdom (including His Majesty’s Treasury), or any other country or territory with jurisdiction over the Borrower or Holdings.

“Sanctions” means any economic or financial sanctions or trade embargoes administered or enforced by any Sanctions Authority.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank that the Borrower and such Hedge Bank, in a written notice to the Administrative Agent, has expressly requested be treated as a Secured Hedge Agreement for purposes of this Agreement; provided that if such Hedge Bank is not a party to this Agreement, such Hedge Bank shall deliver to the Administrative Agent a letter agreement pursuant to which it appoints the Administrative Agent as its agent under the Loan Documents and agrees to be bound by Sections 9.03 and 10.14 as if it were a Lender and by Section 9.15.

“Secured Hedge Banks” means any Hedge Bank that has entered into a Secured Hedge Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Secured Hedge Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit‑sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Administrative Agent and the Loan Parties party thereto on the Closing Date substantially in the form of Exhibit H as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” means a supplement to any Security Agreement as contemplated by such Security Agreement.

“Shared Cap” has the meaning assigned to it in the definition of “Consolidated EBITDA.”

“Similar Business” means any business conducted or proposed to be conducted by the Borrower and its Subsidiaries on the Closing Date or any business that is similar, reasonably related,

incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” and “Solvency” mean, as to any Person, that such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities), (b) owns property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured, (c) is able to pay all of its debts as they mature, (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Asset Sale” has the meaning specified in Section 2.05(b)(viii).

“Specified Communications” has the meaning set forth in Section 10.02(g).

“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g).

“Specified Acquisition Agreement Representations” means such of the representations made by, or with respect to, the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders or the Administrative Agent (in their respective capacities as such), but only to the extent that the Borrower (or its Affiliate) has the right (taking into account any applicable cure provisions) to terminate the Borrower (and/or its) obligations under the Acquisition Agreement or decline to consummate the Closing Date Acquisition (in accordance with the terms thereof) as a result of a breach of such representations in the Acquisition Agreement.

“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a) and (c) (solely as they relate to the Loan Parties), 5.01(b) and 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), Sections 5.04, 5.12(a), 5.15 (with such representations in a certificate delivered pursuant to Section 4.01(a)(viii)(a) and deemed to be made hereunder on the Closing Date by the Borrower), 5.16 (with respect to clauses (i) and (ii) thereunder and subject to the last paragraph of Section 4.01(a)) and 5.18(b) (limited to the use of proceeds of the Loans on the Closing Date).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Surviving Indebtedness” means Indebtedness of the Borrower or any of the other Subsidiaries outstanding immediately after giving effect to the Closing Date Refinancing.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to a Loan Party, its obligations under a Swap Contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-

market values under similar arrangements by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)).

“Target” has the meaning specified in the preliminary statements to this Agreement.

“Tax Credit Report” has the meaning specified in Section 6.02(g).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings or similar charges in the nature of a tax imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Commitments” means an Initial Term Commitment, a commitment in respect of any Incremental Term Loans or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.

“Term Facility” has the meaning specified in the preliminary statements to this Agreement.

“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.

“Term Loans” means the Initial Term Loans, the Incremental Term Loans and the Extended Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.

“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than (i) with respect to the Initial Term Loans, 1.00% per annum,

Term SOFR shall be deemed 1.00% per annum for purposes of this Agreement and (ii) with respect to the Revolving Credit Loans, 0.00% per annum, Term SOFR shall be deemed 0.00% per annum for purposes of this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by the Term SOFR Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.01 or Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Sections 6.01(a) or 6.01(b), the Test Period shall be the period of four consecutive Fiscal Quarters ended December 31, 2023.

“Threshold Amount” means $20,000,000.

“Total Assets” means, at any date, the total assets of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and Letter of Credit Outstandings.

“Total Revolving Commitments” means at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $40,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and Letter of Credit Outstandings.

“Transaction” means, collectively, (a) the execution and delivery of the Loan Documents and the funding of the Loans on the Closing Date, (b) the Closing Date Refinancing, (c) the consummation of the Closing Date Acquisition, (d) the issuance and sale of the Holdings Preferred Stock issued and sold on the Closing Date and (e) the payment of Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower, or any Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith.

“Treasury Rate” means, the yield to maturity as of the date of any Premium Event of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date of such Premium Event (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such Premium Event to the two year anniversary of the Closing Date (any such period, the “Measurement Period”); provided, that if the Measurement Period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Measurement Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means (a) the unaudited consolidated balance sheets of the Group Companies and the related unaudited statements of income and cash flows of the Group Companies for the nine fiscal periods ended on December 4, 2022 and December 3, 2023, and, in each case, the related unaudited statements of income and cash flows of the Group Companies for such periods and (b) unaudited consolidated balance sheets and the related unaudited statements of income and cash flows of the Borrower and its Subsidiaries for each fiscal quarter of the Borrower ending after the fiscal year ended December 31, 2022 and at least 45 days prior to the Closing Date and the portion of the fiscal year through the end of such fiscal quarter.

“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” means, with respect to a Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code and ERISA for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.

“Unrestricted Incremental First Lien Amount” means, with respect to the incurrence or issuance of Incremental Facilities or Permitted Alternative Incremental Facilities Debt, an amount not to exceed (i) the lesser of $65,000,000 and 45.0% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period calculated on a pro forma basis in the aggregate for all such incurrences or issuances after the Closing Date and (ii) so long as the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period was less than or equal to 2.00 to 1.00 (calculated on a pro forma basis), an unlimited amount.

“Unused Revolving Commitment” means, on any day, (a) the Total Revolving Commitments, minus (b) the sum of (i) the principal amount of Revolving Credit Loans of the Borrower then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Revolving Commitment Fee” has the meaning provided in Section 2.09(b).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).

“Voting Stock” means Equity Interests of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular section, paragraph, provision or subdivision thereof.

(ii)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)The term “including” is by way of example and not limitation, and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.

(iv)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03Accounting Terms.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)Where reference is made to “the Borrower and the Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Subsidiaries.

Section 1.04Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document, (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference.

Section 1.06Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08Currency Equivalents Generally.

(a)Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b) or (c) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include the Dollar equivalent of such amount in any currency other than Dollars.

(b)Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of any Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(c)For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

(d)For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

Section 1.09Certain Calculations and Tests.

(a)Notwithstanding anything in this Agreement or any Loan Document to the contrary but subject to clause (b) of this Section 1.09, when (i) calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, or the availability under any basket under this Agreement, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action or (iii) determining any other compliance with this Agreement, in each case, in connection with a Limited Condition Transaction, the date of determination of such ratio, basket, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent, shall, at the option of the Borrower, be the date the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event) and such ratios, baskets, absence of defaults or events of default, satisfaction of conditions precedent and other provisions shall be calculated on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including acquisitions, Investments, the incurrence or issuance of Indebtedness, any retirement of Indebtedness of the Loan Parties and their Subsidiaries, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens and Restricted Payments; provided that, (1) if such Indebtedness incurred has a floating or formula rate, it shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (2) income statement items (whether positive or negative) attributable to the property or Person subject to any Limited Condition Transaction shall be (A) excluded, in the case of a Disposition of all or substantially all Equity Interests in or assets of any Subsidiary of the Loan Parties or any division, business unit, line of business or facility used for operations of the Loan Parties or any of their Subsidiaries, and (B) included, in the case of an acquisition or investment described in the definition of “Limited Condition Transaction”) as if they occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (x) if any of such baskets or ratios, absence of a Default or Event of Default, satisfaction of conditions precedent or other provisions are exceeded, breached or otherwise failed as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA, Consolidated Total Debt, Consolidated Net Income or Total Assets of the Borrower or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Transaction, such baskets or ratios, absence of Default or Event of Default, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached or otherwise failed as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens and Restricted Payments) are permitted under this Agreement and (y) such baskets or ratios, absence of Default or Event of Default, satisfaction of conditions and other provisions shall not be required to be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided that (1) if the Borrower elects to have such determinations occur at the time of entry into such definitive agreement (or, if applicable, the date of delivery of an irrevocable notice or similar event), any such transaction (including the related transactions to be entered into connection therewith) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter (or, if applicable, the date of delivery of an irrevocable notice or similar event occurs) and for purposes of subsequently calculating any baskets, ratios or other provision under this Agreement after the date of such agreement (or, if applicable, the date of delivery of an irrevocable notice or similar event) and before the consummation of such Limited Condition Transaction and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Consolidated EBITDA, Consolidated Total Debt, Total Assets or Consolidated Net Income for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such Limited Condition Transaction) shall not reflect such Limited Condition Transaction until it is closed or the date the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, and (2) in the event that such Limited Condition Transaction shall not have occurred on or prior to the date that is 180 days following the execution of the agreement governing such Limited Condition Transaction, such tests and conditions shall be satisfied on the date of the consummation of such Limited Condition Transaction.

(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of Section 2.14, Section 7.01 or Section 7.03 of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Consolidated First Lien Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test and/or Consolidated Secured Net Leverage Ratio test

(any such amounts, the “Fixed Amounts”)) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of Section 2.14, Section 7.01 or Section 7.03 of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts contained in the Unrestricted Incremental First Lien Amount and in Section 7.06 or Section 7.08 (i.e., the amount set forth in clause (i) of the definition of “Unrestricted Incremental First Lien Amount” shall be deemed to be used in its entirety prior to the usage of the amount set forth in clause (ii) of the definition of “Unrestricted Incremental First Lien Amount”).

(c)Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating (the date of such calculation, the “Calculation Date”) the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Borrower or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, shall be calculated on a pro forma basis giving effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.  In the event that the Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (including in a connection with any Subject Transaction) included in the calculations of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business), during the applicable Test Period, then the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.  Notwithstanding the foregoing, when calculating the Consolidated Total Net Leverage Ratio for purposes of Section 7.09, Section 2.05(b)(i) and the definition of “Applicable Rate” any events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Borrower.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate,  a SOFR rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

Section 1.10Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes.  The Administrative Agent and its Affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate  (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Section 1.11Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.12Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01The Borrowings.

(a)Term Commitments.  Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Initial Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)Revolving Commitments.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender, severally and not jointly, agrees to make to the Borrower Revolving Credit Loans in Dollars and the Issuing Banks agree to issue Letters of Credit, in each case, on and after the Closing Date (provided that the Revolving Credit Loans may only be borrowed on the Closing Date (x) as a result of an increase to the purchase price as a result of an increase in the cash on hand of the Target and/or (y) in connection with the replacement of certain letters of credit under the Existing Credit Agreement and Target Existing Credit Agreement), and to or for the benefit of the Borrower, subject in each case to the following limitations:

(i)No Revolving Credit Lender shall be obligated to make any Credit Extension to the Borrower, if after giving effect to such Credit Extension, the Total Revolving Credit Outstandings shall exceed the Total Revolving Commitments;

(ii)No Revolving Credit Lender shall be obligated to make any Credit Extension to the Borrower, if after giving effect to such Credit Extension, the sum of (A) the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans plus (B) an amount equal to such Revolving Credit Lender’s Revolving Commitment Percentage of the aggregate principal amount of all Letter of Credit Outstandings, shall exceed such Revolving Credit Lender’s Revolving Commitment; and

(iii)No Issuing Bank shall be obligated to issue, amend, or extend any Letter of Credit, if after giving effect to any such issuance, amendment or extension, the Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit.

Section 2.02Borrowings, Conversions and Continuations of Loans.

(a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (provided, that any notice in respect of any Borrowing to be made in connection with any acquisition, investment or repayment or redemption of Indebtedness may be conditioned on the closing of such Permitted Acquisition, permitted Investment or permitted repayment or redemption of Indebtedness), (i) in the case of a Term

SOFR Loan that is a Term Loan, not later than 1:00 p.m. three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a Base Rate Loan that is a Term Loan, not later than 1:00 p.m. one (1) Business Day before the date of the proposed Borrowing and (iii) in the case of any Revolving Credit Loan, not later than 1:00 p.m. three (3) Business Days before the date of the proposed Borrowing (or, in each case, such later time as is reasonably acceptable to the Administrative Agent).  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $100,000).  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b).  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans.  Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith.  During the existence of a Specified

Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as Term SOFR Loans and (ii) unless repaid, each Term SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.  The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans.

(f)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error.  If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03Letters of Credit.

(a)The Letter of Credit Commitment.  Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Revolving Commitment Termination Date, the Borrower may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, (A) the applicable Issuing Bank shall, in reliance on the agreement of the Lenders set forth in this Section 2.03, issue for the account of the Borrower or a Subsidiary, one or more Letters of Credit denominated in Dollars and (B) the Revolving Credit Lenders severally agree to participate in each such Letter of Credit issued for the account of the Borrower or a Subsidiary and any drawings thereunder; provided, however, that no Credit Extension in respect of a Letter of Credit shall be issued if after giving effect to such Credit Extension (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) any of the conditions set forth in Section 2.03(a)(i), (ii) or (iii) would not be satisfied.  No Letter of Credit shall be issued unless the applicable Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met; provided further that any Letter of Credit issued for the benefit of any Subsidiary that is not the Borrower or a Guarantor shall be issued naming the Borrower as an account party on any such Letter of Credit (and such Letter of Credit may contain a statement that it is being issued for the benefit of such Subsidiary); provided further that an Issuing Bank shall not be required to make any Credit Extension in respect of any Letter of Credit, if, in its discretion: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally, (C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars; (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its discretion) with the Borrower or such Revolving Credit Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.16) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Obligations in respect of Letters of Credit as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion, and in which case Issuing Bank will use reasonable efforts to enter into such arrangements.  No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.  No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.  Any Issuing Bank shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank.  If the conditions for borrowing under Section 4.02 cannot in fact be fulfilled, the Required Revolving Credit Lenders may direct the Issuing Banks to, and the Issuing Banks thereupon shall, cease to issue Letters of Credit until such conditions can be satisfied or are waived in accordance with Section 10.01.

(b)Letters of Credit.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five (5) Business Days prior to the Revolving Commitment Termination Date; provided, however, that (A) each Letter of Credit may, upon the request of the Borrower, include a provision whereby such

Letter of Credit shall be renewed automatically (unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed) for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Revolving Commitment Termination Date), and (B) with the prior written consent of the applicable Issuing Bank and the Administrative Agent, a Letter of Credit may have an expiry date after the Revolving Commitment Termination Date, so long as such Letter of Credit is Cash Collateralized in an amount equal to 105% of the Letter of Credit Outstandings no later than a date that is five (5) Business Days prior to the Revolving Commitment Termination Date on terms and pursuant to arrangements satisfactory to such Issuing Bank and the Administrative Agent.

(c)Drawings and Reimbursements.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof.  Amounts drawn under each Letter of Credit shall be reimbursed by the Borrower by paying to the Administrative Agent an amount equal to such drawing not later than 11:00 a.m. on the date of any payment by the Issuing Bank under a Letter of Credit, provided that (i) in the absence of written notice to the contrary from the Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Base Rate Revolving Credit Loan to the Borrower in an equivalent amount (without regard to the minimum and multiples specified in for the principal amount of any such Revolving Credit Loan) and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Credit Loan, and (ii) in the event that the Borrower has notified the Administrative Agent that it will not so finance any such payments, the Borrower will make payment directly to the applicable Issuing Bank when due.  The Administrative Agent shall promptly remit the proceeds from any Revolving Credit Loans made pursuant to clause (i) above (and the Administrative Agent may apply Cash Collateral provided for this purpose) in reimbursement of a draw under a Letter of Credit to the applicable Issuing Bank.  Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such payment.

(d)Interest on Letter of Credit Disbursements.  If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the Borrower shall reimburse such Issuing Bank in full on the date provided in Section 2.03(c) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Base Rate Loans determined by reference to the Base Rate for each day from and including the date such payment is made to, but excluding, the date that the Borrower reimburses such Issuing Bank therefor, provided, however, that, if the Borrower fails to reimburse any Issuing Bank when due pursuant to Section 2.03(c), then interest shall accrue at the Default Rate.  Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to Section 2.03(g) to reimburse such Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.

(e)Participations.  Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender’s Revolving Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto.  Upon any change in the Revolving Commitments pursuant to Section 2.05, Section 2.06, Section 3.03 or Section 10.07 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Commitment Percentages of the Revolving Credit Lenders (including any assigning and assignee Revolving Credit Lenders if applicable).  Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

(f)Funding of Participations.  In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to this Section 2.03, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Revolving Credit Lender’s Revolving Commitment Percentage of such unreimbursed payment in same day funds.  If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Revolving Credit Lenders prior to 11:00 a.m. on any Business Day, each such Revolving Credit Lender shall make available to the applicable Issuing Bank such Revolving Credit Lender’s Revolving Commitment Percentage of the amount of such payment within three (3) Business Days (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made three (3) Business Days after the immediately following Business Day).  Each Revolving Credit Lender’s obligation to reimburse each Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(f), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the applicable Issuing Bank, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such reimbursement by the Revolving Credit Lenders shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.  If and to the extent any Revolving Credit Lender shall not have so made its Revolving Commitment Percentage of the amount of such payment available to any Issuing Bank, such Revolving Credit Lender agrees to pay to the applicable Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the greater of the Federal Funds Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.  Each Revolving Credit Lender agrees to fund its Revolving Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Section 2.01, or the occurrence of the Revolving Commitment Termination Date. The failure of any Revolving Credit Lender to make available to any Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit shall neither relieve any other Revolving Credit

Lender of its obligation hereunder to make available to such Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Revolving Credit Lender.  Subject to the provisions of Section 2.16, whenever any Revolving Credit Lender has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Revolving Credit Lender shall be entitled to share ratably, based on its Revolving Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent).

(g)Procedures for Issuance and Amendment of Letters of Credit.  Whenever the Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewals or extensions) of an outstanding Letter of Credit), the Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least three (3) Business Days’ prior written notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Borrower) specifying (A) the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof; (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as such Issuing Bank may require (any such notice, a “Request for Letter of Credit”).  If requested by the applicable Issuing Bank, the Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

(h)Obligations Absolute.  Subject to the limitations set forth below, the obligations of the Borrower to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of a Letter of Credit, this Agreement or any Loan Document; (ii) the existence of any claim, setoff, defense or other right which any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the applicable Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by the applicable Issuing Bank which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the applicable Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable; (vii) any payment by the applicable Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) the fact that any Default or Event of Default shall have occurred and be continuing and (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any claims against the applicable Issuing Bank and its correspondents unless such notice is given as aforesaid.

(i)Role of Issuing Banks.  Each Lender and each Loan Party agrees that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, Revolving Credit Lenders, the Required Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Loan Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any applicable Loan Party pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(h); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Loan Party may have a claim against the applicable Issuing Bank, and such Issuing Bank may be liable to the applicable Loan Party, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Loan Party which such Loan Party proves were caused by such Issuing Bank’s fraud, willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, by obtaining a final and nonappealable judgment in such Loan Party’s favor by a court of competent jurisdiction.  In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Any Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(j)Applicability of ISP.  Unless otherwise expressly agreed by an Issuing Bank and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, no Issuing Bank shall be responsible to the applicable Borrower for, and each Issuing Bank’s rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not the terms of any Letter of Credit provide for such law or practice.

(k)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be jointly and severally obligated to reimburse each Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent:

(i)on any Business Day, such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; and

(ii)for so long as any Letter of Credit issued by an Issuing Bank is outstanding, (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) a Credit Extension in respect of a Letter of Credit occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

Section 2.04[Reserved].

Section 2.05Prepayments.

(a)Optional Prepayments.  (i) The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iii)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent), (2) any prepayment of Term SOFR Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04 and Section 2.05(a)(iii).  Each prepayment of the Term Loans pursuant to this Section 2.05(a) shall be applied on a pro rata basis across the scheduled installments of principal of the Term Loans and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

(ii)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)In the event that, prior to the fourth anniversary of the Closing Date, a Premium Event occurs, concurrently with the occurrence of such Premium Event, the following premium (the “Premium”), in addition to the principal of, interest on, and such other amounts as applicable hereunder, shall become immediately due and payable to the Administrative Agent, for the ratable account of each of the applicable Lenders holding the Initial Term Loans, without any declaration or other act on the part of the Administrative Agent or such Lenders:

(A)if such Premium Event occurs prior to the second anniversary of the Closing Date, the Premium (Makewhole);

(B)if such Premium Event occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, a premium equal to 2.00% of the aggregate principal amount of Initial Term Loans subject to such Premium Event;

(C)if such Premium Event occurs on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, a premium equal to 1.00% of the aggregate principal amount of Initial Term Loans subject to such Premium Event; and

(D)if such Premium Event occurs on or after the fourth anniversary of the Closing Date, a premium equal to 0.00% of the aggregate principal amount of Initial Term Loans subject to such Premium Event.

THE PREMIUM SHALL BE DUE IN VIEW OF THE IMPRACTICABILITY AND EXTREME DIFFICULTY OF ASCERTAINING THE ACTUAL AMOUNT OF DAMAGES TO THE LENDERS AS A RESULT OF A PREMIUM EVENT, AND BY MUTUAL AGREEMENT OF THE PARTIES AS TO A REASONABLE ESTIMATION AND CALCULATION OF THE DAMAGES OF THE LENDERS AS A RESULT THEREOF.  THE PREMIUM PAYABLE PURSUANT TO THIS AGREEMENT SHALL BE PRESUMED TO BE THE LIQUIDATED DAMAGES SUSTAINED BY EACH LENDER, AND THE BORROWER AGREES THAT THE PREMIUM IS REASONABLE UNDER THE CIRCUMSTANCES CURRENTLY EXISTING.  THE PREMIUM IS NOT AN ACCELERATED PAYMENT FOR PURPOSES OF SECTION 1124 OF THE BANKRUPTCY CODE AND THEREFORE IS REQUIRED TO BE PAID IN THE EVENT THE INITIAL TERM LOANS ARE REINSTATED PURSUANT TO SECTION 1124 OF THE BANKRUPTCY CODE.  IF THE PREMIUM BECOMES DUE AND PAYABLE PURSUANT TO THIS AGREEMENT, THE PREMIUM SHALL BE DEEMED TO BE THE PRINCIPAL OF THE INITIAL TERM LOANS UNDER THIS AGREEMENT AND INTEREST SHALL ACCRUE ON THE FULL PRINCIPAL AMOUNT OF SUCH INITIAL TERM LOANS (INCLUDING THE PREMIUM) FROM AND AFTER THE PREMIUM EVENT.  IN THE EVENT THE PREMIUM IS DETERMINED NOT TO BE DUE AND PAYABLE BY ORDER OF ANY COURT OF COMPETENT JURISDICTION, INCLUDING, WITHOUT LIMITATION, BY OPERATION OF THE BANKRUPTCY CODE, DESPITE SUCH A PREMIUM EVENT HAVING OCCURRED, THE PREMIUM SHALL NONETHELESS CONSTITUTE OBLIGATIONS UNDER THIS AGREEMENT FOR ALL PURPOSES HEREUNDER AND UNDER ANY RELATED AGREEMENT.  THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREMIUM IN CONNECTION WITH ANY PREMIUM EVENT, IN EACH CASE, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED UNDER APPLICABLE REQUIREMENTS OF LAW.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS ACKNOWLEDGE AND AGREE THAT ANY PREMIUM DUE AND PAYABLE IN ACCORDANCE WITH THIS AGREEMENT DOES NOT AND IS NOT INTENDED TO CONSTITUTE UNMATURED INTEREST.  THE BORROWER FURTHER ACKNOWLEDGES AND AGREES, AND WAIVES ANY ARGUMENT TO THE CONTRARY, THAT PAYMENT OF THE PREMIUM CONSTITUTES A PENALTY OR AN OTHERWISE UNENFORCEABLE OR INVALID OBLIGATION.  THE BORROWER EXPRESSLY AGREES THAT (A) THE PREMIUM IS REASONABLE AND IS THE PRODUCT OF AN ARM’S-LENGTH TRANSACTION BETWEEN SOPHISTICATED BUSINESS PEOPLE, ABLY REPRESENTED BY COUNSEL, (B) THE PREMIUM SHALL BE PAYABLE NOTWITHSTANDING THE THEN PREVAILING MARKET RATES OF INTEREST AT THE TIME PAYMENT IS MADE, (C) THERE HAS BEEN A COURSE OF CONDUCT BETWEEN THE LENDERS AND THE BORROWER GIVING SPECIFIC CONSIDERATION IN THIS TRANSACTION FOR SUCH AGREEMENT TO PAY THE PREMIUM, (D) THE BORROWER SHALL BE ESTOPPED HEREAFTER FROM CLAIMING DIFFERENTLY THAN AS AGREED TO IN THIS SECTION, (E) ITS AGREEMENT TO PAY THE PREMIUM IS A MATERIAL INDUCEMENT TO THE LENDERS TO MAKE THE

INITIAL TERM LOANS AND (F) THE PREMIUM REPRESENTS A GOOD FAITH, REASONABLE ESTIMATE AND CALCULATION OF THE LOSSES OR OTHER DAMAGES OF THE LENDERS AND THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL AMOUNT OF DAMAGES TO THE LENDER AS A RESULT OF THE APPLICABLE PREMIUM EVENT.

(b)Mandatory Prepayments.

(i)Commencing with the fiscal year of the Borrower ending on December 31, 2024, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) for such fiscal year, the Borrower shall, if the Excess Cash Flow of the Borrower and the Subsidiaries is greater than $1,000,000, cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50.0% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of $1,000,000, if any, for the fiscal year covered by such financial statements, minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buy-backs made by the Borrower or any Subsidiary in an amount equal to the amount actually paid in respect thereof) of Term Loans, Refinancing Loans in the form of term loans and Permitted Alternative Incremental Facilities Debt in the form of term loans or notes, in each case to the extent such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, during such fiscal year or after such fiscal year and prior to the making of such Excess Cash Flow payment and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year or after such fiscal year and prior to the making of such Excess Cash Flow payment to the extent the commitments in respect of such Revolving Credit Loans are permanently reduced by the amount of such payments, except, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are not funded with the proceeds of Internally Generated Cash; provided that (x) the ECF Percentage shall be reduced to 25% if the Consolidated Total Net Leverage Ratio for the fiscal year covered by such financial statements was less than 1.875:1.00 and greater than or equal to 1.375:1.00 (in each case, calculated on a pro forma basis) and (y) the ECF Percentage shall be reduced to 0% if the Consolidated Total Net Leverage Ratio for the fiscal year covered by such financial statements was less than 1.375:1.00 (calculated on a pro forma basis).

(ii)(A) Subject to Section 2.05(b)(ii)(B), if following the Closing Date (x) the Borrower or any Subsidiary Disposes of any property or assets, including any Sale and Lease-Back Transaction that constitutes a Disposition (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (f), (g), (j), (k), (m), (n), (p), (r), (t) and (u)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or any Subsidiary of Net Cash Proceeds, in each case, whether in a single transaction or a series of related transactions, in excess of $2,500,000 (the “Individual Proceeds Threshold”), the Borrower shall make a prepayment in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received in excess of the Individual Proceeds Threshold; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with

Section 2.05(b)(ii)(B) (which notice may be provided only if no Specified Event of Default has occurred and is then continuing) in Permitted Acquisitions and/or in long-term assets useful for its or any of its Subsidiaries’ respective businesses (other than working capital) and/or, solely with respect to Net Cash Proceeds received in connection with a Casualty Event as set forth in Section 2.05(b)(ii)(B) and (2) if at the time that any such prepayment would be required, the Borrower or any of the Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly, provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(B)With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition in a Sale and Lease-Back Transaction with respect to any Real Property acquired after the Closing Date and any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A), including any Disposition the Net Cash Proceeds with respect to which are less than the Individual Proceeds Threshold) or any Casualty Event, at the option of the Borrower so long as no Specified Event of Default has occurred and is then continuing, the Borrower may reinvest an amount equal to all or any portion of such Net Cash Proceeds in Permitted Acquisitions and/or in long-term assets useful for its or any of its Subsidiaries’ respective businesses (other than working capital) and/or solely in the case of Net Cash Proceeds received in connection with a Casualty Event, short term assets used to replace short term assets lost in the applicable Casualty Event within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, one hundred eighty (180) days after the twelve (12) month period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(vii) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.

(iii)If, following the Closing Date, the Borrower or any Subsidiary incurs or issues any (A) Refinancing Loans in respect of the Term Loans or (B) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv)(A) Subject to Section 2.05(b)(iv)(B), if following the Closing Date the Borrower or any of its Subsidiaries receive any Las Vegas Termination Payments, the Borrower shall make a prepayment in accordance with Section 2.05(b)(iv)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% of all such Las Vegas Termination Payments.

(B)With respect to any Las Vegas Termination Payments, at the option of the Borrower so long as no Specified Event of Default has occurred and is then continuing, the Borrower may reinvest an amount not to exceed 50% of such Las Vegas Termination Payments in a new restaurant in Las Vegas, Nevada, and notified the Administrative Agent, in writing of the specific investment (in reasonably acceptable detail) into which such Las Vegas Excess Termination Payments have been re-invested within (x) thirty (30) months following receipt of such Las Vegas Termination Payments or (y) if the Borrower enters into a commitment to reinvest such Las Vegas Termination Payments within thirty (30) months following receipt thereof, one hundred eighty (180) days after the thirty (30) month period that follows receipt of such Las Vegas Termination Payments; provided that if any Las Vegas Termination Payments are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Las Vegas Termination Payments are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to 100% of such Las Vegas Termination Payments shall be applied, in accordance with Section 2.05(b)(iv)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(iv), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Las Vegas Termination Payments in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(iv)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Las Vegas Termination Payments are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(vii) below, of the principal amount of Term Loans in an amount equal to 100% of such Las Vegas Termination Payments realized or received.

(v)If following the Closing Date the Borrower or any of its Subsidiaries receive any Cure Amount, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of any Cure Amount received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Cure Amount.

(vi)Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied pro rata among the Initial Term Loans and (except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Offer with respect to other Classes of Term Loans) all other Classes of Term Loans and shall be applied on a pro rata basis across the scheduled installments of principal of the Term Loans.  Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (vii) of this Section 2.05(b).

(vii)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be agreed to the Administrative Agent in its reasonable discretion) on the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment.  Each Appropriate Lender may reject all of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment.  Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans.  Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).  For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.05(a) above.

(viii)[Reserved].

(ix)Notwithstanding any other provisions of this Section 2.05(b), to the extent that any Excess Cash Flow or all or any portion of the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event or incurrence or issuance of Indebtedness by a Foreign Subsidiary giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii) (each such Disposition and Casualty Event, a “Specified Asset Sale”) (A) are prohibited or delayed by applicable local Law or prohibited by constituent document restrictions (including, without limitation, in the case of minority ownership by third parties) from being repatriated to the jurisdiction of organization of the Borrower or (B) with respect to which the Borrower has determined in good faith that repatriation of any or all of the Excess Cash Flow or Net Cash Proceeds of any Specified Asset Sale to the jurisdiction of organization of the Borrower could reasonably be expected to have an adverse tax consequence to the Borrower or any of its Subsidiaries (including pursuant to Section 956 of the Code), then, solely to the extent such result is not directly attributable to actions taken by the Borrower or any of its Subsidiaries with the intent of avoiding or reducing any prepayment otherwise required under this Section 2.05(b), (1) an amount equal to the portion of such Excess Cash Flow or Net Cash Proceeds which would be so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Subsidiary, (2) the Borrower agrees to use and to cause the applicable Subsidiary to use commercially reasonable efforts to overcome or eliminate any such restrictions and/or to minimize any such adverse tax consequences to make the relevant prepayment (net of an amount equal to the additional taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) within one year following the date on which the respective prepayment would otherwise have been required and (3) if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds and Excess Cash Flow is permissible under the applicable local law or applicable constituent documents (including, without limitation, in the case of minority ownership by third parties) or if such adverse tax consequence no longer exists (even if such cash is actually not repatriated), an amount equal to the amount of Net Cash Proceeds or Excess Cash Flow otherwise subject to such restrictions that could be repatriated will be promptly (and in any event not later than ten (10) Business Days after such repatriation is or such repatriation could be accomplished) applied (net of an amount equal to the additional taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) to the repayment of the Loans pursuant to this Section 2.05(b).  The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default and shall be retained by the Borrower and its Subsidiaries.

(x)If for any reason the sum of the Total Revolving Credit Outstandings at any time exceeds the Revolving Commitment, the Borrower shall immediately prepay the Revolving Credit Loans and/or Cash Collateralize the Letter of Credit Outstandings  related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the Letter of Credit Outstandings pursuant to this Section 2.05(b)(ix) unless after the prepayment in full of the Revolving Credit Loans the sum of the Total Revolving Credit Outstandings exceeds the aggregate Revolving Commitments.

(xi)If any amount of Revolving Credit Loans are borrowed on the Closing Date as a result of an increase to the purchase price as a result of an increase in the cash on hand at the Target, the Borrower shall prepay the entire amount of such Revolving Credit Loans within two (2) Business Days of the Closing Date, and the Revolving Credit Loans may not be reborrowed until the date that is four (4) Business Days after the Closing Date.

(c)Interest, Funding Losses, Etc.  All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.04 and any Premium required under Section 2.05(a)(iii).

Section 2.06Termination or Reduction of Commitments; Repayment.

(a)Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Term Commitments of any Class or the unused Revolving Commitments of any Class, or from time to time permanently reduce the unused Term Commitments of any Class or the unused Revolving Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Term Commitments or Revolving Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)Mandatory.  The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01(a) on the Closing Date.  The Revolving Commitments of each Revolving Credit Lender shall automatically and permanently terminate on the Revolving Commitment Termination Date.

(c)Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06.

(d)Repayment of Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans (i) on the last Business Day of each fiscal quarter of the Borrower, (A) commencing with the fiscal quarter of the Borrower ending on September 30, 2024 and through the fiscal quarter of the Borrower ending on June 30, 2025, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date, (B) commencing with the fiscal quarter of the Borrower ending on September 30, 2025 and through the fiscal quarter of the Borrower ending on June 30, 2027, an aggregate principal amount equal to 0.625% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date, and (C) commencing with the fiscal quarter of the Borrower ending on September 30, 2027 and thereafter, an aggregate principal amount equal to 1.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05.  In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.

Notwithstanding the foregoing, (1) the Initial Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date with respect to the

Initial Term Loans and (2) the Revolving Credit Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date with respect to the Revolving Credit Facility.

Section 2.07[Reserved].

Section 2.08Interest.

(a)Subject to the provisions of Section 2.08(b),

(i)in the case of each Initial Term Loan, (A) each Initial Term Loan that is a Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate and (B) each Initial Term Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and

(ii) in the case of each Revolving Credit Loan, (A) each Revolving Credit Loan that is a Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate and (B) each Revolving Credit Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)Upon the occurrence of an Event of Default and during the continuation of an Event of Default, the Borrower shall pay interest on the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, at a fluctuating interest rate per annum at all times equal to the Default Rate (whether before or after any judgment) to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest at the Default Rate (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law

Section 2.09Fees.  The following fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent):

(a)Unused Revolving Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Revolving Commitment Percentage, an aggregate fee for all Revolving Credit Lenders (the “Unused Revolving Commitment Fee”) equal to the Applicable Unused Fee Rate per annum of the average daily balance of the Unused Revolving Commitment during each calendar quarter (or relevant portion of the calendar month

(with respect to the first such payment being made after the Closing Date or the last such payment made on the Maturity Date)).  The Unused Revolving Commitment Fee shall be payable quarterly in arrears, on the last day of each quarter after the Closing Date and on the Revolving Commitment Termination Date.

(b)Letter of Credit Fee.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders who are then participating in the Letters of Credit, on the first day of each calendar month after the Closing Date and on demand after the Revolving Commitment Termination Date, in arrears, a fee (each, a “Letter of Credit Fee”) with respect to each Letter of Credit, equal to (x) the then Applicable Rate for Term SOFR Loans that are Revolving Credit Loans times (y) the average daily amount available to be drawn under such Letter of Credit.  Letter of Credit Fees shall be computed on a monthly basis in arrears.  If there is any change in the Applicable Rate during any month, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, at the option of the Administrative Agent (or upon the request of the Required Lenders), while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(c)Fronting Fees.  The Borrower shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank, and (ii) a fronting fee (each, a “Fronting Fee”) equal to one quarter of one percent (0.250%) times the average daily amount available to be drawn under Letters of Credit issued by such Issuing Bank, determined in accordance with Section 1.06.  Each such Fronting Fee shall be payable on the first day of each calendar month after the Closing Date and on demand after the Revolving Commitment Termination Date, in arrears.  In addition, the Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect.

Section 2.10Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by the “corporate base rate” shall be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11Evidence of Indebtedness.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12Payments Generally

(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)Except as set forth in the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and

(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)The obligations of the Lenders hereunder to make Loans are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations under the Loan Documents then owing to such Lender.

Section 2.13Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Term Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Term Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder.  The Borrower agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14Incremental Credit Extensions.

(a)At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to increase the amount of Term Loans or add one or more additional tranches of term loans (any such Term Loans or additional tranche of term loans, the “Incremental Term Loans” and an “Incremental Facility”).  Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (i) the Unrestricted Incremental First Lien Amount plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements effected after the Closing Date of Term Loans and Permitted Alternative Incremental Facilities Debt, in each case solely to the extent such Indebtedness is secured on a pari passu basis with the Initial Term Loans but in each case excluding any such prepayments, repurchases, redemptions or other retirements made with the proceeds of substantially concurrent borrowings of new Loans hereunder or with the proceeds of substantially concurrent incurrences of other long term Indebtedness (other than borrowings under the Revolving Credit Facility or other revolving indebtedness) (this clause (ii), the “Voluntary Prepayment  Amount”). Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.  Each Incremental Facility shall rank pari passu or junior in right of payment to the Initial Term Loans and shall rank pari passu with or, at the Borrower’s option, junior in right of security with the Liens on the Collateral securing the Initial Term Loans or be unsecured; provided, that if such Incremental Facility ranks junior in right of security with the liens on the Collateral securing the Term Facility or is unsecured, such additional term loan credit facilities will be established as a separate facility (and pursuant to separate documentation) from the Term Facility.  To the extent such Incremental Facility is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral and shall be subject to an Applicable Intercreditor Agreement.  The Borrower shall be the borrower under any Incremental Facility.

(b)Any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Initial Term Loans, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that, if such Incremental Term Loans are secured by any Liens on the Collateral on a pari passu basis with the Liens securing the Obligations, if the Effective Yield of such Incremental Term Loans exceeds the Effective Yield of the Initial Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Initial Term Loans shall be adjusted such that the Effective Yield of the Initial Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum (the foregoing, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the Initial Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Initial Term Loans shall be effected solely through an increase in the interest rate floor applicable to the Initial Term Loans), (iii) shall not mature earlier than 91 days prior to the Latest Maturity Date applicable to the Initial Term Loans (or earlier than the Latest Maturity Date applicable to the Term Loans in the case of any such Incremental Term Loan that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations), (iv) shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding Initial Term Loans), (v) shall not have mandatory prepayments applied thereto on a greater than pro rata basis relative to the Initial Term Loans and if such Incremental Facility ranks junior in right of security with the liens on the Collateral securing the Term Facility shall participate on a junior basis to the Term Facility; and (vi) except to the extent otherwise permitted by this Section 2.14, shall have covenants and events of default (including pricing, fees, rate floors and prepayment or redemption terms shall either, taken as a whole, are substantially identical to or no more favorable to the lenders providing such Incremental Term Loans, than those of the Initial Term Loans (other than those that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder).

(c)Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Facility.

(d)The Borrower shall first seek any Incremental Facility from the existing Lenders on a pro rata basis, and each such Lender shall, by written notice to the Borrower or the Administrative Agent not more than ten (10) days after the date of the Administrative Agent’s receipt of such written notice from the Borrower, either elect to provide its pro rata portion of the offered amount of such Incremental Facility or decline (in each case, in such Lender’s sole discretion) to provide such Incremental Facility (and any such Lender that does not deliver such a written notice within such period of ten (10) days shall be deemed to have declined to provide such Incremental Facility).  In the event that any existing Lender declines to provide its pro rata share of such Incremental Facility, the Borrower may then seek the balance of each declining Lender’s pro rata share of such Incremental Facility on the same terms from any additional bank, financial institution or other Person so long as such additional bank, financial institution or other Person shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”); provided that, the Borrower must first offer such declined pro rata share to the existing Lenders that have agreed to provide their ratable share of such Incremental Facility (the foregoing provisions of this Section 2.14(d), the “ROFO Provision”).

(e)Any Additional Lender, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender, the Administrative Agent. Term Commitments in respect of any Incremental Term Loans shall become Term Commitments under this Agreement.  An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14.  Any Incremental Facility Amendment, and the use of proceeds thereunder, shall be pursuant to documentation to be mutually agreed between the applicable Lenders and the Borrower.

(f)The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date), (ii) subject to Section 1.09, no Default or Event of Default shall exist, or would result from such issuance of the proceeds of such Incremental Facility; provided in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations (conformed as necessary for such Limited Condition Transaction) and (2) no Specified Events of Default shall be continuing at the time such Limited Condition Transaction is consummated).

(g)No Affiliated Lender may provide or hold any portion of any Incremental Facility if that would result in Affiliated Lenders holding more than the Affiliated Lender Percentage of the aggregate amount of the Term Loans, all Incremental Facilities and Permitted Alternative Incremental Facilities Debt.

(h)The proceeds of any Incremental Term Loans will be used only for general corporate purposes (including (without limitation) Permitted Acquisitions).

Section 2.15Extensions of Term Loans.

(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of the applicable Class and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans, as applicable, in each case as so extended, as well as the original Term Loans (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans otherwise satisfying the criteria set forth below), so long as the following terms are satisfied:  (i) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (ii), (iii) and (iv), be determined between the Borrower and set forth in the relevant Extension Offer and apply after the Maturity Date), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.06(d) for periods prior to the Maturity Date for Term Loans may not be increased, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (v) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), as the case may be, in respect of which Term Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, as the case may be, of such Term Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (viii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.  No Lender shall be obligated to extend its Term Loans unless it so agrees.

(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans; provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrower pursuant to Section 3.06.  All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15.

(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)[Reserved];

(b)the Outstanding Amount of Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Obligations owing to such Defaulting Lender or

(y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Obligations owing to such Defaulting Lender;

(c)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).

Section 2.17[Reserved](a).

Section 2.18Alternate Rate of Interest.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.18), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.18.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f)Certain Defined Terms.  As used in this Section 2.18:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(d).

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment for the applicable tenor (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (c) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.18.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR.  As of the Closing Date, the Floor is 1.00% per annum.

“Reference Time” with respect to any setting of the then-current Benchmark with respect to any Benchmark Replacement means the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01Taxes.

(a)For purposes of this Section 3.01, the term “applicable law” includes FATCA.  Except as provided in this Section 3.01, any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law.  If any applicable withholding agent shall be required by any Laws (as determined in the good faith discretion of the withholding agent) to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to the applicable Loan Party and the Administrative Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Loan Parties agree to pay any Other Taxes.

(c)The Loan Parties agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable or paid by the Administrative Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if any Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent, or Lender, as applicable, will use commercially reasonable efforts to cooperate with such Loan Parties to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 3.01(d)) so long as such efforts would not, in the discretion of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by the Loan Parties or be otherwise materially disadvantageous or burdensome to the Administrative Agent or such Lender.  The Administrative Agent or Lender, as the case may be, will, at the Borrower’s request, provide the Borrower with a written statement thereof setting forth in reasonable detail the basis of such amounts which shall be conclusive absent manifest error.  Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or the Administrative Agent makes a demand therefor.  Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify the Administrative Agent or any Lender pursuant to this Section 3.01(c) for any amounts (including any incremental interest, penalties or expenses) resulting from the failure of the Administrative Agent or such Lender to notify the Loan Party of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the Government Authority of the specific tax assessment giving rise to such indemnification claim.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(c).

(d)As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)If any Lender or Agent determines, in its reasonable discretion exercised in good faith, that it has received a refund in respect of any Taxes (including any credit in lieu of a refund) as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to such Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to such Loan Party, net of all reasonable out-of-pocket expenses (including any Taxes) incurred by such Lender or the Administrative Agent, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, shall repay the amount paid over pursuant to this Section 3.01(e) (plus any applicable interest, additions to tax or penalties imposed by the relevant Government Authority) to such Lender or Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant Governmental Authority.  Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender, it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), to designate another Applicable Lending Office for any Loan affected by such event or to assign its rights and obligations hereunder to another Applicable Lending Office; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g)Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by applicable Law, or any documentation reasonably requested by the Borrower or the Administrative Agent, in each case properly completed and executed as applicable, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender or Agent under any Loan Document.  Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.  Solely for purposes of this Section 3.01(g), the definition of “Lender” shall include the Administrative Agent.

Without limiting the generality of the foregoing:

(i)Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii)Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Law or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable; provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s), or

(E)two duly completed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents.

(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 3.01(g)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in the preceding sentences, the completion, execution and submission of documentation (other than such documentation set forth in paragraphs (g)(i), (g)(ii) and (g)(iii) of this Section 3.01) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(g).

Section 3.02Inability to Determine Rates.  Subject to Section 2.18, if in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan and the Required Lenders have provided written notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to Term SOFR component of the Base Rate, the utilization of Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of the preceding paragraph in this Section 3.02, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

Section 3.03Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans.

(a)If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (iii) Excluded Taxes described in clause (a) of the definition of Excluded Taxes to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (or are franchise Taxes imposed in lieu thereof) or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)If any Lender determines that as a result of any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and amounts necessary to compensate for such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, additional interest on the unpaid principal amount of each Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Term Commitments or the funding of Term SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give notice fifteen (15)

days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d)Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event or to assign its rights and obligations hereunder to another Applicable Lending Office; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).

Section 3.04Funding Losses.  The Borrower shall compensate such Lender for and hold such Lender harmless from any actual out-of-pocket loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;

including any actual out-of-pocket loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

Any Lender requesting compensation under this Section 3.04 shall be required to deliver a certificate to the Borrower that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers under comparable syndicated credit facilities in connection with any request for payment, which certificate shall be conclusive absent manifest error.  The Borrower shall pay (or cause to be paid) such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 3.05Matters Applicable to All Requests for Compensation.

(a)The Administrative Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)If the obligation of any Lender to make or continue any Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s Term SOFR Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)to the extent that such Lender’s Term SOFR Loans denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.

(d)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Term SOFR Loans denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Term Commitments.

Section 3.06Replacement of Lenders under Certain Circumstances.

(a)If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and such Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(f) or any Lender ceases to make Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrower may, at its sole expense and on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans, Revolving Commitments or Term Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).

(b)Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Term Commitment, Revolving Commitment and outstanding Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Term Notes, if any, evidencing such Loans to the Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Term Commitments, Revolving Commitments and outstanding Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such Assignment and Assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Premium Event, the premium, if any, that would have been payable by the Borrower on such date pursuant to Section 2.05(a)(iii) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Term Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Term Commitments, Revolving Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)[Reserved].

(d)In the event that (i) the Borrower or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.07Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.08Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, the resignation or replacement of the Administrative Agent and any assignment of rights by or replacement of a Lender.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01Conditions to Closing Date.  The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):

(a)The Administrative Agent’s (or its legal counsel’s) receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in respect of (a)(vi) below), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)executed counterparts of this Agreement from each of the Loan Parties listed on the signature pages thereto;

(ii)a Term Note or Revolving Credit Note, as applicable, executed by the Borrower in favor of each Lender that has requested a Term Note or Revolving Credit Note, as applicable, at least five (5) Business Days in advance of the Closing Date;

(iii)a Committed Loan Notice with respect to the Loans to be made on the Closing Date meeting the requirements of Section 2.02(a) together with a funds flow memorandum with respect to the Transactions;

(iv)subject to the Limited Conditionality Provisions, each Collateral Document required to be executed on the Closing Date (subject to Section 6.12(b)) duly executed by each Loan Party party thereto, together with (except as provided in such Collateral Documents);

(A)subject to the Limited Conditionality Provisions, all Pledged Collateral required to be pledged and delivered on the Closing Date (subject to Section 6.12(b)) pursuant to the Collateral and Guarantee Requirement to the Administrative Agent;

(B)subject to the Limited Conditionality Provisions and the last paragraph of this Section 4.01, evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v)a certificate of a Responsible Officer, responsible officer, secretary, assistant secretary or other authorized person of each Loan Party, dated the Closing Date, with customary certifications and attaching (i) a copy of the resolutions of the applicable governing body of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery, and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (ii) the applicable Organization Documents of each Loan Party and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the authorized officers of each Loan Party executing the Loan Documents to which it is a party;

(vi)customary favorable legal opinion from (a) Stoel Rives LLP, (b) Baird Holm LLP, (c) Bartlit Beck LLP, (d) Rice Reuther Sullivan & Carroll, LLP, (e) Lewis Roca Rothgerber Christie LLP and (f) Thompson Hine LLP, counsel for the Loan Parties, dated as of the Closing Date and addressed to the Lenders and the Administrative Agent; and

(vii)(a) a certificate attesting to the Solvency of the Borrower and its Subsidiaries (on a Consolidated basis) on the Closing Date after giving effect to the Transaction, from the Borrower’s chief financial officer or other officer with equivalent duties in the substantially similar form included as Exhibit M hereto and (b) a certificate of a Responsible Officer of the Borrower or other officer with equivalent duties, dated as of the Closing Date, certifying that the conditions specified in Sections 4.01(d), 4.01(f) and 4.01(k) and, to the knowledge of the Borrower, the condition specified in Section 4.01(i), have been satisfied.

(b)All fees required to be paid on the Closing Date pursuant to the Fee Letters and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Fee Letters, in each case, to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid in full in cash, or shall be paid substantially concurrently with, the initial Borrowing hereunder (which amounts may be offset against the proceeds of the initial Borrowing).

(c)The Lead Arrangers shall have received (i) the Audited Financial Statements and (ii) the Unaudited Financial Statements.

(d)Substantially simultaneously with the initial borrowing under the Facilities and the consummation of the Closing Date Acquisition, the Closing Date Refinancing shall be consummated.  Holdings, the Borrower, the Target, and each of their respective Subsidiaries shall not have any outstanding indebtedness other than permitted Indebtedness permitted as set forth in this Agreement or indebtedness to be repaid in full on the Closing Date (substantially simultaneously or substantially concurrent with (and for the avoidance of doubt, on the same day as) the initial funding of the Facilities) pursuant to customary payoff and lien release letters that are in form and substance reasonably satisfactory to each of the Lenders.

(e)[Reserved].

(f)During the period beginning on March 26, 2024  and ending on the Closing Date, neither Holdings, nor the Borrower nor any of their respective Subsidiaries (other than the Target and its Subsidiaries) shall have made any dividend or redemption, retirement repurchase or other acquisition in respect of its Equity Interests, other than (i) dividends of an administrative nature (and not general dividends), (ii) dividends in respect of tax distributions, (iii) stock repurchases in an aggregate amount not exceeding $5,000,000 in respect of common stock of Holdings in connection with its share repurchase program and (iv) ordinary course intercompany cash flows from any Subsidiaries to Borrower.

(g)At least three business days prior to the Closing Date, the Administrative Agent and the Lenders shall have received (a) all documentation and other information about each of Holdings, the Borrower, the Target and each of their respective Subsidiaries that shall have been reasonably requested by the Administrative Agent or any of the Lenders in writing at least 10 business days prior to the Closing Date and that the Administrative Agent or any Lenders reasonably determines is required by applicable regulatory authorities under applicable “know your customer” and applicable Anti-Money Laundering Laws, including without limitation, the USA PATRIOT Act and (b) if the Borrower qualifies as a “legal entity” customer under 31 C.F.R. §1010.230 and the Administrative Agent or any of the Lenders has requested such certification at least ten business days prior to the Closing Date, a beneficial ownership certification in relation to the Borrower, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

(h)The Closing Date Acquisition shall have been consummated, or substantially simultaneously with the initial borrowings under the Facilities shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement.

(i)Since the date of the Acquisition Agreement, there shall not have occurred any Effect (as defined in the Acquisition Agreement) that, individually or in the aggregate, has had a Company Material Adverse Effect (as defined in the Acquisition Agreement).

(j)Prior to or substantially concurrently with the initial funding of the Facilities and the consummation of the Closing Date Acquisition, Holdings shall have (i) issued Holdings Preferred Stock with an aggregate initial liquidation preference not less than $150,000,000, which issuances shall be in all material respects accordance with the terms set forth in the Investment Agreement, dated as of March 26, 2024, among Holdings, HPC III Kaizen LP and HPS Investment Partners, LLC (after giving effect to any modifications, amendments, consents or waivers thereto by Holdings, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders in their capacities as such, unless consented to in writing by each of the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned) and (ii) contributed the net proceeds of such issuance to the Borrower.

(k)The accuracy of (i) all of the Specified Representations in all material respects (but without duplication of any materiality qualifiers set forth therein) and (ii) all of the Specified Acquisition Agreement Representations to the extent required by the Limited Conditionality Provisions, in each case with respect to the foregoing clauses (i) and (ii) as of the Closing Date after giving effect to the closing of the Closing Date Acquisition and the other Transactions contemplated hereby to be consummated on the Closing Date, in each such case to the same extent as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be accurate in all such respects on and as of such earlier date).

(l)Subject in all respects to the Limited Conditionality Provisions, all documents and instruments required to create and perfect the Administrative Agent’s security interest in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing, subject to no other liens other than Permitted Liens.

For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the Closing Date.

Section 4.02Conditions to Subsequent Credit Extensions.  Subject to Section 1.09 (to the extent applicable to such Credit Extension) and Section 2.14, the obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a)the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(b)at the time of and immediately after giving effect to the applicable Credit Extension, no Default or Event of Default shall exist and be continuing; and

(c)the Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Subject to Section 1.09 (to the extent applicable to such Credit Extension) and Section 2.14, each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders on the Closing Date and on and as of each date as required by Section 4.02 or as required by any other provision in any Loan Document that:

Section 5.01Existence, Qualification and Power; Compliance with Laws.  Holdings, the Borrower and each Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all applicable Laws (including to the extent required by applicable Anti-Money Laundering Laws) and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Applicable Intercreditor Agreement) or (iv) violate any material Law; except in the case of clauses (b)(ii), (b)(iii) and (b)(iv), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral

Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements and the Unaudited Financial Statements each fairly present in all material respects the financial condition of the Borrower and the GAAP Consolidated Members of the Borrower, in each case, as of the dates thereof and their results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date, and in the case of the Audited Financial Statements, prepared in accordance with GAAP consistently applied throughout the periods covered thereby (in the case of interim statements, subject to year-end adjustments and the absence of footnotes).  All projections delivered from time to time to the Administrative Agent and Lenders, in each case, have been prepared in good faith, based on assumptions believed by the management of Borrower to be reasonable in light of the circumstances at the time of preparation; it being understood that any such projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.

(b)Since December 31, 2023, there has been no change in the condition, financial or otherwise, of the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

Section 5.06Litigation.  Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues that could reasonably be expected to be determined adversely to the Borrower or such Subsidiary, and if so determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07Ownership of Property; Liens.  Each Loan Party and each of its Subsidiaries has good and valid fee title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, including the Material Real Property, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08Environmental Matters.  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)no past or present operations of the Loan Parties or any of their respective Subsidiaries are in violation of Environmental Laws and no property currently or, or to the knowledge of the Borrower, formerly owned, leased or operated by the Loan Party or any of its Subsidiaries (i) violate are subject to any pending (or, to the knowledge of the Borrower, threatened) federal, state, provincial, territorial or local investigation to determine whether any remedial action is needed to address any Releases or threatened Releases of Hazardous Materials;

(b)no Loan Party nor any Subsidiary is subject to any pending Environmental Liabilities or has received any Environmental Notice, and to the knowledge of the Borrower, no Environmental Notice been threatened; and

(c)no Loan Party nor any Subsidiary has any liability (contingent or otherwise) with respect to any Release or threatened Release of Hazardous Materials on, or disposal of any Hazardous Materials transported from, any property now or previously owned, leased or operated by it.

Section 5.09Taxes.  The Borrower and each Subsidiary has timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and has timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP or, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10Compliance with ERISA.  Except as disclosed on Schedule 5.10:

(a)No Loan Party sponsors,  maintains or contributes to any Pension Plan or Multiemployer Plan. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal, state, provincial and territorial laws except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or with respect to a preapproved plan, can rely on an opinion or advisory letter from the Internal Revenue Service, or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case except to the extent the failure to obtain such determination letter or opinion or advisory letter, make application therefor or retain such qualification could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and ERISA Affiliate has in all material respects met all applicable requirements under the Code and ERISA, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.

(b)There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date, except to the extent such events or circumstances described in clauses (i), (ii), (iii), (iv) and (v) hereof could not reasonably be expected to have a Material Adverse Effect.

(d)With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made in all material respects, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the Fair Market Value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities; and (iv) it has been operated in all material respects in compliance with its terms and applicable Law.

Section 5.11 Insurance.  Each of the Loan Parties and each of their respective Subsidiaries and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.

Section 5.12Margin Regulations; Investment Company Act.

(a)No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13Disclosure.  As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.

Section 5.14Intellectual Property; Licenses, Etc.  To the knowledge of the Borrower, each of the Loan Parties and the other Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, trade secrets, database rights, design rights and other intellectual property rights, and all registrations and applications for registration thereof (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted and without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15Solvency.  On the Closing Date after giving effect to the Transaction, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

Section 5.16Collateral Documents.  The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document or the Applicable Intercreditor Agreement), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the Applicable Intercreditor Agreement), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

Section 5.17Use of Proceeds.  The proceeds of the Initial Term Loans and the Revolving Credit Loans, if any, shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 5.18Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(a)None of the Borrower, Holdings, any Subsidiary or any director, officer, or, to the knowledge of the Borrower, Holdings, or any Subsidiary, employee or agent of the Borrower, Holdings, or any Subsidiary currently is (i) a Sanctioned Person; (ii) engaged in any dealings or activities with or involving a Sanctioned Person or in a Designated Jurisdiction; (iii) violated applicable Sanctions in any respect or violated Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect; or (iv) been the subject or target of any pending or threatened investigation, proceeding, or other action brought by any Governmental Authority related to the actual or suspected violation of applicable Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws.

(b)No portion of the proceeds of the Loans will be used by the Borrower, directly or indirectly, or lent, contributed, or otherwise made available to any Subsidiary, affiliate, or any other Person to fund, finance, or facilitate any dealings or activities (i) that would constitute or give rise to a violation of applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) that would otherwise constitute or give rise to a violation of Sanctions by any Person party to the agreement hereto.

(c)Each of the Borrower and the Subsidiaries have implemented and maintained, or been subject to, policies and procedures designed to promote and achieve compliance with applicable Sanctions and Anti-Corruption Laws.

Section 5.19Labor Relations.

(a)There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 5.19, as of the Closing Date, (i) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party or any Subsidiary of any Loan Party, (ii) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party or any Subsidiary of any Loan Party and (iii) no such representative has sought certification or recognition with respect to any employee of any Loan Party or any Subsidiary of any Loan Party.

(b)Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all employment agreements, employment contracts, collective bargaining agreements and other agreements among any such Loan Party or Subsidiary and its employees (collectively, “Labor Contracts”) and all applicable federal, state and local labor and employment laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts.

(c)The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

Section 5.20Material Contracts.  Schedule 5.20 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, together with any updates provided pursuant to Section 6.03, (a) all such Material Contracts are in full force and effect, (b) no defaults currently exist thereunder, and (c) each such Material Contract has not been amended, waived, or otherwise modified except as permitted under this Agreement, except, in each case of clauses (a), (b) and (c), where such default, amendment, waiver, modification or failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 5.21Senior Indebtedness.  The Obligations of each Loan Party, as applicable, constitute “Senior Indebtedness” or a term of similar import under and as defined in each definitive document governing the Junior Debt.  The Obligations guaranteed by each Guarantor hereunder, as applicable, constitute “Guarantor Senior Indebtedness” or a term of similar import under and as defined in each definitive document governing the Junior Debt.

Section 5.22Government Contracts.  As of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority, and no Loan Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), the Financial Administration Act (Canada), or any similar state or local law.

Section 5.23Food Safety Laws.  (i) The operations of Holdings and each of its Subsidiaries are and have been in compliance in all material respects with all applicable Food Safety Laws, including obtaining, maintaining and complying with all permits, licenses, or other approvals required by any Food Safety Law; (ii) no written notice, request for information, order, complaint or penalty has been received by Holdings or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened which allege a material violation of or material liability under any Foods Safety Laws, in each case relating to Holdings or any of its Subsidiaries; (iii) Holdings and each of its Subsidiaries’ recordkeeping practices comply in all material respects with the requirements of the Food Safety Laws, including FDA regulations implementing the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (iv) Holdings and each of its Subsidiaries have practices in place to ensure continuing compliance with the safety and labeling requirements of applicable Food Safety Laws, including, to the extent applicable to Holdings and its Subsidiaries, requirements related to sanitary transportation, supplier verification, hazard analysis and critical control points, food safety plans, food defense, current good manufacturing practices, sanitation standard operating procedures, temperature control, environmental monitoring, food additives, beer production, wine and spirits labeling, and menu labeling; (v) to the knowledge of Holdings and each of its Subsidiaries, all of the food and alcohol products produced or sold by Holdings and each of its Subsidiaries (a) have been properly handled and stored and are properly manufactured, packaged and labeled and fit for human consumption or other intended use, (b) are not and have not been adulterated, misbranded or otherwise violative within the meaning of the United States Federal Food, Drug, and Cosmetic Act as amended, the Federal Alcohol Administration Act as amended, and any regulations promulgated thereunder, or under any other Food Safety Laws, and (c) bear and have borne all required warning statements and allergen declarations; (vi) Holdings and each of its Subsidiaries have, in a timely manner, filed with the applicable Governmental Authorities all required reports, including reports involving serious injury related by a reasonable probability to the consumption of any product; (vii) Holdings and its Subsidiaries have not received notice from the FDA, TTB or any other Governmental Authority, or has knowledge, that there are any circumstances existing which would be reasonably likely to lead to any enforcement action or loss of, or refusal to renew, any permit, license, or approval related to the making of or sale of any food or alcohol product; and (viii) there is not currently, and has not been during the past three (3) years preceding the Closing Date, nor is there under consideration or investigation by Holdings or any of its Subsidiaries, any seizure, withdrawal, recall, suspension or detention of any product manufactured or sold by the Borrower or any of its Subsidiaries (a “Recall”) nor, to the knowledge of Holdings or any of its Subsidiaries, is there any investigation or proceeding by the FDA, TTB, USDA, or any other Governmental Authority seeking any such Recall or enforcement action, except in each case of clauses (i) through (viii) of this Section 5.23, as could not reasonably be expected to have a Material Adverse Effect.

Section 5.24Farm Products.  As of the Closing Date, the Borrower and its Subsidiaries are not parties to any Farm Product Purchase Agreements.

Section 5.25Data Privacy and Security.

(a)Holdings and its Subsidiaries have implemented commercially reasonable procedures designed to ensure that software used in the operation of their business is materially free of any code designed to (or intended to): (i) disrupt, disable, harm, or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or (ii) compromise the privacy or data security of a user or damage or destroy any data or file without the user’s consent.  The information technology systems and databases used by Holdings and its Subsidiaries are sufficient in all material respects for the needs of their business and in accordance with customary industry standards and practices.  There has been no (x) failure or other substandard performance of any such information technology system or database that has caused any material disruption to the business of Holdings and its Subsidiaries or (y) to the knowledge of the Loan Parties, unauthorized intrusions or breaches of security with respect to any information technology systems and databases used by Holdings and its Subsidiaries, except, in each case of clause (x) and (y), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Each of Holdings and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with all applicable requirements of law and Contractual Obligations regarding the collection, protection, storage, use, processing, disclosure, retention and transfer of Personal Information and (ii) has commercially reasonable safeguards in place to protect Personal Information in their possession or control from unauthorized access by other Persons, except, in each case of clause (i) and (ii), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)There have not been, to the knowledge of the Loan Parties, any unauthorized intrusions or breaches of the security of any of the information technology systems and databases, any unauthorized access or use of any Personal Information or other information stored or contained therein or accessed or processed thereby, or any compromise of the confidentiality, integrity, or availability of Personal Information or the physical, technical, administrative, or organizational safeguards put in place by Holdings or any of its Subsidiaries that relate to the protection of Personal Information, except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No Person has, to the knowledge of the Loan Parties, made any illegal or unauthorized use of Personal Information that was controlled by or on behalf of Holdings or any of its Subsidiaries and is in the possession or control of Holdings or any of its Subsidiaries, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the knowledge of the Loan Parties, no facts or circumstances exist that could reasonably be expected to give rise to any such unauthorized intrusion or breach, unauthorized access or use, or compromise that could reasonably be expected to have a Material Adverse Effect.

(d)Neither Holdings nor any of its Subsidiaries has received any, and there has not been any written complaint delivered to any regulatory or other governmental body or official, foreign or domestic, or any audit, proceeding, investigation (whether formal or informal), or claim against or relating to Holdings or any of its Subsidiaries by any private party or any regulatory or other governmental body or official, foreign or domestic, regarding the collection, use, retention, storage, transfer, disposal, disclosure or other processing of Personal Information, and no such complaint, audit, proceeding, investigation or claim has been threatened in writing against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

Section 5.26Centre of main interests and establishments.  For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Loan Party that is a Foreign Subsidiary incorporated under the laws of a member state of the European Union is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 5.27Excluded Foreign Subsidiaries.  As of the Closing Date, the Foreign Subsidiaries of the Borrower constitute Excluded Foreign Subsidiaries and meet the conditions set forth in the proviso to the definition of “Excluded Foreign Subsidiary.”

ARTICLE VI

Affirmative Covenants

From and after the Closing Date and for so long as any Lender shall have any Term Commitment or Revolving Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than (i) contingent indemnification and expense reimbursement obligations not yet due and (ii) obligations of any Loan Party or any other Subsidiary arising under Secured Hedge Agreements), Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Subsidiaries to:

Section 6.01Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)as soon as available, but in any event within 120 days after the end of each fiscal year of Holdings (or, with respect to the first fiscal year ending after the Closing Date, within 150 days), a Consolidated balance sheet of Holdings and the Subsidiaries as at the end of such fiscal year (commencing with the first fiscal year of Holdings ending after the Closing Date), and the related consolidated statements of income or operations, stockholders’ equity, cash flows and changes in retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the corresponding figures from the Financial Plan for the current fiscal year covered by such financial statements, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or other independent registered public accounting firm of nationally recognized standing selected by Holdings and reasonably satisfactory to the Administrative Agent that is not subject to any qualification as to scope of such audit or going concern on a consolidated basis, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” explanatory paragraph or like statement (other than (x) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or any other Indebtedness and (y) a default or prospective default under any financial covenant) or any qualification as to the scope of such audit;

(b)as soon as available, but in any event, within 60 days after the end of each fiscal quarter of each fiscal year of Holdings (or, with respect to the first two fiscal quarters for which unaudited quarterly financial statements are required after the Closing Date, within 75 days), a Consolidated balance sheet of Holdings and the Subsidiaries as at the end of such fiscal quarter (commencing with the first fiscal quarter of Holdings ending after the Closing Date; provided the first delivery of such quarterly financial statements shall also include quarterly financial statements for all periods prior to the Closing Date that have not yet been delivered), and the related (i) consolidated statements of income or operations and equity for such fiscal quarter and for the portion of the fiscal year then ended, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, the corresponding portion of the previous fiscal year and the corresponding figures from the Financial Plan for the current fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and the other Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; provided, that the first delivery of the consolidated financial statements referred to in clause (b) above shall also include quarterly financial statements for all periods prior to the Closing Date that have not yet been delivered;

(c)as soon as available, but in any event, within 30 days after the end of each fiscal month of each fiscal year of Holdings, a Consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the Financial Plan for the current fiscal year, to the extent prepared on a monthly basis, all in reasonable detail;

(d)simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) above, (i) solely with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) above, a customary management discussion and analysis of operating results and (ii) solely with the delivery of each set of consolidated financial statements referred to in Section 6.01(b) above, a summary management discussion and analysis of operating results.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and the Subsidiaries by furnishing Holdings’ Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.

Section 6.02Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)promptly after the Administrative Agent’s request therefor, copies of all Material Contracts;

(d)together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a supplement to the Perfection Certificate and a certificate of a Responsible Officer of the Borrower certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period), all in form and substance acceptable to the Administrative Agent, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate;

(e)no later than 45 days following the first day of each fiscal year of the Borrower (commencing with the first day of the first fiscal year of the Borrower ended after the Closing Date), an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared by the Borrower (each, a “Financial Plan”);

(f)promptly upon request by Administrative Agent or any Lender, (i) a summary of the accounts receivable aging report of each Loan Party as of the end of such period, and (ii) a summary of accounts payable aging report of each Loan Party as of the end of such period;

(g)as soon as practicable and in any event within fifteen days following the filing thereof, copies of each federal income tax return filed by or on behalf of any Loan Party together with (i) a report in reasonable detail on the actual tax savings from FICA Tax Credits made by the Borrower and its Subsidiaries in respect of federal income taxes for the period covered by such tax return (a “Tax Credit Report”) and (ii) a certificate of a Responsible Officer of the Borrower certifying as to the accuracy of such Tax Credit Report; and

(h)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents (including for purposes of compliance with applicable “know your customer” and applicable Anti-Money Laundering Laws, including the USA PATRIOT Act and the Beneficial Ownership Regulation), as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) and (c), Section 6.02(a), or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a), (b) and (c) above (collectively, “Borrower Materials”), along with the Loan Documents, available on IntraLinks or another similar electronic system (the “Platform”) to certain of the Lenders (each, a “Public Lender”) that may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (x) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Administrative Agent shall be under no obligation to post any other material to Public Lenders unless the Borrower has expressly represented and warranted to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws.

Section 6.03Notices.  Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(a)of the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b)of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect;

(c)of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(d)of any material breach or non-performance of, or any material default under, or termination of (or notice of termination of) any Material Contract; and

(e)any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 6.04Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05Maintenance of Properties.  Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

Section 6.07Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA, applicable Anti-Corruption Laws, and applicable Anti-Money Laundering Laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, provided that the Borrower shall, and shall require the Subsidiaries to, comply with applicable Sanctions in all respects.

Section 6.08Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.09Inspection Rights.  Permit representatives and independent contractors designated by the Administrative Agent to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense absent the existence of an Event of Default; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 6.09, neither the Borrower nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10Covenant to Guarantee Obligations and Give Security.  At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)to the extent that any condition set forth in Section 4.01(a) is not satisfied on the Closing Date and is permitted to be satisfied after the Closing Date by the express terms of the final paragraph of Section 4.01, taking all actions necessary to satisfy the requirements set forth in Section 4.01(a)

within thirty (30) days after the Closing Date (or such later date as agreed by the Administrative Agent in its discretion) and

(b)solely to the extent not covered by the foregoing clause, upon the formation or acquisition of any new direct or indirect Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or designation of any Subsidiary as a Guarantor pursuant to the definition of Guarantors,

(A)within thirty (30) days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Subsidiary to duly execute and deliver to the Administrative Agent, pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (to the extent applicable, consistent with the Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B)within thirty (30) days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Subsidiary to deliver all Pledged Collateral required to be pledged and delivered pursuant to the Collateral and Guarantee Requirement to the Administrative Agent;

(C)with respect to any Material Real Property constituting Collateral owned by any Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement, provide the Administrative Agent and Lenders with written notice within one hundred and twenty (120) days following the formation, acquisition, designation or occurrence thereof and within one hundred and twenty (120) days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent and the Lenders any applicable Mortgages, Mortgage Supporting Documents, joinders, amendments, Flood Certificate Documents and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (and with respect to Flood Certificate Documents, the Lenders), granting a first priority, perfected Lien (subject to Permitted Liens) in such owned Material Real Property of such Subsidiary (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the Fair Market Value of the property at the time the Mortgage is entered into), in each case, securing the Obligations of such Subsidiary; and

(D)take and cause such Subsidiary and each direct or indirect parent of such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected

Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 6.11Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.  The Borrower will not use any portion of the proceeds of any Loan or Letter of Credit, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, affiliate, or any other Person to fund, finance, or facilitate any dealings or activities (i) that would constitute or give rise to a violation of applicable Anti-Corruption or Anti-Money Laundering Laws; (ii) of or with any Sanctioned Person or in any Designated Jurisdiction; or (iii) that would otherwise constitute or give rise to a violation of Sanctions by any Person party to the agreement hereto.

Section 6.12Further Assurances and Post-Closing Covenants.

(a)Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, other than with respect to Foreign Subsidiaries that are not Excluded Foreign Subsidiaries, nothing in this Agreement or any other Collateral Document shall require the Borrower or any other Loan Party to make any filings or take any actions to record or to perfect the Administrative Agent’s security interest in (i) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office, or (ii) any non-United States IP Rights; and

(b)Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.

Section 6.13[Reserved].

Section 6.14Payment of Taxes.  The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Borrower or any of the Subsidiaries not otherwise permitted under this Agreement; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.  The Borrower shall, and shall cause each of its Subsidiaries to, timely file (i) all federal

Tax returns required to be filed and (ii) all material provincial, state, municipal, foreign and other Tax returns and reports required to be filed.

Section 6.15Nature of Business.  The Borrower and the Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Borrower and the Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic, incidental or ancillary thereto.

Section 6.16Grower’s Liens.  If the Borrower or any of its Subsidiaries purchases agricultural products from Protected Vendors, the Borrower or such Subsidiary shall monitor the receipt of notices of Liens and/or trusts (or of any intent to preserve any rights or benefits pursuant to any trust created in favor of any supplier, seller or agent or disclosing a security interest created by a seller of Farm Products) on its assets and notices of non-payment or dishonored checks, in each case, under PACA, PASA, the Food Security Act and any other Growers’ Lien Laws, and provide prompt written notice thereof to Administrative Agent upon receipt thereof which could reasonably be expected to result in a Material Adverse Effect.

Section 6.17Lender Calls.  Following delivery (or, if later, required delivery) of financial statements pursuant to Section 6.01(a) or Section 6.01(b), the Borrower will host, at times selected by the Borrower and reasonably acceptable to the Administrative Agent, quarterly conference calls with the Administrative Agent and the Lenders to review the Consolidated financial results of operations and the financial condition of the Borrower and the Subsidiaries; it being understood and agreed that such conference calls may be a single conference call together with investors holding other securities or debt of the Borrower and/or its Subsidiaries, so long as the Lenders are given an opportunity to ask questions on such conference call.

Section 6.18Maintenance of Fiscal Years.  The Borrower and the Subsidiaries shall maintain their respective fiscal years; provided, that the Borrower and the Subsidiaries may, upon written notice to the Administrative Agent, change such fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent and the Required Lenders, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are reasonably necessary in order to reflect such change.

Section 6.19MIRE Events.  In connection with any amendment to this Agreement pursuant to which any increase, extension or renewal of Loans is contemplated, the Borrower shall (and shall cause its Subsidiaries to) deliver to the Administrative Agent and the Lenders for any Material Real Property, the Flood Certificate Documents.

Section 6.20Data Privacy and Security.  Each Loan Party shall, and shall cause its Subsidiaries to (i) implement and maintain commercially reasonable measures, procedures and practices to safeguard the security and integrity of its information technology systems, databases, and software; (ii) comply in all material respects with all applicable requirements of law and Contractual Obligations to maintain the privacy of Personal Information; (iii) implement and maintain commercially reasonable safeguards to protect Personal Information in their possession or control from unauthorized access by other Persons; and (iv) conduct customary diligence on all vendors that will collect, store, process, retain, use or transfer any such Personal Information on behalf of the Loan Parties and their Subsidiaries.

Section 6.21UK PSC Register.  Each Loan Party incorporated under the laws of England and Wales shall (a) maintain its PSC Register in accordance with the requirements of section 790B the UK Companies Act 2006 and will provide a copy of the same to the Administrative Agent upon request; (b) notify the Administrative Agent of its intention to issue, or its receipt of any warning notice or restrictions notice under Schedule 1B of the UK Companies Act 2006 in respect of its shares and provide a copy of such warning notice or restrictions notice to the Administrative Agent in each case before it issues or promptly following receipt of such notice; and (c) generally, within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the UK Companies Act 2006 from any company incorporated in the United Kingdom whose shares are subject to the English Collateral Documents.

Section 6.22Miscellaneous.  Unless otherwise consented to by the Administrative Agent and the Required Lenders:

(a)Separateness.  Holdings will and will cause each of its Subsidiaries to:  (i)  maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity (other than Holdings and its Subsidiaries); (ii) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity (other than Holdings and its Subsidiaries); and (iii) provide that its Board of Directors will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

(b)Communication with Accountants.  Solely during the continuation of an Event of Default, each Loan Party authorizes the Administrative Agent to communicate directly with such Loan Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Loan Party or any of its Subsidiaries with respect to the business, results of operations and financial condition of any Loan Party or any of its Subsidiaries; provided however, that Administrative Agent or the applicable Lender, as the case may be, shall provide Borrower with notice at least two Business Days prior to first initiating any such communication.

(c)Activities of Management.  Each member of the senior management team of each Loan Party shall devote all or substantially all of his or her professional working time, attention, and energies to the management of the businesses of the Loan Parties.

Section 6.23Critical Assets.  The Loan Parties shall at all times own all Critical Assets.

ARTICLE VII

Negative Covenants

From and after the Closing Date and so long as any Lender shall have any Term Commitment or Revolving Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than (i) contingent indemnification and expense reimbursement obligations not yet due and payable and (ii) obligations of any Loan Party or any other Subsidiary arising under Secured Hedge Agreements), the Borrower shall not (and, with respect to Section 7.12 only, Holdings shall not), nor shall the Borrower permit the Subsidiaries to:

Section 7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)Liens pursuant to any Loan Document;

(b)Liens existing on the date hereof and set forth on Schedule 7.01(b);

(c)Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Borrower or a Subsidiary (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such merger or consolidation and do not extend to or cover property of the Borrower or any Subsidiary other than property of the entity so acquired or which becomes a Subsidiary);

(d)Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of or within 12 months after acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of the Borrower or any of its Subsidiaries other than the property so acquired);

(e)Liens on any property acquired, developed, constructed or otherwise improved by the Borrower or any Subsidiary of the Borrower (including Liens on the Equity Interests of any Subsidiary of the Borrower and substantially all assets of such Subsidiary, in each case to the extent such property constitutes substantially all of the business of such Subsidiary) to secure or provide for the payment of any part of the purchase price of the property or the cost of the development, construction or improvement thereof (including architectural, engineering, financing, consultant, advisor and legal fees and preopening costs), or any Indebtedness permitted to be incurred under Section 7.03 to provide funds for such purposes, or any Lien on any such property existing at the time of acquisition thereof;

(f)Liens which secure Indebtedness or other obligations of the Borrower or a Subsidiary owing to the Borrower or a Subsidiary of the Borrower permitted to be Incurred under Section 7.03;

(g)Liens on the stock, partnership or other Equity Interest of the Borrower or a Subsidiary in any Joint Venture or any Subsidiary that owns an Equity Interest in such Joint Venture to secure Indebtedness; provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(h)[reserved];

(i)Liens required by any contract or statute in order to permit the Borrower or a Subsidiary of the Borrower to perform any contract or subcontract made by it with or at the request of a governmental entity;

(j)mechanic’s, materialman’s, carrier’s or other like Liens, arising in the ordinary course of business, which secure amounts not overdue for a period of more than 30 days and no other action has been taken to enforce such Lien or which are subject to a bona fide dispute and being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(k)Liens for taxes or assessments and similar charges;

(l)(i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor title defects that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary and (ii) Liens disclosed as exceptions to coverage in the final title policies and endorsements issued with respect to Material Real Property subject to the Mortgages;

(m)Liens required by an escrow agreement in connection with the incurrence of Indebtedness;

(n)pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(o)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(q)Liens securing cash management services (and other “bank products”) in the ordinary course of business;

(r)Liens on equipment of the Borrower or any Subsidiary of the Borrower granted in the ordinary course of business to the Borrower’s or such Subsidiary’s client or supplier at which such equipment is located;

(s)(i) Liens securing Indebtedness incurred pursuant to Section 7.03(d) or (y); provided that that to the extent such Liens are on the Collateral, (i) such Liens may be either a Lien that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien securing the Obligations and (ii) the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement; provided, further, that Liens securing Indebtedness incurred pursuant to Section 7.03(d) may only be secured by the property (real or personal), equipment or other asset acquired in connection with the incurrence of such Indebtedness.

(t)[reserved];

(u)Liens on assets or property of a Subsidiary that is not a Guarantor securing Indebtedness of any Subsidiary that is not a Guarantor;

(v)[reserved];

(w)[reserved];

(x)(i) judgment and attachment Liens and Liens arising out of decrees, orders and awards, in each case, to the extent not giving rise to an Event of Default and (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(y)Liens not otherwise permitted securing Indebtedness outstanding not to exceed in the aggregate $5,000,000 at the time of such Incurrence; provided that to the extent such Liens are on the Collateral, (i) such Liens shall rank junior to the Lien securing the Obligations and (ii) the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement;

(z)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under this Agreement;

(aa)[reserved]; and

(bb)the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03.

For purposes of determining compliance with this Section 7.01, in the event that any Lien meets the criteria of more than one of the categories of this Section 7.01, the Borrower shall, in its sole discretion, divide or classify such Lien in any manner that complies with this Section 7.01; provided that all Indebtedness under this Agreement shall be deemed to have been incurred on the Closing Date pursuant to Section 7.01(a).

Section 7.02Investments.  Make any Investments, except:

(a)Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to Section 7.02(a)(iv) shall not exceed an aggregate amount equal to the greater of, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, (x) $5,000,000 and (y) 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period;

(b)any Investment in cash or Cash Equivalents or Investment Grade Securities;

(c)any Investment by the Borrower or any Subsidiary of the Borrower in a Person that is primarily engaged in a Similar Business if as a result of such Investment (x) such Person becomes a Subsidiary of the Borrower, or (y) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Subsidiary of the Borrower; provided that (i) immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing (provided that in the case of any Limited Condition Transaction, no Event of Default shall have occurred and be continuing at the time of consummation thereof), (ii) after giving effect to any such purchase or other acquisition, the Borrower shall be in compliance with the covenant in Section 6.15, (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10, (iv) the chief financial officer or chief executive officer of the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating that, after giving effect to such Investment (and any incurrence of Indebtedness in connection therewith) on a pro forma basis, the Loan Parties would otherwise be in compliance with the Financial Covenant as of the last day of the most recently ended Test Period, (v) Borrower shall have delivered to Administrative Agent a customary diligence package for any such Investment where the acquisition consideration exceeds $20,000,000, (vi) the Investment, on a pro forma basis giving effect to the adjustments permitted under the definition of “Consolidated EBITDA” applicable thereto would have Consolidated EBITDA attributable to such Investment of at least $0, and (vii) such Investment shall not be a “hostile” acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the target; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to this Section shall not exceed an aggregate amount equal to the greater of, as valued at cost at the time each such Investment is made and including all related commitments for such future Investments, (x) $5,000,000 and (y) 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period (such Investment, a “Permitted Acquisition”);

(d)any Investment in securities or other assets not constituting Cash Equivalents and received in connection with a Disposition made pursuant to Section 7.05;

(e)any Investment (x) existing on the Closing Date and set forth on Schedule 7.02, (y) made pursuant to binding commitments (whether or not subject to conditions) in effect on the Closing Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended unless required by the terms of the Investment or otherwise permitted hereunder;

(f)advances to future, current and former officers, directors, employees and consultants of the Borrower and its Subsidiaries, or any Parent Entity, not in excess of $350,000 outstanding at any one time in the aggregate;

(g)any Investment acquired by the Borrower or any of its Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower of such other Investment or accounts receivable, (ii) in satisfaction of judgments against other Persons, or (iii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)Hedging Obligations entered into (i) for the purpose of fixing, managing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (ii) for the purpose of fixing, managing or hedging currency exchange rate risk with respect to any currency exchanges; or (iii) for the purpose of fixing, managing or hedging commodity price risk with respect to any commodity purchases;

(i)[reserved];

(j)additional Investments by the Borrower or any of its Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this Section 7.02(j) that are at the time outstanding, not to exceed the greater of (x) $37,500,000 and (y) 25% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(k)(i) extensions of credit to customers and suppliers in the ordinary course of business and consistent with past practice or (ii) to the extent constituting an Investment, guarantees of operating leases;

(l)Investments the payment for which consists of Equity Interests of the Borrower (other than Disqualified Stock) or any Parent Entity, as applicable;

(m)[reserved];

(n)Investments consisting of the non-exclusive licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(o)guarantees issued in accordance with the covenants described under Section 7.03;

(p)[reserved];

(q)Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(r)[reserved];

(s)Investments of a Subsidiary of the Borrower acquired after the Closing Date or of an entity merged into or consolidated with a Subsidiary of the Borrower in a transaction that is not prohibited by Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t)[reserved];

(u)Investments in receivables owing to the Borrower or any Subsidiary created or acquired in the ordinary course of business;

(v)to the extent constituting an Investment, Permitted Liens or Permitted Debt;

(w)Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(x)[reserved];

(y)contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(z)[Reserved];

(aa)Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not to exceed the Available Amount; provided that at the time of any such Investment, no Event of Default shall have occurred and be continuing or would result therefrom; and

(bb)so long as no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Investments as long as, at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Investments), the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than 1.50 to 1.00 (calculated on a pro forma basis).

Notwithstanding anything to the contrary, (i) notwithstanding any basket or exception in this Section 7.02 or Section 7.05 that would otherwise permit any contribution, sale, assignment, transfer, license on an exclusive basis or other disposition or investment of any Critical Assets to or in any Non-Loan Party, this Section 7.02 and Section 7.05 shall prohibit such contributions, sales, assignments, transfers, licensing, dispositions or investments of Critical Assets and (ii) the aggregate amount of all Investments in Non-Loan Parties pursuant to this Section 7.02 shall not exceed an aggregate amount equal to the greater of, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, (x) $5,000,000 and (y) 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period.

Section 7.03Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness of the Borrower and any of the Subsidiaries under the Loan Documents;

(b)[reserved];

(c)(i) Surviving Indebtedness listed on Schedule 7.03(c) and (ii) any Permitted Refinancing of any of the foregoing;

(d)Finance Lease Obligations and purchase money Indebtedness (together with any Permitted Refinancing of either of the foregoing) incurred by the Borrower or any of the Subsidiaries to finance the acquisition, purchase, lease, construction, design, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) and related taxes and transaction costs in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was incurred pursuant to this Section 7.03(d), does not exceed $5,000,000 at the time of incurrence;

(e)Indebtedness with respect to all obligations and liabilities, contingent or otherwise, in respect of letters of credit, acceptances and similar facilities incurred in the ordinary course of business, including, without limitation, letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f)Indebtedness arising from agreements of the Borrower or a Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Borrower or assumed, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that any such Indebtedness under this clause (f) shall not exceed $10,000,000 at any time outstanding;

(g)Indebtedness of the Borrower to a Subsidiary; provided that any subsequent issuance or transfer of any Equity Interests or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness; provided, further, that any such Indebtedness owing to a Non-Loan Party shall be subject to subordination terms in form and substance reasonably satisfactory to the Required Lenders;

(h)[reserved];

(i)Indebtedness of a Subsidiary to the Borrower or another Subsidiary; provided that (x) if such Indebtedness is owed by any Non-Loan Party to any Loan Party, such Indebtedness is permitted by Section 7.02 and (y) if a Guarantor Incurs such Indebtedness to a Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Equity Interests or any other event which results in any Subsidiary lending such Indebtedness ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j)obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations provided by the Borrower or any Subsidiary, in each case, incurred in the ordinary course of business;

(k)Indebtedness or Disqualified Stock of the Borrower or any Subsidiary Guarantor and Preferred Stock of the Borrower or any Subsidiary Guarantor in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this Section 7.03(k) (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations), does not exceed the greater of (x) $5,000,000 and (y) 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period at the time of Incurrence; provided, that notwithstanding the foregoing, nothing contained herein shall prevent the Borrower or any Subsidiary from refinancing, refunding, extending, renewing or replacing any obligations Incurred under this Section 7.03(k) (whether or not such obligations could be newly Incurred under this Section 7.03(k) on the date of such refinancing, refunding, extension, renewal or replacement), so long as the obligations resulting from such refinancing, refunding, extension, renewal or replacement do not exceed the sum of (A) the outstanding principal amount or, if greater, committed amount of such obligations at the time such obligations became Permitted Debt under this Agreement, plus accretion of original issue discount, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued under this Section 7.03(k) shall cease to be deemed Incurred or outstanding for purposes of this Section 7.03(k) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Borrower or the Subsidiary, as the case may be, could have Incurred or issued such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance upon this Section 7.03(k));

(l)any guarantee or co-issuance by the Borrower or a Subsidiary of Indebtedness or other obligations of the Borrower or any of its Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Borrower or such Subsidiary is not prohibited under the terms of this Agreement; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations or such Subsidiary’s guarantee of the Obligations, as applicable, any such guarantee or co-issuance of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s guarantee of the Obligations substantially to the same extent as such Indebtedness is subordinated to the Obligations or such Subsidiary’s guarantee of the Obligations, as applicable; provided, further, that any guarantee of Indebtedness or other obligations of a Non-Loan Party must be a Permitted Investment (other than pursuant to Section 7.02(o)) and that no Non-Loan Party may guarantee any Indebtedness or other obligations of any Loan Party;

(m)[reserved];

(n)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of its Incurrence;

(o)Indebtedness of the Borrower or any Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(p)unsecured Contribution Indebtedness of the Borrower;

(q)Hedging Obligations not for purposes of speculation;

(r) Indebtedness of the Borrower or any Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(s)Indebtedness of the Borrower or any Subsidiary Incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers;

(t)to the extent constituting Indebtedness, obligations in respect of (i) customer deposits and advance payments received in the ordinary course of business, (ii) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (iii) any customary cash management, cash pooling or netting or setting off arrangements or automatic clearinghouse arrangements in the ordinary course of business;

(u)Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity permitted by this Agreement;

(v)[reserved];

(w)[reserved];

(x)[reserved];

(y)Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans or other secured or unsecured “mezzanine” Indebtedness) incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14 and any Permitted Refinancing of such Indebtedness; provided that (A) subject to Section 1.09, upon the effectiveness of such Indebtedness, no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that in the case of Indebtedness the proceeds of which are used to finance a Limited Condition Transaction, no Specified Event of Default shall be continuing at the time such Limited Condition Transaction is consummated); (B) such Indebtedness (1) shall not mature earlier than ninety one (91) days prior to the Latest Maturity Date applicable to the Initial Term Loans (or earlier than the Latest Maturity Date applicable to the Term Loans in the case of any such Indebtedness that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations), (2) shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding Initial Term Loans); (3) shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the Initial Term Loans and if such Indebtedness ranks junior in right of security with the liens on the Collateral securing the Term Facility shall participate on a junior basis to the Term Facility; (4) except to the extent otherwise permitted by this Section 7.03(y), shall have covenants and events of default (including pricing, fees, rate floors, call protection and prepayment or redemption terms) which, taken as a whole, are substantially identical to or no more favorable to the lenders providing such Indebtedness, than those of the Initial Term Loans (other than those that (x) apply only to periods after the then Latest Maturity

Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder); (C) such Indebtedness shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral; (D) such Indebtedness shall be subject to the MFN Adjustment, (E) such Indebtedness shall be subject to the ROFO Provision and (F) no Affiliated Lender may provide or hold any portion of any Permitted Alternative Incremental Facilities Debt if that would result in Affiliated Lenders holding more than the Affiliated Lender Percentage of the aggregate amount of the Term Loans, all Incremental Facilities and all Permitted Alternative Incremental Facilities Debt (such Indebtedness incurred pursuant to this clause (y) being referred to as “Permitted Alternative Incremental Facilities Debt”);

(z)[reserved];

(aa)Indebtedness in connection with any Sale and Lease-Back Transaction permitted under Section 7.05(l) that does not exceed an aggregate principal amount equal to $7,500,000 at any time outstanding;

(bb)[Reserved];

(cc)unsecured Junior Debt of Loan Parties subject to a subordination agreement in an aggregate amount not to exceed $20,000,000; provided, that such Junior Debt is subject to the ROFO Provision;

(dd)other unsecured Indebtedness of the Borrower and its Subsidiaries that is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in its sole discretion and does not exceed an aggregate principal amount equal to $10,000,000; and

(ee)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (dd) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt, the Borrower shall, in its sole discretion, divide or classify such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 7.03; provided that all Indebtedness under this Agreement shall be deemed to have been incurred on the Closing Date pursuant to Section 7.03(a), and the Borrower shall not be permitted to reclassify all or any portion of any such Indebtedness.

Accrual of interest, the accretion of accreted value, the amortization or accretion of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.03 or 7.01.  Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.  Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization.  The principal amount of any Disqualified Stock or Preferred Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i) the Fair Market Value of such assets at the date of determination; and

(ii) the amount of the Indebtedness of the other Person.

In connection with the incurrence of (i) revolving loan Indebtedness under this Section 7.03 or (ii) any commitment relating to the incurrence of Indebtedness under this covenant and (in respect of both (i) and (ii)) the granting of any Lien to secure any such Indebtedness, the Borrower or the applicable Subsidiary may designate, such incurrence and the granting of any such Lien as having occurred on the date of (x) the first incurrence of such revolving loan Indebtedness or (y) the commitment (such date, the “Deemed Date”), as applicable, and any related subsequent actual incurrence or granting of any such Lien therefor will be deemed for all purposes under this Agreement to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating the usage of any other baskets or ratios under this Agreement (as applicable).

Section 7.04Fundamental Changes.  Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)any Subsidiary may merge or amalgamate (i) with the Borrower (provided that the resulting entity shall succeed as a matter of law to all of the Obligations of the Borrower under the Loan

Documents) and (ii) with any one or more Subsidiaries (provided that when any Subsidiary that is a Loan Party is merging or amalgamating with another Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party (including, without limitation, as the Borrower));

(b)(i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) (A) any Subsidiary may liquidate, dissolve or wind up, or (B) any Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and the other Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and the other Subsidiaries and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(d)so long as no Event of Default exists or would result therefrom, the Borrower may merge or amalgamate with any other Person (1) in a transaction in which the Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States; (ii) such Successor Borrower shall assume the Obligations of the Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v) the Successor Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and applicable Anti-Money Laundering Laws, including without limitation the USA PATRIOT Act of the type delivered on the Closing Date pursuant to Section 4.01(e) and (vi) the Successor Borrower shall have delivered an officer’s certificate certifying the compliance with the foregoing;

(e)so long as no Default exists or would result therefrom, any Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.10; and

(f)so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

Section 7.05Dispositions.  Make any Disposition, except:

(a)Dispositions of cash, Cash Equivalents or Investment Grade Securities;

(b)Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(c)Dispositions of Divested Properties;

(d)Dispositions of assets received by the Borrower or any of its Subsidiaries upon the foreclosure of a Lien resulting from a transaction not otherwise prohibited by this Agreement;

(e)[Reserved];

(f)Dispositions of inventory in the ordinary course of business (including the lapse and abandonment of intellectual property) or dispositions of obsolete or surplus assets, worn out assets or assets no longer useful in the conduct of business of the Borrower and its Subsidiaries;

(g)the lease, assignment or sublease of any real or personal property consistent with past practice;

(h)[reserved];

(i)[reserved];

(j)any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the Borrower;

(k)the grant of any non-exclusive license or sublicense of patents, trademarks, know-how and any other intellectual property or other general intangibles (including, for the avoidance of doubt, any licenses or sublicenses that are exclusive to a specific geographic region in the ordinary course of business; provided that any such exclusive license (i) is geographically limited in a manner consistent with past practice to a particular geographic region that is not the United States or any other country that constitutes a Material Foreign Jurisdiction, (ii) is not perpetual or of an indefinite term and shall contain a scheduled expiration date, and (iii) is not the economic equivalent of a sale or financing;

(l)the sale of up to $7,500,000 in aggregate value of any property in a Sale and Lease-Back Transaction otherwise not prohibited under this Agreement; provided that all Net Cash Proceeds received in connection therewith are applied to prepay the Obligations, if then required in accordance with Section 2.05;

(m)Dispositions in connection with the granting or enforcement of Permitted Liens;

(n)Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings (and, for the avoidance of doubt, not in connection with any financing or factoring transaction);

(o)any Disposition of assets that were subject to disposition pursuant to a binding agreement as of the Closing Date;

(p)the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable (and, for the avoidance of doubt, not in connection with any financing or factoring transaction);

(q)any Disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Subsidiary) from whom such Subsidiary was acquired, or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(r)(i) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) Dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s)Dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;

(t)any surrender, termination or waiver of contract rights (including Leases) or the settlement, release or surrender of contract, tort or other claims of any kind;

(u)the unwinding of any Hedging Obligations pursuant to the terms of the documentation governing such Hedging Obligations; and

(v)Dispositions (other than the sale of all or substantially all of the assets of Holdings and its Subsidiaries) not otherwise permitted pursuant to this Section 7.05; provided that (x) the Borrower or any of its Subsidiaries, as the case may be, receives consideration (including by way of relief or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Disposition at least equal to the Fair Market Value (as determined on the date the contractual obligation is entered into) of the assets sold or otherwise disposed of, (y) the Borrower or the applicable Subsidiary applies the proceeds of such disposition in accordance with Section 2.05(b)(ii) and (z) the consideration therefor received by the Borrower or such Subsidiary, as the case may be, is in the form of cash; provided that the amount of any Designated Non-cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this proviso that is at that time outstanding, not to exceed $1,000,000 (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall each be deemed to be cash for the purposes of this provision.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)each Subsidiary may make Restricted Payments to the Borrower and to Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to each owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration such payment or the giving of such notice would have complied with the provisions of this Agreement (assuming, in the case of a redemption payment, the giving of such notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(c)(i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any Parent Entity of the Borrower or any Guarantor in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares), or out of the proceeds (to the extent Not Otherwise Applied) of the substantially concurrent sale of, Equity Interests of the Borrower or any Parent Entity or contributions to the equity capital of the Borrower (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries to the extent funded by the Borrower and its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (ii) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds (to the extent Not Otherwise Applied) of the substantially concurrent sale (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Capital Stock;

(d)so long as after giving pro forma effect thereto, no Default or Event of Default exists and is continuing or would be caused thereby, the repurchase, retirement or other acquisition (or dividends to any Parent Entity to finance any such repurchase, retirement or other acquisition) or retirement for value of Equity Interests of the Borrower or any Parent Entity held by any future, present or former employee, director or consultant of the Borrower or any Parent Entity or any Subsidiary of the Borrower (or the relevant Person’s estate or beneficiary of such Person’s estate) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, that the aggregate amounts paid under this Section 7.06(d) do not exceed  $1,000,000 in any fiscal year; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed: (i) the cash proceeds received by the Borrower or any of its Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Entity (to the extent contributed to the Borrower) to employees, members of management, directors or consultants of the Borrower and its Subsidiaries or any Parent Entity that occurs after the Closing Date; plus (ii) the cash proceeds of key man life insurance policies received by the Borrower or any Parent Entity (to the extent contributed to the Borrower) and its Subsidiaries after the Closing Date; (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (i) and (ii) above in any fiscal year);

(e)[reserved];

(f)so long as after giving pro forma effect thereto, no Default or Event of Default exists and is continuing or would be caused thereby, Holdings may redeem, repurchase or otherwise acquire its Equity Interests for an aggregate amount not to exceed (i) if the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period exceeds or equals 2.00:1.00 (calculated on a pro forma basis), $15,000,000, less the amount of stock repurchases in respect of common stock of Holdings made in connection with its share repurchase program during the period beginning on the date of the Commitment Letter and ending on the Closing Date, and (ii) if the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 2.00:1.00 (calculated on a pro forma basis), $30,000,000 (it being understood that the aggregate amount of Restricted Payments that may be made pursuant to this clause (f) during the term of this Agreement shall not exceed $30,000,000, less the amount of stock repurchases in respect of common stock of Holdings made in connection with its share repurchase program during the period beginning on the date of the Commitment Letter and ending on the Closing Date);

(g)so long as after giving pro forma effect thereto, no Default or Event of Default exists and is continuing or would be caused thereby, if the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 1.50:1.00 (calculated on a pro forma basis), other Restricted Payments in an aggregate amount not to exceed $50,000,000;

(h)Restricted Payments that are made with Excluded Contributions;

(i)[reserved];

(j)[reserved];

(k)the payment of dividends, other distributions or other amounts by the Borrower to, or the making of loans to, any Parent Entity, in the amount required for such parent to, if applicable:

(i)pay amounts equal to the amounts required for such Parent Entity to pay fees, taxes and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits (including indemnification, insurance and insurance premiums) payable to officers and employees of such Parent Entity, if applicable, and general corporate overhead expenses of such Parent Entity, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower, if applicable, and its Subsidiaries;

(ii)[reserved];

(iii)pay customary and reasonable costs and expenses of financings, acquisitions or offerings of securities of such Parent Entity that are not consummated;

(iv)pay costs (including all professional fees and expenses) incurred by such Parent Entity in connection with reporting obligations under, or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary; and

(v)expenses Incurred by such Parent Entity in connection with any public offering or other sale of Equity Interests or Indebtedness:

(A)where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Subsidiary,

(B)in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(C)otherwise on an interim basis prior to completion of such offering so long as such Parent Entity shall cause the amount of such expenses to be repaid to the Borrower or the relevant Subsidiary out of the proceeds of such offering promptly if completed;

provided that, the aggregate amount of payments permitted under this Section 7.06(k) in any fiscal year shall not exceed $2,500,000 for such fiscal year.

(l)the payment of cash dividends or other distributions on the Borrower’s Equity Interests used to fund the payment of reasonable and customary expenses owed by the Borrower or Subsidiaries of the Borrower to Affiliates, in each case to the extent permitted by Section 7.07;

(m)repurchases of Equity Interests deemed to occur upon (i) exercise of stock options or warrants or other rights if such Equity Interests represent a portion of the exercise price of such options or warrants and payments in cash in lieu of the issuance of fractional shares or (ii) the election to withhold shares of Equity Interests to cover withholding taxes due upon the vesting of restricted stock awards with any stock option plan or any management, director and/or employee stock ownership or incentive plan to the extent that such Equity Interests represents the amount to cover such withholding taxes; provided that the aggregate amount of Restricted Payments made pursuant to this clause (m)(ii) in any fiscal year shall not exceed $3,000,000 for such fiscal year; provided further that if in any fiscal year the amount of Restricted Payments made pursuant to this clause (m)(ii) is less than $3,000,000 (the difference between $3,000,000 and the actual amount of Restricted Payments made pursuant to this clause (m)(ii) during such fiscal year, the “Specified Rollover Amount”), an amount not to exceed the Specified Rollover Amount may be carried forward to the immediately succeeding fiscal year (which Specified Rollover Amount shall only be available during the immediately succeeding fiscal year after Restricted Payments in the amount of $3,000,000 are made pursuant to this clause (m)(ii) during such fiscal year);

(n)[reserved];

(o)[reserved];

(p)with respect to any taxable period for which the Borrower or any of its Subsidiaries is treated as a member, or as an entity disregarded as separate from a member, of a consolidated, combined or similar income tax group for U.S. federal, state, and/or local income tax purposes of which a Parent Entity is the common parent (a “Tax Group”), distributions to such Parent Entity to pay the consolidated, combined or similar federal, state and/or local income taxes of such Tax Group; provided that the amount of such payments made in respect of each such taxable period in the aggregate shall not exceed the amount that the Borrower and/or its applicable Subsidiaries would have been required to pay in respect of such taxes for such taxable period if the Borrower and/or its applicable Subsidiaries had been a stand-alone corporate taxpayer or a stand-alone Tax Group for all taxable periods ending after the Closing Date;

(q)so long as no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments as long as, at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payments), the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than 1.25 to 1.00 (calculated on a pro forma basis);

(r)[reserved];

(s)Restricted Payments made on or after the Closing Date for fees and expenses in connection with the Transactions; and

(t)the Borrower or any Subsidiary may make additional Restricted Payments in an amount not to exceed the Available Amount; provided that at the time of any such Restricted Payment, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payments), the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than 1.50 to 1.00 (calculated on a pro forma basis).

Notwithstanding anything in this Section 7.06 to the contrary, in no event shall this Section 7.06 permit any Restricted Payments used to fund redemptions, repurchases or retirements of the Holdings Preferred Stock, unless after giving effect to such Restricted Payment, the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 1.50 to 1.00 (calculated on a pro forma basis).

Section 7.07Transactions with Affiliates.  Directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, loan, advance or guarantee with any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $5,000,000 and 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, unless:

(a) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Borrower or the relevant Subsidiary than those that could reasonably have been obtained in a comparable transaction at the time of such transaction (or if earlier, the date on which such transaction is contractually agreed) by the Borrower or such Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of $5,000,000 and 3.5% of Consolidated EBITDA of the Borrower and the Subsidiaries for the most recently ended Test Period, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower or any Parent Entity, approving such Affiliate Transaction and set forth in a Responsible Officer’s certificate certifying to the Administrative Agent that such Affiliate Transaction complies with clause (a) above (which resolution, if adopted by a majority of the Disinterested Directors shall be conclusive evidence of compliance with clause (a) above).

The foregoing provisions will not apply to the following:

(1) (a) transactions between or among Loan Parties or any person that becomes a Loan Party as a result of the applicable transactions and (b) any merger of the Borrower and any direct parent of the Borrower, provided that such direct parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Equity Interests of the Borrower (if applicable) and such merger is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(2) transactions in connection with (a) Restricted Payments permitted by Section 7.06 and (b) Permitted Investments;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities, insurance arrangements, reimbursements, and employment and severance arrangements provided on behalf of, former, current or future, officers, directors, employees or consultants of the Borrower or any Subsidiary or any Parent Entity;

(4) transactions in which the Borrower or any of its Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Borrower in good faith;

(6) any agreement as in effect as of the Closing Date and set forth on Schedule 7.07 or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date) or any transaction contemplated thereby;

(7) the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date;

(8) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Borrower, and are on terms at least as favorable that could reasonably have been obtained at such time from an unaffiliated party (determined at the time such transaction is entered into, or, if earlier, the date such transaction is contractually agreed) or (b) transactions with joint ventures entered into in the ordinary course of business;

(9) restaurant management and operations agreements with or relating to Joint Ventures in the ordinary course of business consistent with past practice;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Borrower and the granting of registration rights and other customary rights in connection therewith or any contribution to capital of the Borrower or any Subsidiary;

(11) the application of the use of proceeds in connection with the Transactions as described in this Agreement;

(12) [reserved];

(13) any contribution to the capital of the Borrower;

(14) [reserved];

(15) transactions between the Borrower or any of its Subsidiaries and any Person, a director of which is also a director of the Borrower or any Parent Entity; provided, however, that such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other Person;

(16) [reserved];

(17) any employment agreements, pension plans or other employee benefit plans or arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(18) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any Parent Entity or of a Subsidiary of the Borrower, as appropriate, in good faith;

(19) the entering into of any tax sharing agreement or arrangement with respect to payments described in Section 7.06(p); provided that payments thereunder combined with distributions permitted under Section 7.06(p) do not exceed the amount that would have been permitted to be distributed under Section 7.06(p);

(20) [reserved];

(21) [reserved];

(22) [reserved]; and

(23) any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Stock of the Borrower or any of its Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates.

Section 7.08Prepayments, Etc., of Indebtedness.

(a)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Debt (it being understood that payments of regularly scheduled interest, AHYDO payments, customary payments of indemnitees and expense reimbursements and mandatory prepayments under any such Junior Debt Documents shall not be prohibited by this clause) except for (i) the refinancing thereof with the Net Cash Proceeds of any such Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) prepayments, redemptions, purchases, defeasances and other payments thereof in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of fractional shares), or out of the proceeds of the substantially concurrent sale of, Refunding Capital Stock, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount, provided that at the time of any such prepayment, redemption, purchase, defeasance and other payment, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than 1.50 to 1.00, and (iv) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity, provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no Event of Default has occurred and is continuing and (y) the Consolidated Total Net Leverage Ratio of the Borrower and the Subsidiaries as of the last day of the most recently ended Test Period, at the time of the making thereof and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such prepayments, redemptions, purchases, defeasances or other payments), would be no greater than 1.25:1.00.

(b)Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Debt Documents, Material Contract, Related Agreement or any Organization Document of any Loan Party, in each case without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

Section 7.09Financial Covenant.  Following the occurrence and during the continuance of an Availability Triggering Event, permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending on the last day of the first full fiscal quarter of the Borrower after the Closing Date), (i) for the first eight full (8) fiscal quarters of the Borrower ending after the Closing Date, to exceed 4.50:1.00 and (ii) thereafter, to exceed 4.00:1.00 (in each case, calculated on a pro forma basis).

Section 7.10Negative Pledge and Subsidiary Distributions.  Enter into any agreement, instrument, deed or lease which prohibits or limits (i) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:

(a)restrictions and conditions imposed by (A) law or (B) any Loan Document;

(b)restrictions and conditions existing on the Closing Date and set forth on Schedule 7.10 or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

(d)customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f)any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Subsidiary;

(g)any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definition of “Refinancing Loans” to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Junior Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries, provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.10;

(h)any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(i)customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any Joint Venture or non-Wholly Owned Subsidiary and other similar agreements applicable to Joint Venture and non-Wholly Owned Subsidiaries permitted under Section 7.02 and applicable solely to such Joint Venture or non-Wholly Owned Subsidiary and the Equity Interests issued thereby;

(j)customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(k)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation;

(m)restrictions or conditions upon the transfers of assets encumbered by a Lien permitted by Section 7.01 to the extent such restriction applies only to the property subject to such Lien; and

(n)restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.

Section 7.11.  Subsidiary Distributions.  Except for (x) any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 7.04, (y) any Lien that is a Permitted Lien and (z) any Disposition in compliance with the provisions of Section 7.05, no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 7.12  Permitted Activities of Holdings and Other Persons.  Holdings shall not (a) incur, directly, any Indebtedness other than (w) the Indebtedness and obligations under this Agreement, the other Loan Documents, and the Related Agreements, (x) the issuance of Disqualified Stock to the extent permitted by Section 7.03 (assuming for purposes of this clause (x) that references in Section 7.03 to the Borrower applies to Holdings), (y) Indebtedness of the types described in Sections 7.03(e), (f), (j), (n), (o), (q), (r), (s), (t), (u) and (ee) and (z) guarantees in respect of Indebtedness of the Borrower or any of its Subsidiaries permitted by Section 7.03; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased (as lessee), or licensed (as licensee) by it other than Liens existing on the Closing Date or of the types described in Sections 7.01(a), (i), (j), (k), (l), (m), (n), (o), (p), (q), (s), (x), (y) (subject to the restrictions set forth in such clause (y)), (z) and (bb); (c) engage in any business or activity or own any assets other than (i) directly holding 100% of the Equity Interests of the Borrower and its direct and indirect Subsidiaries, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses related to such maintenance, (iii) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the

Borrower (including the preparation of financial statements and other financial information), (iv) performing its obligations and activities under and in connection with the Loan Documents, the Related Agreements, and  any documents related to any other Indebtedness or Equity Interests the incurrence or issuance of which is not prohibited by this Agreement, (v) any issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, (vi) making Restricted Payments (provided that if any such Restricted Payment made by Holdings is funded with the proceeds of Restricted Payments made to Holdings from the Borrower or its Subsidiaries, such Restricted Payments to Holdings from the Borrower and its Subsidiaries shall have been made in compliance with Section 7.06), (vii) making of Investments in the Borrower (including indirect Investments in Subsidiaries of the Borrower), Investments of the types described in Sections 7.02(b), (d), (e), (f), (g), (h), (k)(ii), (l), (o), (q), (u), (w) and (y), guarantees permitted by clause (a) of this Section 7.12 and to the extent constituting Investments, any Indebtedness permitted by clause (a) of this Section 7.12 and any Liens permitted by clause (b) of this Section 7.12, (viii) any other transaction between Holdings and the Borrower and its Subsidiaries not prohibited by this Agreement, (ix) incurring fees, costs and expenses relating to overhead and general operating activities, including professional fees for legal, tax and accounting services and paying taxes, (x) providing indemnification to officers and directors, (xi) activities incidental to the consummation of the Transactions, (xii) the making of any loan to any officer or directors contemplated by Section 7.02(f) or making of any Investment in the Borrower or any Subsidiary Guarantor and (xiii) activities incidental to the businesses and activities described in subclauses (i) to (xii) of this clause (c) (including holding any cash incidental to any activities permitted by this clause (c); (d) consolidate with or merge with or into, or Dispose all or substantially all its assets to, any Person, unless either (i) Holdings is the continuing or surviving Person or (ii) in connection with any merger or Disposition of all or substantially all of its assets, (x) the Person formed by or surviving any such merger or the person into which Holdings has been liquidated or to which Holdings has transferred such assets (I) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and (II) shall expressly assume all obligations of Holdings under this Agreement and the other Loan Documents and (y) there shall be no adverse effect to the Guaranties or the Liens on Collateral securing the Obligations in each case granted by Holdings; (e) Dispose of any Equity Interests of the Borrower; (f) create or acquire any direct Subsidiary or directly make or directly own any Investment in any Person other than the Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 7.13Canadian Defined Benefit Plans(e).  No Loan Party shall, nor shall it permit any of its Subsidiaries to establish, maintain, sponsor, administer, participate in or contribute to any Canadian Defined Benefit Plan.

ARTICLE VIII

Events of Default and Remedies

Section 8.01Events of Default.  Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any amount other than principal or interest on any Loan payable hereunder or with respect to any other Loan Document; or

(b)Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a), Section 6.04 (solely with respect to the Borrower), Section 6.23 or Article VII (other than Section 7.09); or (ii) Section 7.09; provided that an Event of Default under this clause (ii) is subject to cure pursuant to Section 8.02(b); provided, further, that an Event of Default under this clause (ii) shall not constitute an Event of Default for purposes of any Term Loan, unless and until the Required Revolving Credit Lenders have actually declared all outstanding obligations under the Revolving Credit Facility to be immediately due and payable and all Revolving Credit Commitments terminated as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 7.09 in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default.  Holdings, the Borrower or any Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure or breach is unremedied and is not waived by the required holders of such Indebtedness; or

(f)Insolvency Proceedings, Etc.  Holdings, the Borrower or any of the Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Holdings, the Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Holdings, the Borrower or any Subsidiary, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)Judgments.  There is entered against Holdings, the Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been paid or otherwise satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)Invalidity of Collateral Documents.  Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of (x) the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or (y) the satisfaction in full of all of the Obligations under the Loan Documents, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Applicable Intercreditor Agreement on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or

(j)Invalidity of Guaranty.  Any Guaranty after its execution and delivery, provided by any Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guaranty (other than as a result of repayment in full of the Obligations under the Loan Documents and terminations of the Term Commitments); or

(k)Change of Control.  There occurs any Change of Control; or

(l)ERISA.  (i) An ERISA Event occurs which, individually or together with other ERISA Events which have occurred, has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan the remaining balance of which could reasonably be expected to result in a Material Adverse Effect, or (iii) the incurrence under applicable law of any liability by a Loan Party in an amount which could reasonably be expected to result in a Material Adverse Effect on account of the complete or partial termination of any Foreign Plan; or

(m)Junior Debt.  Any Junior Debt permitted hereunder (other than Junior Debt of the type described in clause (z) of the definition thereof) or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties hereunder, as provided in the documents governing such Junior Debt, or any Loan Party, any Affiliate of any Loan Party shall take any action in violation of or contest in any manner the validity or enforceability of the applicable subordination provisions with respect to such Junior Debt; or

(n)Commitment Letter.  On or prior to the Closing Date, the Borrower shall have breached the covenant set forth in Section 10 of the Commitment Letter, and any such Indebtedness incurred in violation of such covenant shall not have been repaid, redeemed or otherwise satisfied on or prior to the date that is three Business Days after the Closing Date.

Section 8.02Remedies Upon Event of Default.

(a)If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders (or the Required Revolving Credit Lenders, in the case of an Event of Default in respect of Section 7.09 (subject to the provisions of Section 8.02(b))), shall take any or all of the following actions:

(i)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

(b)Right to Cure.

(i)Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails to comply with the Financial Covenant, Holdings or any other Person designated by the Borrower (other than the Borrower or any of its Subsidiaries) shall have the right at any time during the period beginning at the start of the last fiscal quarter of the applicable Test Period and ending on or prior to the tenth (10th) Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01 (the “Cure Expiration Date”), to issue Qualified Equity Interests for cash or otherwise receive cash contributions in respect of Qualified Equity Interests and contribute such cash to the Borrower (the “Cure Right”), and upon the receipt by the Borrower of Net Cash Proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(ii)If, after the receipt of the Cure Amount and the recalculations pursuant to clause (i) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each consecutive four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) no Cure Right shall be exercised in consecutive fiscal quarters, (iv) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the Financial Covenant, (v) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining any baskets or financial ratio calculations (other than with respect to the Financial Covenant), with respect to the covenants contained in the Loan Documents and (vi) 100% of the proceeds of any Cure Amount shall be used by the Borrower to immediately prepay the Obligations pursuant to Section 2.05(b) and there shall be no pro forma reduction in Indebtedness with the proceeds of such Cure Amount so applied to the Obligations for determining compliance with the Financial Covenant for the fiscal quarter for which such Cure Amount is applied to prepay the Obligations.

(iii)Notwithstanding anything herein to the contrary, prior to the Cure Expiration Date (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01 on the basis of a breach of the Financial Covenant so as to enable the Borrower to consummate its Cure Rights as permitted under this Section 8.02, (y) the Lenders shall not be required to make any Credit Extension unless and until the Borrower has received the Cure Amount required to cause the Borrower to be in compliance with the Financial Covenant and (z) after the occurrence of any breach of the Financial Covenant, the Borrower shall not be permitted to take any action that is conditioned upon no Default or Event of Default having occurred and be continuing unless and until the Borrower shall have received the Cure Amount required to cause the Borrower to be in compliance with the Financial Covenant.

Section 8.03Exclusion of Immaterial Subsidiaries.  Solely for the purpose of determining whether a Default has occurred under clause (f), (g) or (j) of Section 8.01, any reference in any such clause to any Subsidiary, Guarantor or Loan Party shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause, unless either (x) the Consolidated EBITDA of such Subsidiary for the most recently ended Test Period exceeds 2.5% of the Consolidated

EBITDA of the Borrower and the Subsidiaries for such Test Period or (y) the Consolidated EBITDA of such Subsidiary for the most recently ended Test Period, together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause for such Test Period, exceeds 5.0% of the Consolidated EBITDA of the Borrower and the Subsidiaries for such Test Period.

Section 8.04Application of Funds.  If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to the Applicable Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and Issuing Banks (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and interest on Letter of Credit Outstandings (including in each case, but not limited to, post-petition interest), ratably among the Lenders and Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and Letter of Credit Outstandings and the Swap Termination Value under Secured Hedge Agreements and (ii) any other obligations of any Loan Party or Subsidiary arising under any Secured Hedge Agreement, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01Appointment and Authorization of Agents.

(a)Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)[Reserved].

(c)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacity as a Lender and a potential Secured Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.

Section 9.02Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03Liability of Agents.  No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.  No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.

Section 9.04Reliance by Agents.

(a)The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent and shall not incur any liability for relying thereon.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan

Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Each Lender also represents that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, that either it, or the Person exercising discretion on its behalf in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities, and that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations under the Loan Documents and the resignation of the Administrative Agent.

Section 9.08Administrative Agent in its Individual Capacity.  DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBNY k were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, DBNY shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include DBNY in its individual capacity.

Section 9.09Successor Agents.  The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed); provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender.  If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, supplemental administrative agent, successor collateral agent and/or supplemental collateral agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed).  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.

Section 9.10Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11Collateral and Guaranty Matters.  The Lenders irrevocably agree:

(a)that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification and expense reimbursement obligations not yet due and payable and (y) obligations of any Loan Party or any other Subsidiary arising under Secured Hedge Agreements), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Property;

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document in lieu of any release permitted pursuant to this Section 9.11, and the Administrative Agent may, at the direction of the Required Lenders, subordinate any such Liens on the Collateral to another Lien permitted under Section 7.01 that the Required Lenders determine was intended by operation of Law or otherwise to be subordinate to another Lien permitted under Section 7.01; and

(c)if any Guarantor (i) ceases to be a Subsidiary or (ii) becomes an Excluded Subsidiary (in the case of clause (ii), except to the extent such Guarantor becomes an Excluded Subsidiary pursuant to clause (g) of the definition thereof) in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.  Prior to releasing or subordinating its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11, the Administrative Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that such actions are permitted under this Agreement.  The Administrative Agent shall not be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.

The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.12Other Agents; Arrangers and Managers.  None of the Lenders, the Administrative Agent, the Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13Appointment of Supplemental Administrative Agents.

(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b)In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14Withholding Tax.  To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefor including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14.  The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.  For the avoidance of doubt, this Section 9.14 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.15Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guarantee or other Collateral Document, no Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Hedge Bank.

Section 9.16Erroneous Payments.

(a)If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) within five (5) Business Days of the date on which such funds were transmitted by the Administrative Agent to such Payment Recipient and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.  If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(b)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured

Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c)For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender or Secured Party, that all rights and claims of such Lender or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five Business Days’ written notice to such Lender or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender or Secured Party with respect to the Erroneous Payment Return Deficiency.

(d)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clause (c)(ii) and this clause (d) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or Affiliate thereof for the purpose of making such Erroneous Payment.

(e)No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

Miscellaneous

Section 10.01Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that amendments pursuant to Sections 10.01(a), (b), (c) and (d) below may be effected without the consent of the Required Lenders; provided, further, however, that no such amendment, waiver or consent shall:

(a)extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate”, (ii) to waive any obligation of the Borrower to pay interest at the Default Rate or (iii) effectuate or implement any changes in accordance with Section 1.10;

(d)change any provision of Section 2.13 or Section 8.04 that would alter the pro rata sharing of payments or the definition of “Applicable Percentage” without, in each case, the written consent of each Lender directly and adversely affected thereby;

(e)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(f)release all or substantially all of the value of the Guaranty in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guaranty;

(g)change the definition of “Required Lenders,” “Required Revolving Credit Lenders”, any provision of this Agreement that expressly provides that the consent of all Lenders or all directly affected Lenders is required or this Section 10.01 without the written consent of each Lender (or each Lender of such Class, as the case may be);

(h)contractually subordinate (A) the payment priority of the Obligations and/or (B) the Lien on all or substantially all of the Collateral securing the Obligations, in each case, to any other Indebtedness for borrowed money (other than in connection with any other financing with respect to which each adversely affected Lender (other than a Defaulting Lender) has been offered the opportunity to provide such financing on a pro rata basis with the same terms and economics (other than customary backstop or arrangement fees) in connection therewith in which any Lender (or Affiliate of such Lender) is offered, due to its capacity as a Lender hereunder, to participate in such transaction (excluding any arrangement, commitment, structuring, underwriting or similar fee and reimbursement of counsel fees and expenses and similar expenses)); or

(i)contractually subordinate (A) the payment priority of the Obligations with respect to the Revolving Credit Facility and/or (B) the Lien on all or substantially all of the Collateral securing the Obligations with respect to the Revolving Credit Facility, in each case, to any other Indebtedness for borrowed money without the written consent of the Required Revolving Credit Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) (A) (i) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans, Revolving Commitments or Term Commitments of a particular Class (but not the Lenders holding Loans, Revolving Commitments or Term Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (ii) any amendment or waiver that alters the required application of any repayment or prepayment as between Classes shall require the consent of the Required Lenders of each affected Class which is being allocated a lesser repayment or prepayment as a result thereof and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender shall be required; (iv) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Banks under this Agreement or any letter of credit application relating to any Letter of Credit issued or to be issued by it.  Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and (v) (a) Required Lender consent shall not be required for any amendment, waiver or consent of any condition precedent set forth in Section 4.02 with respect to any Revolving Credit Borrowing and (y) no amendment, waiver or consent shall waive any condition precedent set forth in Section 4.02 with respect to any Revolving Credit Borrowing, without the written consent of the Required Revolving Credit Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.  Furthermore, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, omissions, mistakes or defects as reasonably determined by the Administrative Agent and the Borrower; provided that, the Administrative Agent shall post any such amendment to Lenders promptly after the effectiveness of such amendment.

The Administrative Agent shall not amend or waive any provision of an Applicable Intercreditor Agreement (other than to cure ambiguities, omissions, mistakes or defects (in each case in the reasonable judgment of the Administrative Agent) or to add other parties thereto (to the extent contemplated by Section 7.01)) without the written consent of the Required Lenders.

Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Loans or Extended Term Loans, (ii) to integrate terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (iii) to make any amendments permitted by Section 1.03 and (b)  without the consent of any Lender, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Applicable Intercreditor Agreement, in each case, with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral.  Without limitation of the foregoing, the Borrower may, without the consent of any Lenders, upon delivery to the Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Sections 2.05(a)(iii) and 2.14(b)(ii) hereof) and/or (iii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness; provided that the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrower to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.

Notwithstanding the foregoing, amendments and waivers of Section 7.09 and Section 8.02(b) (or the component financial definitions solely for purposes of the financial covenant set forth in Section 7.09, and as applicable in Section 8.02(b) or that alter the rights and remedies of the Required Revolving Credit Lenders arising pursuant to Section 8.02(b) as a result of a breach of Section 7.09, and for no other purpose under this Agreement) will require only the approval of the Borrower and the Required Revolving Credit Lenders.

Section 10.02Notices and Other Communications; Facsimile Copies.

(a)General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of

Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent, Lead Arrangers or any of their respective Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.  All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

(f)Notice to other Loan Parties.  The Borrower agree that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

(g)Communications.  Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) [reserved], (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require.  In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request.  Nothing in this Section 10.02 shall prejudice the right of the Administrative Agent, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as the Administrative Agent shall require.

Section 10.03No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04Attorney Costs and Expenses.  The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Lead Arrangers and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including (i) all Attorney Costs of (x) a single firm of counsel to the Administrative Agent and (y) a single firm of counsel to the Lenders (which shall be Milbank LLP) (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and (ii) fees or expenses with respect to any other advisor or consultant, solely to the extent that the Borrower has consented to the retention of such Person, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of (i) one counsel for the Administrative Agent, and (ii) a single firm of counsel to the Lenders, taken as a whole, and (iii) if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Lead Arrangers and each Lender, taken as a whole, (and, in the case of an actual or perceived conflict of interest, where the Administrative Agent, Lead Arranger or Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Agent, Lead Arranger or Lender)).  The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 10.04 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

Section 10.05Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each Lead Arranger and their respective Affiliates and their and their

Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, controlling persons and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including (i) reasonable Attorney Costs of (i) one counsel to the Administrative Agent and its related Indemnities and (ii) one counsel the Lenders and their respective related Indemnitees, taken as a whole, and (iii) if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) and (ii) fees or expenses with respect to any other advisor or consultant, solely to the extent that the Borrower has consented to the retention of such Person) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transaction, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any violation of Environmental Law, Environmental Notice or Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as the Administrative Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (z) any settlement in connection with any Indemnified Liabilities effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 10.05.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 10.05 shall be paid within thirty (30) days after demand therefor; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).

Section 10.07Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of their respective Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower (not to be unreasonably withheld or delayed); provided that, (I) no consent of the Borrower shall be required for an assignment (1) of any Term Loan or Revolving Credit Loan to any other Lender, any Affiliate of a Lender or any Approved Fund or (2) if a Specified Event of Default (in the case of Section 8.01(f) or 8.01(g), solely with respect to the Borrower) has occurred and is continuing, to any Assignee and (II) the Borrower shall be deemed to have consented to any such assignment of any Term Loan unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof;

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or Revolving Commitment to another Lender, an Affiliate of a Lender or an Approved Fund; and

(C)each Issuing Bank; provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default (in the case of Section 8.01(f) or 8.01(g), solely with respect to the Borrower) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C)(1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(g) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and applicable Anti-Money Laundering Laws, including the USA PATRIOT Act;

(D)the Assignee shall not be a natural person or a Disqualified Lender; provided that upon request of any Lender, the Administrative Agent shall make available to such Lender a full list of Disqualified Lenders;

(E)the Assignee shall not be a Defaulting Lender; and

(F)in case of an assignment to an Affiliated Lender, (1) after giving effect to such assignment and to all other assignments with all Affiliated Lenders, the aggregate principal amount (without duplication) of all Term Loans and Term Commitments then held by all Affiliated Lenders shall not exceed the Affiliated Lender Percentage of the aggregate unpaid principal amount of the Term Loans then outstanding (determined at the time of such purchase) and, if Permitted Alternative Incremental Facilities Debt shall have been incurred or issued at such time, the aggregate principal amount of all Term Loans, all Incremental Facilities and Permitted Alternative Incremental Facilities Debt then held by all Affiliated Lenders shall not exceed the Affiliated Lender Percentage of the aggregate unpaid principal amount of the Term Loans, all Incremental Facilities and Permitted Alternative Incremental Facilities Debt then outstanding (determined at the time of such purchase), (2) any Loans and Term Commitments assigned to, or purchased by, the Borrower or any of their Subsidiaries shall be canceled automatically upon such assignment, (3) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrower or any other Guarantor, each Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Term Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders, (4) such Affiliated Lender will receive all information provided to Lenders by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries and will be permitted to attend and participate in (and receive any notice of) Lender meetings or conference calls with Holdings, the Borrower or any of their respective Subsidiaries and the respective representatives of each of the foregoing, but will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Affiliated Lenders and (5) notwithstanding anything to the contrary contained herein, any such Loans acquired by an Affiliated Lender (other than the Borrower) may, with the consent of the Borrower, be contributed to the Borrower (whether through any of its direct or indirect parent entities or otherwise) and exchanged for debt or equity securities of the Borrower or such other direct or indirect parent that are otherwise permitted to be issued at such time, provided that such Loans shall be canceled automatically upon such contribution;

(G)the Borrower and its Subsidiaries may not purchase any Loans or Term Commitments so long as any Event of Default has occurred and is continuing;

(H)any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and each such Assignment and Assumption shall contain customary “big boy” representations but no requirement to make representations as to the absence of any material non-public information;

(I)no Affiliated Lender may at any time hold any Revolving Commitments or Revolving Credit Loans; and

(J)notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom (unless the action in question affects any Affiliated Lenders in a disproportionately adverse manner than its effect on the other Lenders), or any plan of reorganization pursuant to the Bankruptcy Code (unless the plan of reorganization in question proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders), (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and all Loans and Term Commitments held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(K)all Affiliated Lenders shall be entitled to vote in any matter requiring action of all Lenders or all affected Lenders.

(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Term Note (if any), the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).  For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office (provided that for this purpose such office shall be located in the United States) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register is intended to ensure that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103(c) of the United States Treasury Regulations and, if different, under Section 871(h) or 881(c) of the Code. The Register shall be available for inspection by the Borrower, the Administrative Agent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.

(e)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Affiliated Lender or, so long as whether a prospective participant is a Disqualified Lender may be communicated to a Lender upon request, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant.  Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(g)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(g) shall be provided solely to the participating Lender).  To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Any Lender that sells participations and any Granting Lender shall maintain a register on which it enters the name and the address of each Participant or SPC and the principal amounts and related interest amounts of each Participant’s or SPC’s interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose).  No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations and, if different, under Section 871(h) or 881(c) of the Code.

(f)A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note or Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(f) and (g) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Term Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i)Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Term Note or Revolving Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Term Note or Revolving Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(k)Notwithstanding anything herein to the contrary, in no event shall non-pro rata assignments of Loans or Revolving Commitments by the Lenders to any Loan Party be permitted.

Section 10.08Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information and to not disclose such information, except that Information may be disclosed (a) to its Affiliates, and to its and their respective directors, officers, agents, employees, attorneys, accountants and advisors, and to their respective Affiliates involved in the Transaction and financing sources on a “need to know” basis and who are made aware of the confidential nature of such information and have been advised of this obligation to keep information of this type confidential; provided, that the Administrative Agent or such Lender shall remain liable for the breach of the provisions of this paragraph by such directors, officers, agents, employees, attorneys, accountants and advisors, (b) on a confidential basis to any bona fide potential Lender, prospective participant, hedge counterparty or swap counterparty (in each case, other than a Disqualified Lender and other persons to whom the Borrower has affirmatively declined to consent to the syndication or assignment thereto prior to the disclosure of such confidential Information to such Person) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph for the benefit of the Borrower or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case the Administrative Agent or applicable Lender agrees to use commercially reasonable efforts to inform the

Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (d) to the extent requested by any bank regulatory authority having jurisdiction over the Administrative Agent or any Lender (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Agreement or other confidential obligation owed by the Administrative Agent or such Lender to the Borrower or any of the Subsidiaries or any of their respective Affiliates or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or on its behalf that, to the Administrative Agent’s or such Lender’s knowledge (after due inquiry), is not in violation of any confidentiality obligation owed to the Borrower or any of the Subsidiaries or any of their respective Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) for purposes of establishing any defense available under securities laws, including, without limitation, establishing a “due diligence” defense or to defend any claim related to this Agreement, (h) to the extent independently developed by the Administrative Agent or any Lender without reliance on confidential Information, (i) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, or (j) solely with respect to the existence of this credit facility, to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Facility. For the avoidance of doubt, nothing in this Section 10.08 shall prohibit any person from voluntarily disclosing or providing any confidential information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.08 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their Subsidiaries or their business, other than (x) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof and (y) after a Specified Event of Default, the list of Disqualified Lenders.

Section 10.09Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and its Affiliates and each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, the Administrative Agent and its Affiliates and such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to the Administrative Agent and its Affiliates or such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative

Agent, such Lender or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Notwithstanding anything to the contrary contained herein, none of the Administrative Agent and its Affiliates and each Lender and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by the Administrative Agent or its Affiliates and such Lender or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary, CFC or FSHCO.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

Section 10.10Counterparts.  This Agreement and each other Loan Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Any signature to this Agreement and each other Loan Document may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.  For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement and each other Loan Document.

Section 10.11Integration.  This Agreement, together with the other Loan Documents and the Fee Letters, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter, other than any written agreements by the Borrower to pay fees to any of the Lead Arrangers on the Closing Date.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid.  The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16Binding Effect.  This Agreement shall become effective when it shall have been executed by each of the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.

The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19Know-Your-Customer, Etc.  Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and applicable Anti-Money Laundering Laws, including the USA PATRIOT Act.

Section 10.20USA PATRIOT Act and the Beneficial Ownership Certification.  The Administrative Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Certification, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow the Administrative Agent and such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act and the Beneficial Ownership Certification.

Section 10.21Applicable Intercreditor Agreements.

(a)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any Applicable Intercreditor Agreement, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document with respect to Collateral, on the one hand, and any Applicable Intercreditor Agreement, on the other hand, the terms and provisions of any Applicable Intercreditor Agreement shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent to execute any Applicable Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b)Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent, as Administrative Agent and on behalf of such Lender or other Secured Party, to enter into one or more intercreditor agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.

Section 10.22Obligations Absolute.  To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations hereunder, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.23No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges their Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.25Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.26Lender Representation.  (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified

Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 10.27Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)As used in this Section 10.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE ONE GROUP, LLC
as the Borrower

By:	/s/ Emanuel Hilario
Name: Emanuel Hilario
Title: Authorized Person

THE ONE GROUP HOSPITALITY, INC.,
as Holdings

By:	/s/ Emanuel Hilario
Name: Emanuel Hilario
Title: Authorized Person

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Director

By:	/s/ Lauren Danbury
Name: Lauren Danbury
Title: Vice President

[Signature Page to Credit Agreement]

HPS SPECIALTY LOAN FUND V, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN FUND V-L, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SLIF V-L HOLDINGS, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SLIF V HOLDINGS, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

HPS SPECIALTY LOAN EUROPE FUND V, SCSP,
as a Lender,

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN ONTARIO FUND V L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN MASTER FUND (EUR) V, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN FUND VI, SCSP,
as a Lender,

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

SLIF VI HOLDINGS, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN FUND VI-L, SCSP,
as a Lender,

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SLIF VI-L HOLDINGS, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

CST SPECIALTY LOAN FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

MORENO STREET DIRECT LENDING FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SPECIALTY LOAN VG FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SAFETY NATIONAL CASUALTY CORPORATION,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

CACTUS DIRECT LENDING FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

RED CEDAR FUND 2016, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

SWISS CAPITAL HPS PRIVATE DEBT FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

PACIFIC INDEMNITY COMPANY,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

PRESIDIO LOAN FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS OCOEE SPECIALTY LOAN FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS SPECIALTY LOAN FUND TX, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

BRICKYARD DIRECT LENDING FUND (SLF), L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

HPS STAR PRIVATE CREDIT FUND, SCSP,
as a Lender,

By: HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS CORPORATE LENDING FUND,
as a Lender,

By: HPS Advisors, LLC, its Investment Adviser

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS A-LIFE DIRECT LENDING FUND, L.P.,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS CORPORATE CAPITAL SOLUTIONS FUND,
as a Lender,

By: HPS Advisors, LLC, its Investment Adviser

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

HPS BLACK KNIGHT 1922 SPECIALTY LOAN FUND, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HPS GARDEN PRIVATE CREDIT FUND, L.P.
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

PALISADES CLO, LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

HUDSON KETTLE LLC,
as a Lender,

By: HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Zevnik
Name: Daniel Zevnik
Title: Managing Director

[Signature Page to Credit Agreement]

CLIFFWATER CORPORATE LENDING FUND,
as a Lender,

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

STEAMBOAT SPV LLC,
as a Lender,

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

[Signature Page to Credit Agreement]

HG VORA OPPORTUNISTIC CAPITAL MASTER FUND II LP,
as a Lender,

By: HG Vora Capital Management, LLC, as investment adviser

By:	/s/ Mandy Lam
Name: Mandy Lam
Title: Authorized Signatory

[Signature Page to Credit Agreement]

SCHEDULE 2.01(a)

Initial Term Commitments

Lender	Initial Term Commitment
HPS Specialty Loan Fund V, L.P.	$8,500,235.81
HPS Specialty Loan Fund V-L, L.P.	$9,356,709.26
SLIF V-L Holdings, LLC	$10,759,254.95
SLIF V Holdings, LLC	$4,370,322.91
HPS Specialty Loan Europe Fund V, SCSp	$1,595,491.55
HPS Specialty Loan Ontario Fund V, L.P.	$1,018,402.26
HPS Specialty Loan Master Fund (EUR) V, L.P.	$637,608.32
HPS Specialty Loan Fund VI, SCSp	$9,997,799.81
SLIF VI Holdings, LLC	$5,125,423.26
HPS Specialty Loan Fund VI-L, SCSp	$14,855,930.67
SLIF VI-L Holdings, LLC	$22,111,947.94
CST Specialty Loan Fund, L.P.	$1,894,221.88
Moreno Street Direct Lending Fund, L.P.	$1,211,894.65
Specialty Loan VG Fund, L.P.	$3,085,748.55
Reliance Standard Life Insurance Company	$2,327,394.44
Safety National Casualty Corporation	$2,327,394.44
Cactus Direct Lending Fund, L.P.	$4,089,720.09
Red Cedar Fund 2016, L.P.	$1,873,005.23
Swiss Capital HPS Private Debt Fund L.P.	$2,545,997.15
Pacific Indemnity Company	$1,188,132.00
Presidio Loan Fund, L.P.	$2,579,943.78
HPS Ocoee Specialty Loan Fund, L.P.	$865,639.03
HPS Specialty Loan Fund TX, L.P.	$2,383,053.33
Brickyard Direct Lending Fund (SLF), L.P.	$1,364,654.47
HPS Star Private Credit Fund, SCSp	$763,799.15
HPS Corporate Lending Fund	$50,919,942.99
HPS A-Life Direct Lending Fund, L.P.	$2,545,997.15
HPS Corporate Capital Solutions Fund	$6,789,325.73
HPS Black Knight 1922 Specialty Loan Fund, LLC	$682,361.18
HPS Garden Private Credit Fund, L.P.	$1,080,120.01
Palisades CLO, LLC	$1,697,331.43
Hudson Kettle LLC	$1,357,865.15
Cliffwater Corporate Lending Fund	$1,697,331.43
Steamboat SPV LLC	$8,900,000.00
HG Vora Opportunistic Capital Master Fund II LP	$105,000,000.00
Deutsche Bank AG New York Branch	$52,500,000.00
TOTAL:	$350,000,000.00

SCHEDULE 2.01(b)

Revolving Commitments

Lender	Revolving Commitment
HPS Specialty Loan Fund V, L.P.	$1,109,935.97
HPS Specialty Loan Fund V-L, L.P.	$1,221,771.77
SLIF V-L Holdings, LLC	$1,404,912.10
SLIF V Holdings, LLC	$570,664.01
HPS Specialty Loan Europe Fund V, SCSp	$208,334.63
HPS Specialty Loan Ontario Fund V, L.P.	$132,979.99
HPS Specialty Loan Master Fund (EUR) V, L.P.	$83,257.03
HPS Specialty Loan Fund VI, SCSp	$1,305,483.51
SLIF VI Holdings, LLC	$669,262.81
HPS Specialty Loan Fund VI-L, SCSp	$1,939,844.06
SLIF VI-L Holdings, LLC	$2,887,313.61
CST Specialty Loan Fund, L.P.	$247,341.96
Specialty Loan VG Fund, L.P.	$402,928.04
Cactus Direct Lending Fund, L.P.	$534,023.71
Red Cedar Fund 2016, L.P.	$244,571.55
Presidio Loan Fund, L.P.	$336,881.53
HPS Ocoee Specialty Loan Fund, L.P.	$113,032.62
HPS Specialty Loan Fund TX, L.P.	$311,172.15
Brickyard Direct Lending Fund (SLF), L.P.	$178,192.60
HPS Corporate Lending Fund	$6,648,977.50
HPS A-Life Direct Lending Fund, L.P.	$332,448.87
HPS Corporate Capital Solutions Fund	$886,530.33
HPS Black Knight 1922 Specialty Loan Fund, LLC	$89,100.73
HPS Garden Private Credit Fund, L.P.	$141,038.92
Deutsche Bank AG New York Branch	$18,000,000.00
TOTAL:	$40,000,000.00

SCHEDULE 6.12

Post-Closing Covenants

1.	Within 45 days after the Closing Date, or such later date as the Administrative Agent may agree in its discretion, the Loan Parties shall provide, for each insurance policy required to be maintained pursuant to Section 6.06 of the Credit Agreement, certificates of insurance updated to reflect coverage for the Target and its Subsidiaries under each such insurance policy, in form and substance satisfactory to the Administrative Agent.

2.	Within 45 days after the Closing Date, or such later date as the Administrative Agent may agree in its discretion, the Loan Parties shall provide for each insurance policy required to be maintained pursuant to Section 6.06 of the Credit Agreement: (i) an endorsement naming the Administrative Agent, for the benefit of Secured Parties, as additional insured with respect to liability insurance and (ii) a lender’s loss payable endorsement in favor of the Administrative Agent, for the benefit of the Secured Parties.

3.

Within 45 days after the Closing Date, or such later date as the Administrative Agent may agree in its discretion, the Loan Parties shall terminate the following UCC-1 financing statements: (i) UCC-1 financing statement filed by AIA Tech LLC against STK Atlanta, LLC with initial filing no. 048-2022-000583; (ii) UCC-1 financing statement filed by AIA Tech LLC against STK Atlanta, LLC with initial filing no. 048-2022-000585; (iii) UCC-1 financing statement filed by Susquehanna Commercial Finance, Inc. against STK Midtown, LLC with initial filing no. 201704125431743; (iv) UCC-1 financing statement filed by Susquehanna Commercial Finance, Inc. against STK Rebel San Diego, LLC with initial filing no. 17-7565890806; and (v) UCC-1 financing statement filed by Susquehanna Commercial Finance, Inc. against STK Rooftop San Diego, LLC with initial filing no. 16-7560691990.

4.

Within 10 Business Days after the Closing Date, or such later date as the Administrative Agent may agree in its discretion, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, the original stock certificate and corresponding stock power with respect to the Equity Interests of Safflower Holding Corp.

SCHEDULE 10.02

Administrative Agent’s Office; Certain Addresses for Notices

If to Borrower:

The ONE Group, LLC

1624 Market Street, Suite 311
Denver, Colorado 80202
Attention:       Chief Executive Officer and Chief Financial Officer
E-mail:            LegalNotices@togrp.com

with a copy (which shall not constitute notice) to:

Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, Oregon 97205
Attention:        Kristin Russell and Kevin Burnett
E-mail:             kristin.russell@stoel.com and kevin.burnett@stoel.com

If to Administrative Agent:

Deutsche Bank AG New York Branch

One Columbus Circle

New York, NY 10019

Attention: Craig Cheverko, Chris Larounis

Email: craig.cheverko@db.com; chris.larounis@db.com

with a copy (which shall not constitute notice) to:

ldcm.agencyservicing@db.com